EXHIBIT 4.1

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                          IMPAC CMB TRUST SERIES 1999-1

                                     Issuer

                                       and

                              LASALLE NATIONAL BANK

                                Indenture Trustee

                    -----------------------------------------



                                    INDENTURE

                          Dated as of February 26, 1999

                   ------------------------------------------


                        COLLATERALIZED ASSET-BACKED BONDS


                                  -------------





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
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                                                 TABLE OF CONTENTS
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Section                                                                                                        Page
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
ARTICLE I

         Definitions

         1.01.         DEFINITIONS................................................................................2
         1.02.         INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT..........................................2
         1.03.         RULES OF CONSTRUCTION......................................................................2

ARTICLE II

         Original Issuance of Bonds
         2.01.         FORM.......................................................................................4
         2.02.         EXECUTION, AUTHENTICATION AND DELIVERY.....................................................4
         2.03.         ACCEPTANCE OF MORTGAGE LOANS BY INDENTURE TRUSTEE..........................................4

ARTICLE III

         Covenants

         3.01.         COLLECTION OF PAYMENTS WITH RESPECT TO THE MORTGAGE LOANS..................................6
         3.02.         MAINTENANCE OF OFFICE OR AGENCY............................................................6
         3.03.         MONEY FOR PAYMENTS TO BE HELD IN TRUST; PAYING AGENT.......................................6
         3.04.         EXISTENCE..................................................................................7
         3.05.         PAYMENT OF PRINCIPAL AND INTEREST..........................................................8
         3.06.         PROTECTION OF TRUST ESTATE................................................................11
         3.07.         OPINIONS AS TO TRUST ESTATE...............................................................12
         3.08.         PERFORMANCE OF OBLIGATIONS................................................................12
         3.09.         NEGATIVE COVENANTS........................................................................13
         3.10.         ANNUAL STATEMENT AS TO COMPLIANCE.........................................................13
         3.11.         RESERVE FUND..............................................................................14
         3.12.         REPRESENTATIONS AND WARRANTIES CONCERNING THE MORTGAGE LOANS..............................14
         3.13.         AMENDMENTS TO SERVICING AGREEMENT.........................................................14
         3.14.         MASTER SERVICER AS AGENT AND BAILEE OF THE INDENTURE TRUSTEE..............................14
         3.15.         INVESTMENT COMPANY ACT....................................................................15
         3.16.         ISSUER MAY CONSOLIDATE, ETC...............................................................15
         3.17.         SUCCESSOR OR TRANSFEREE...................................................................17
         3.18.         NO OTHER BUSINESS.........................................................................17
         3.19.         NO BORROWING..............................................................................17
         3.20.         GUARANTEES, LOANS, ADVANCES AND OTHER LIABILITIES.........................................17
         3.21.         CAPITAL EXPENDITURES......................................................................17
         3.22.         DETERMINATION OF BOND INTEREST RATE.......................................................18
         3.23.         RESTRICTED PAYMENTS.......................................................................18



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         3.24.         NOTICE OF EVENTS OF DEFAULT...............................................................18
         3.25.         FURTHER INSTRUMENTS AND ACTS..............................................................18
         3.26.         STATEMENTS TO BONDHOLDERS.................................................................18
         3.27.         PAYMENTS UNDER THE BOND INSURANCE POLICIES................................................18
         3.28.         REPLACEMENT BOND INSURANCE POLICIES.......................................................19

ARTICLE IV

         The Bonds; Satisfaction and Discharge of Indenture

         4.01.         THE BONDS.................................................................................20
         4.02.         REGISTRATION OF AND LIMITATIONS ON TRANSFER AND EXCHANGE OF BONDS;
                       APPOINTMENT OF BOND REGISTRAR AND CERTIFICATE REGISTRAR...................................20
         4.03.         MUTILATED, DESTROYED, LOST OR STOLEN BONDS................................................21
         4.04.         PERSONS DEEMED OWNERS.....................................................................22
         4.05.         CANCELLATION..............................................................................22
         4.06.         BOOK-ENTRY BONDS..........................................................................22
         4.07.         NOTICES TO DEPOSITORY.....................................................................23
         4.08.         DEFINITIVE BONDS..........................................................................23
         4.09.         TAX TREATMENT.............................................................................24
         4.10.         SATISFACTION AND DISCHARGE OF INDENTURE...................................................24
         4.11.         APPLICATION OF TRUST MONEY................................................................25
         4.12.         SUBROGATION AND COOPERATION...............................................................25
         4.13.         REPAYMENT OF MONIES HELD BY PAYING AGENT..................................................26
         4.14.         TEMPORARY BONDS...........................................................................26



         ARTICLE V

         DEFAULT AND REMEDIES

         5.01.         EVENTS OF DEFAULT.........................................................................28
         5.02.         ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT........................................28
         5.03.         COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY INDENTURE TRUSTEE.................29
         5.04.         REMEDIES; PRIORITIES......................................................................31
         5.05.         OPTIONAL PRESERVATION OF THE TRUST ESTATE.................................................33
         5.06.         LIMITATION OF SUITS.......................................................................33
         5.07.         UNCONDITIONAL RIGHTS OF BONDHOLDERS TO RECEIVE PRINCIPAL AND INTEREST.....................34
         5.08.         RESTORATION OF RIGHTS AND REMEDIES........................................................34
         5.09.         RIGHTS AND REMEDIES CUMULATIVE............................................................34
         5.10.         DELAY OR OMISSION NOT A WAIVER............................................................34
         5.11.         CONTROL BY BOND INSURER...................................................................35
         5.12.         WAIVER OF PAST DEFAULTS...................................................................35



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         5.13.         UNDERTAKING FOR COSTS.....................................................................36
         5.14.         WAIVER OF STAY OR EXTENSION LAWS..........................................................36
         5.15.         SALE OF TRUST ESTATE......................................................................36
         5.16.         ACTION ON BONDS...........................................................................38

ARTICLE VI

         THE INDENTURE TRUSTEE

         6.01.         DUTIES OF INDENTURE TRUSTEE...............................................................40
         6.02.         RIGHTS OF INDENTURE TRUSTEE...............................................................41
         6.03.         INDIVIDUAL RIGHTS OF INDENTURE TRUSTEE....................................................41
         6.04.         INDENTURE TRUSTEE'S DISCLAIMER............................................................41
         6.05.         NOTICE OF EVENT OF DEFAULT................................................................42
         6.06.         REPORTS BY INDENTURE TRUSTEE TO HOLDERS AND TAX ADMINISTRATION............................42
         6.07.         COMPENSATION AND INDEMNITY................................................................42
         6.08.         REPLACEMENT OF INDENTURE TRUSTEE..........................................................43
         6.09.         SUCCESSOR INDENTURE TRUSTEE BY MERGER.....................................................44
         6.10.         APPOINTMENT OF CO-INDENTURE TRUSTEE OR SEPARATE INDENTURE TRUSTEE.........................44
         6.11.         ELIGIBILITY; DISQUALIFICATION.............................................................45
         6.12.         PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER..........................................46
         6.13.         REPRESENTATIONS AND WARRANTIES............................................................46
         6.14.         DIRECTIONS TO INDENTURE TRUSTEE...........................................................46
         6.15.         THE AGENTS................................................................................47

ARTICLE VII

         BONDHOLDERS' LISTS AND REPORTS

         7.01.         ISSUER TO FURNISH INDENTURE TRUSTEE NAMES AND ADDRESSES OF BONDHOLDERS....................48
         7.02.         PRESERVATION OF INFORMATION; COMMUNICATIONS TO BONDHOLDERS................................48
         7.03.         REPORTS OF ISSUER.........................................................................48
         7.04.         REPORTS BY INDENTURE TRUSTEE..............................................................49
         7.05.         STATEMENTS TO BONDHOLDERS.................................................................49

ARTICLE VIII

         ACCOUNTS, DISBURSEMENTS AND RELEASES

         8.01.         COLLECTION OF MONEY.......................................................................52
         8.02.         TRUST ACCOUNTS............................................................................52
         8.03.         OFFICER'S CERTIFICATE.....................................................................52
         8.04.         TERMINATION UPON DISTRIBUTION TO BONDHOLDERS..............................................53
         8.05.         RELEASE OF TRUST ESTATE...................................................................53
         8.06.         SURRENDER OF BONDS UPON FINAL PAYMENT.....................................................53



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         8.07.         OPTIONAL REDEMPTION OF THE BONDS..........................................................53

ARTICLE IX

         SUPPLEMENTAL INDENTURES

         9.01.         SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF BONDHOLDERS....................................55
         9.02.         SUPPLEMENTAL INDENTURES WITH CONSENT OF BONDHOLDERS.......................................56
         9.03.         EXECUTION OF SUPPLEMENTAL INDENTURES......................................................58
         9.04.         EFFECT OF SUPPLEMENTAL INDENTURE..........................................................58
         9.05.         CONFORMITY WITH TRUST INDENTURE ACT.......................................................58
         9.06.         REFERENCE IN BONDS TO SUPPLEMENTAL INDENTURES.............................................58

ARTICLE X

         MISCELLANEOUS

         10.01.        COMPLIANCE CERTIFICATES AND OPINIONS, ETC.................................................59
         10.02.        FORM OF DOCUMENTS DELIVERED TO INDENTURE TRUSTEE..........................................60
         10.03.        ACTS OF BONDHOLDERS.......................................................................61
         10.04.        NOTICES, ETC., TO INDENTURE TRUSTEE, ISSUER AND RATING AGENCIES...........................61
         10.05.        NOTICES TO BONDHOLDERS; WAIVER............................................................62
         10.06.        CONFLICT WITH TRUST INDENTURE ACT.........................................................63
         10.07.        EFFECT OF HEADINGS........................................................................63
         10.08.        SUCCESSORS AND ASSIGNS....................................................................63
         10.09.        SEPARABILITY..............................................................................63
         10.10.        BENEFITS OF INDENTURE.....................................................................63
         10.11.        LEGAL HOLIDAYS............................................................................64
         10.12.        GOVERNING LAW.............................................................................64
         10.13.        COUNTERPARTS..............................................................................64
         10.14.        RECORDING OF INDENTURE....................................................................64
         10.15.        ISSUER OBLIGATION.........................................................................64
         10.16.        NO PETITION...............................................................................64
         10.17.        INSPECTION................................................................................65

Signatures and Seals .........................................................................................   59
Acknowledgments ..............................................................................................   60
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EXHIBITS

Exhibit A-1 - Form of Class A-1 Bonds
Exhibit A-2 - Form of Class A-2 Bonds
Exhibit B - Mortgage Loan Schedule
Exhibit C - Custodial Agreement

Appendix A  Definitions



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                  This Indenture, dated as of February 26, 1999, between Impac
CMB Trust Series 1999-1, a Delaware business trust, as Issuer (the "Issuer"), and LaSalle National Bank, a national banking association, as Indenture Trustee
(the "Indenture Trustee"),

                                WITNESSETH THAT:

                  Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's
Collateralized Asset-Backed Bonds, Series 1999-1 (the "Bonds") and the Bond
Insurer.

                                 GRANTING CLAUSE

                  The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as trustee for the benefit of the Holders of the Bonds and the Bond Insurer, all of the Issuer's right, title and interest in and to whether now existing or hereafter created by (a) the Mortgage Loans, Eligible Substitute
Mortgage Loans and the proceeds thereof and all rights under the Related
Documents; (b) all funds on deposit from time to time in the Collection Account allocable to the Mortgage Loans excluding any investment income from such funds;
(c) all funds on deposit from time to time in the Payment Account and in all proceeds thereof; (d) all funds on deposit from time to time in the Reserve Fund and in all proceeds thereof; (e) all rights under the (i) Mortgage Loan Sale and Contribution Agreement as assigned to the Issuer, (ii) the Servicing Agreement and any Sub- Servicing Agreements, (iii) any title, hazard and primary insurance policies with respect to the Mortgaged Properties (including the CMAC PMI
Policy), (iv) the Cap Contract (including the Cap Contract Pledged Collateral);
and (f) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Trust Estate" or the "Collateral").

                  The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Bonds, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

                  The Indenture Trustee, as trustee on behalf of the Holders of the Bonds and the Bond Insurer, acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and agrees to perform its duties as Indenture Trustee as required herein. The Indenture Trustee agrees that it will hold the Bond Insurance Policies in trust and that it will hold any proceeds of any claim made upon the Bond Insurance Policies solely for the use and benefit of the Holders of the Bonds in accordance with the terms hereof and the terms of the Bond Insurance Policies.


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                                    ARTICLE I

                                   Definitions

         Section 1.01. DEFINITIONS. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached hereto as Appendix A which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

         Section 1.02. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.
Whenever this Indenture refers to a provision of the Trust Indenture Act (the
"TIA"), the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the Securities and Exchange Commission.

                  "indenture securities" means the Bonds.

                  "indenture security holder" means a Bondholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Indenture Trustee.

                  "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rules and have the meanings assigned to them by such definitions.

         Section 1.03. RULES OF CONSTRUCTION. Unless the context otherwise requires:

                         (i) a term has the meaning assigned to it;

                         (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

                         (iii) "or" is not exclusive;

                         (iv) "including" means including without limitation;



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                         (v) words in the singular include the plural and words
         in the plural include the singular; and

                         (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instru ment or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.



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                                   ARTICLE II

                           Original Issuance of Bonds

         Section 2.01. FORM. The Bonds, together with the Indenture Trustee's certificate of authentication, shall be in substantially the form set forth in Exhibits A-1 and A-2, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.

         The Bonds shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders).

         The terms of the Bonds set forth in Exhibits A-1 and A-2 are part of the terms of this Indenture.

         Section 2.02. EXECUTION, AUTHENTICATION AND DELIVERY. The Bonds shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Bonds may be manual or facsimile.

         Bonds bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Bonds or did not hold such offices at the date of such Bonds.

         The Indenture Trustee shall upon Issuer Request authenticate and deliver the Class A-1 and Class A-2 Bonds for original issue in an aggregate initial principal amount of $186,079,669.00.

         Each Class of Bonds shall be dated the date of its authentication. The
Bonds shall be issuable as registered Bonds and the Bonds shall be issuable in the minimum initial Bond Principal Balances of $25,000 and in integral multiples of $1 in excess thereof.

         No Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Bond a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered hereunder.

         Section 2.03. ACCEPTANCE OF MORTGAGE LOANS BY INDENTURE TRUSTEE. (a)
The Indenture Trustee, or the Custodian on its behalf, acknowledges receipt of, subject to the exceptions it notes pursuant to the procedures described below, the documents (or certified copies thereof) referred to in Section 2.1(b) of the Mortgage Loan Sale and Contribution Agreement and declares that the Custodian holds, and, pursuant to the Custodial Agreement attached as Exhibit C hereto, will continue to hold, the Mortgage Loans and those documents and any amendments, replacements or supplements thereto on behalf of the Indenture
Trustee in trust for the use and benefit of all present and future Holders of the Bonds and the Bond Insurer.


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         (b) Upon deposit of the Repurchase Price in the Collection Account, the
Indenture Trustee shall direct the Custodian to release to the Seller the related Mortgage File and shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by the Seller as are necessary to vest in the Seller title to and rights under the related Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which certification of the deposit of the Repurchase Price in the Payment Account was received by the
Indenture Trustee.


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                                   ARTICLE III

                                    Covenants

         Section 3.01. COLLECTION OF PAYMENTS WITH RESPECT TO THE MORTGAGE
LOANS. The Indenture Trustee shall establish and maintain an Eligible Account
(the "Payment Account") in which the Indenture Trustee shall, subject to the terms of this paragraph, deposit, on the same day as it is received from the Master Servicer, each remittance received by the Indenture Trustee with respect to the Mortgage Loans. The Indenture Trustee shall make all payments of principal of and interest on the Bonds, subject to Section 3.03 as provided in
Section 3.05 herein from monies on deposit in the Payment Account.

         Section 3.02. MAINTENANCE OF OFFICE OR AGENCY. The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where, subject to satisfaction of conditions set forth herein, Bonds may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Bonds and this Indenture may be served. The
Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

         Section 3.03. MONEY FOR PAYMENTS TO BE HELD IN TRUST; PAYING AGENT. (a)
As provided in Section 3.01, all payments of amounts due and payable with respect to any Bonds that are to be made from amounts withdrawn from the Payment
Account pursuant to Section 3.01 shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Payment Account for payments of Bonds shall be paid over to the Issuer except as provided in this Section 3.03.

         The Issuer will cause each Paying Agent other than the Indenture
Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture
Trustee acts as Paying Agent it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

                         (i) hold all sums held by it for the payment of amounts due with respect to the Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                        (ii) give the Indenture Trustee and the Bond Insurer notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Bonds;



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                       (iii) at any time during the continuance of any such
         default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying
         Agent;

                        (iv) immediately resign as Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Bonds if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment;

                         (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Bonds of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

                        (vi) not commence a Bankruptcy proceeding against the Issuer in connection with this Indenture.

         The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer
Request direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying
Agent shall be released from all further liability with respect to such money.

         Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Bond (other than amounts paid under the related Bond Insurance Policy) and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Bond shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture
Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in an Authorized Newspaper published in the English language, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture
Trustee, with the consent of the Bond Insurer, so long as no Bond Insurer
Default exists, may also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Bonds have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

         Section 3.04. EXISTENCE. The Issuer will keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any


                                        7

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successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Bonds, the Mortgage Loans and each other instrument or agreement included in the Trust
Estate.

         Section 3.05. PAYMENT OF PRINCIPAL AND INTEREST. (a) On each Payment
Date from amounts on deposit in the Payment Account in accordance with Section
8.02 hereof, the Indenture Trustee shall pay to the Persons specified in clauses
(b), (c) and (d) below, to the extent provided therein, the ARM Pool Available
Funds and High LTV Pool Available Funds, any Insured Amounts and the Reserve
Fund Release Amount; PROVIDED, HOWEVER, that any amounts representing payments from the Bond Insurer shall only be used to pay interest and principal to the Bondholders pursuant to clauses (b)(i) and (ii), (c)(i) and (ii) and (h) below and the Reserve Fund Release Amount shall only be used to reimburse the Bond
Insurer or used to pay principal to the Bondholders pursuant to clauses (b)(ii) and (iii), (c)(ii) and (iii) and (h) and Section 5.02 below. Interest will accrue on the Bonds during the related Accrual Period on the basis of the actual number of days in such Accrual Period and a year assumed to consist of 360 days.

         (b) On each Payment Date, first, the ARM Pool Available Funds and any
ARM Pool Insured Amount and second, the Reserve Fund Release Amount, subject to
Section 3.11, shall be distributed in the following order of priority, in each case to the extent of amounts available:

                           (i) first, to the Class A-1 Bondholders, Accrued Bond
         Interest thereon for such Payment Date, subject to the Class A-1
         Available Interest;

                           (ii) second, to the Class A-1 Bondholders, the ARM
         Pool Principal Payment Amount, in reduction of the Bond Principal
         Balance of the Class A-1 Bonds until the Bond Principal Balance of the
         Class A-1 Bonds has been reduced to zero;

                           (iii) third, provided that no Bond Insurer Default is occurring, to the Bond Insurer, the aggregate of all payments, if any, made by the Bond Insurer under the related Bond Insurance Policy and any other amounts due to the Bond Insurer pursuant to the Insurance
         Agreement, to the extent not previously paid or reimbursed;

                           (iv) fourth, from the amount remaining (the "ARM Pool
         Net Monthly Excess Cash Flow"), to the Class A-1 Bondholders, the ARM
         Pool Overcollateralization Increase Amount, in reduction of the Bond
         Principal Balance of the Class A-1 Bonds until the Bond Principal
         Balance of the Class A-1 Bonds has been reduced to zero;

                           (v) fifth, to the Reserve Fund, the ARM Pool Reserve
         Fund Addition for such Payment Date;

                           (vi) sixth, to pay the ARM Pool Basis Risk Shortfall
         Carry-Forward Amount on the Class A-1 Bonds until reduced to zero;


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




                           (vii) seventh, to the Class A-1 Bonds, in respect of any related Unpaid Interest Shortfalls previously allocated thereto, until the amount of such Unpaid Interest Shortfalls has been reduced to zero;

                           (viii) eighth, any remaining amounts will be distributed to the Indenture Trustee for amounts owing the Indenture
         Trustee hereunder remaining unpaid; and

                           (ix) ninth, any remaining amounts will be distributed to the Issuer or the Certificate Paying Agent, as its designee, for the benefit of the Holders of the Trust Certificates.

         (c) On each Payment Date, first, the High LTV Pool Available Funds and any High LTV Pool Insured Amount, and second, the Reserve Fund Release Amount, subject to Section 3.11, shall be distributed in the following order of priority, in each case to the extent of available amounts:

                           (i) first, to the Class A-2 Bondholders, Accrued Bond
         Interest thereon for such Payment Date, subject to the Class A-2
         Available Interest;

                           (ii) second, to the Class A-2 Bondholders, the High
         LTV Pool Principal Payment Amount, in reduction of the Bond Principal
         Balance of the Class A-2 Bonds until the Bond Principal Balance of the
         Class A-2 Bonds has been reduced to zero;

                           (iii) third, provided that no Bond Insurer Default is occurring, to the Bond Insurer, the aggregate of all payments, if any, made by the Bond Insurer under the related Bond Insurance Policy and any other amounts due to the Bond Insurer pursuant to the Insurance
         Agreement, to the extent not previously paid or reimbursed;

                           (iv) fourth, from the amount remaining (the "High LTV
         Pool Net Monthly Excess Cash Flow"), to the Class A-2 Bondholders, the
         High LTV Pool Overcollateralization Increase Amount, in reduction of the Bond Principal Balance of the Class A-2 Bonds until the Bond
         Principal Balance of the Class A-2 Bonds has been reduced to zero;

                           (v) fifth, to the Reserve Fund, the High LTV Pool
         Reserve Fund Addition for such Payment Date;

                           (vi) sixth, to pay the High LTV Pool Basis Risk
         Shortfall Carry-Forward Amount on the Class A-2 Bonds until reduced to zero;

                           (vii) seventh, to the Class A-2 Bonds, in respect of any related Unpaid Interest Shortfalls previously allocated thereto, until the amount of such Unpaid Interest Shortfalls has been reduced to zero;



                                        9


                           (viii) eighth, any remaining amounts will be distributed to the Indenture Trustee for amounts owing the Indenture Trustee hereunder remaining unpaid; and

                           (ix) ninth, any remaining amounts will be distributed to the Issuer or the Certificate Paying Agent, as its designee, for the benefit of the Holders of the Trust Certificates.

                  (d) On each Payment Date, following payments pursuant to
Section 3.05(b), (c) and (h) and Section 5.02, as applicable, the Reserve Fund Certificate Payment Amount, if any, will be released to the Issuer or the Certificate Paying Agent, as its designee, for the benefit of the Holders of the Trust Certificates. In addition, on each Payment Date where an Insured Amount is paid by the Bond Insurer, the Indenture Trustee shall reimburse the Bond Insurer for such Insured Amount from the Reserve Fund prior to any reimbursement pursuant to Section 3.05(b)(iii) and Section 3.05(c)(iii) above.

                  (e) Each distribution with respect to a Book-Entry Bond shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Bond Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Bond Owners that it represents. None of the Indenture Trustee, the Bond Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

                  (f) On each Payment Date, the Certificate Paying Agent shall deposit in the Certificate Distribution Account all amounts it received pursuant to this Section 3.05 for the purpose of distributing such funds to the Certificateholders.

                  (g) Any installment of interest or principal, if any, payable on any Bond that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall, if such Holder shall have so requested at least five Business Days prior to the related Record Date, be paid to each Holder of record on the preceding Record Date, by wire transfer to an account specified in writing by such Holder reasonably satisfactory to the Indenture Trustee as of the preceding Record Date or in all other cases or if no such instructions have been delivered to the Indenture Trustee, by check to such Bondholder mailed to such Holder's address as it appears in the Bond Register in the amount required to be distributed to such Holder on such Payment Date pursuant to such Holder's Bonds; PROVIDED, HOWEVER, that the Indenture Trustee shall not pay to such Holders any amount required to be withheld from a payment to such Holder by the Code.

                  (h) The principal of each Bond shall be due and payable in full on the Final Scheduled Payment Date for such Bond as provided in the forms of Bond set forth in Exhibits A-1 and A-2. All principal payments on the Bonds shall be made to the Bondholders entitled thereto in accordance with the Percentage Interests represented by such Bonds. Upon notice to the Indenture Trustee by the Issuer, the Indenture Trustee shall notify the Person in whose name a

Bond is registered at the close of business on the Record Date preceding the Final Scheduled Payment Date or other final Payment Date (including any final Payment Date resulting from any redemption pursuant to Section 8.07 hereof). Such notice shall to the extent practicable be mailed no later than five Business Days prior to such Final Scheduled Payment Date or other final Payment Date and shall specify that payment of the principal amount and any interest due with respect to such Bond at the Final Scheduled Payment Date or other final Payment Date will be payable only upon presentation and surrender of such Bond and shall specify the place where such Bond may be presented and surrendered for such final payment. No interest shall accrue on the Bonds on or after the Final Scheduled Payment Date or any such other final Payment Date.

         The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to sign any financing statement, continuation statement or other instrument required to be signed pursuant to this Section 3.05 upon the Issuer's preparation thereof and delivery to the Indenture
Trustee.

         Section 3.06. PROTECTION OF TRUST ESTATE. (a) The Issuer will from time to time prepare, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

                         (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

                         (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

                         (iii) cause the Issuer or Master Servicer to enforce any of the rights to the Mortgage Loans; or

                         (iv) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee, the Bond Insurer and the Bondholders in such Trust Estate against the claims of all persons and parties.

         (b) Except as otherwise provided in this Indenture, the Indenture Trustee shall not remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.07 hereof (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered on the Closing Date pursuant to Section 3.07(a) hereof, or if no Opinion of Counsel has yet been delivered pursuant to Section 3.07(b) hereof unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions).

         The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to sign any financing statement, continuation statement or other instrument required to be signed pursuant to this Section 3.06 upon the Issuer's preparation thereof and delivery to the Indenture Trustee.

         Section 3.07. OPINIONS AS TO TRUST ESTATE. (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee, the Bond Insurer and the Owner Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continu ation statements, as are necessary to perfect and make effective the lien and first priority security interest in the Collateral and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and first priority security interest effective.

         (b) On or before April 15 in each calendar year, beginning in 1999, the Issuer shall furnish to the Indenture Trustee and the Bond Insurer an Opinion of Counsel at the expense of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and first priority security interest in the Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest in the Collateral until December 31 in the following calendar year.

         Section 3.08. PERFORMANCE OF OBLIGATIONS. (a) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate.

         (b) The Issuer, with the consent of the Bond Insurer so long as no Bond Insurer Default exists, may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer.

         (c) The Issuer will not take any action or permit any action to be taken by others which would release any Person from any of such Person's covenants or obligations under any of the documents relating to the Mortgage Loans or under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Mortgage Loans or any such instrument, except such actions as the Master Servicer is expressly permitted to take in the Servicing Agreement. The Indenture Trustee, as pledgee of the Mortgage Loans, shall with the consent of, or direction of, the Bond Insurer, so long as no Bond Insurer Default exists, be able to exercise the rights of the Issuer to direct the actions of the Master Servicer pursuant to the Servicing Agreement.

         (d) The Issuer may retain an administrator and may enter into contracts acceptable to the Bond Insurer with other Persons for the performance of the Issuer's obligations hereunder, and performance of such obligations by such Persons shall be deemed to be performance of such obligations by the Issuer.

         Section 3.09. NEGATIVE COVENANTS. So long as any Bonds are Outstanding, the Issuer shall not:

                         (i) except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of the Trust Estate, unless directed to do so by the Bond Insurer or the Indenture Trustee with the consent of the Bond Insurer, so long as no Bond Insurer Default exists;

                        (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Bonds (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Bondholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

                       (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Bonds under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or other wise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate; or

                        (iv) waive or impair, or fail to assert rights under, the Mortgage Loans, or impair or cause to be impaired the Issuer's interest in the Mortgage Loans, the Mortgage Loan Sale and Contribution Agreement or in any Basic Document, if any such action would materially and adversely affect the interests of the Bondholders or the Bond Insurer.

         Section 3.10. ANNUAL STATEMENT AS TO COMPLIANCE. The Issuer will deliver to the Indenture Trustee and the Bond Insurer, within 120 days after the end of each fiscal year (which, for the Issuer, is the calendar year) of the Issuer (commencing with the fiscal year 1999), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

                        (i) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

                        (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

         Section 3.11. RESERVE FUND. The Indenture Trustee shall establish and maintain an Eligible Account (the "Reserve Fund"). On each Payment Date, the Trustee shall deposit into and distribute from the Reserve Fund the amounts described in Section 3.05 hereof. In addition, to the extent the amounts payable pursuant to Section 3.05 or Section 5.02 exceed amounts available therefor, the Reserve Fund Release Amount shall be allocated to the Class A-1 Bonds and the Class A-2 Bonds pro rata based on the remaining shortfall after allocation of all other available funds.

         Section 3.12. REPRESENTATIONS AND WARRANTIES CONCERNING THE MORTGAGE LOANS. The Indenture Trustee, as pledgee of the Mortgage Loans, has the benefit of the representations and warranties made by the Seller in the Mortgage Loan Sale and Contribution Agreement concerning the Seller and the Mortgage Loans and the right to enforce the remedies against the Seller provided in such Mortgage Loan Sale and Contribution Agreement to the same extent as though such representations and warranties were made directly to the Indenture Trustee. If a Responsible Officer of the Indenture Trustee has actual knowledge of any breach of any representation or warranty made by the Seller in the Mortgage Loan Sale and Contribution Agreement, the Indenture Trustee shall promptly notify the Seller and the Bond Insurer of such finding and the Seller's obligation to cure such defect or repurchase or substitute for the related Mortgage Loan. As pledgee under the CMAC PMI Policy, the Indenture Trustee shall enforce such policy to the extent the Master Servicer fails to do so.

         Section 3.13. AMENDMENTS TO SERVICING AGREEMENT. The Issuer covenants with the Inden ture Trustee and the Bond Insurer that it will not enter into any amendment or supplement to the Servicing Agreement without the prior written consent of the Indenture Trustee. The Indenture Trustee, as pledgee of the Mortgage Loans, may, with the consent of the Bond Insurer so long as no Bond Insurer Default exists, decline to enter into or consent to any such supplement or amendment if the Bond Insurer's or Bondholders' rights, duties or immunities shall be adversely affected.

         Section 3.14. MASTER SERVICER AS AGENT AND BAILEE OF THE INDENTURE TRUSTEE. Solely for purposes of perfection under Section 9-305 of the Uniform Commercial Code or other similar applicable law, rule or regulation of the state in which such property is held by the Master Servicer, the Issuer and the Indenture Trustee hereby acknowledge that the Master Servicer is acting as bailee of the Indenture Trustee in holding amounts on deposit in the Collection Account, as well as its bailee in holding any Related Documents released to the Master Servicer, and any other items constituting a part of the Trust Estate which from time to time come into the possession of the Master Servicer. It is intended that, by the Master Servicer's acceptance of such bailee arrangement, the Indenture Trustee, as a secured party of the Mortgage Loans, will be deemed to have possession of such Related Documents, such monies and such other items for purposes of Section 9-305 of the Uniform Commercial Code of the state in which such property is held by the Master Servicer.

         Section 3.15. INVESTMENT COMPANY ACT. The Issuer shall not become an "investment company" or be under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term "investment company" but also any available exceptions to such general definition); provided, however, that the Issuer shall be in compliance with this Section 3.15 if it shall have obtained an order exempting it from regulation as an "investment company" so long as it is in compliance with the conditions imposed in such order.

         Section 3.16. ISSUER MAY CONSOLIDATE, ETC. (a) The Issuer shall not consolidate or merge with or into any other Person, unless:

                         (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee and the Bond Insurer, the due and punctual payment of the principal of and interest on all Bonds, and the payment of the Bond Insurance Premium and all other amounts payable to the Bond Insurer and the Indenture Trustee, the payment to the Certificate Paying Agent of all amounts due to the Certificateholders, and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

                        (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

                       (iii) the Rating Agencies shall have notified the Issuer that such transaction shall not cause the rating of the Bonds to be reduced, suspended or withdrawn or to be considered by either Rating Agency to be below investment grade without taking into account the related Bond Insurance Policy;

                        (iv) the Issuer and the Bond Insurer shall have received an Opinion of Counsel (and shall have delivered a copy thereof to the Indenture Trustee) to the effect that such transaction will not (A) result in a "substantial modification" of the Bonds under Treasury Regulation section 1.1001-3, or adversely affect the status of the Bonds as indebtedness for federal income tax purposes, or (B) if 100% of the Certificates are not owned by IMH Assets Corp., cause the Trust to be subject to an entity level tax for federal income tax purposes;

                         (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

                        (vi) the Issuer shall have delivered to the Indenture Trustee and the Bond Insurer an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act); and

                        (vii) the Bond Insurer, so long as no Bond Insurer Default exists, shall have given its prior written consent.

         (b) The Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

                         (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state thereof, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Bonds and the payment of the Bond Insurance Premium and all other amounts payable to the Bond Insurer and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of the Holders of the Bonds and the Bond Insurer, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer, the Indenture Trustee, and the Bond Insurer against and from any loss, liability or expense arising under or related to this Indenture and the Bonds and (E) expressly agree by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Bonds;

                        (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                       (iii the Rating Agencies shall have notified the Issuer that such transaction shall not cause the rating of the Bonds without taking into account the related Bond Insurance Policy to be reduced, suspended or withdrawn;

                        (iv the Issuer and the Bond Insurer shall have received an Opinion of Counsel (and shall have delivered a copy thereof to the Indenture Trustee) to the effect that such transaction will not (A) result in a "substantial modification" of the Bonds under Treasury Regulation section 1.1001-3, or adversely affect the status of the Bonds as indebtedness for federal income tax purposes, or (B) if 100% of the Certificates are not owned by IMH Assets Corp., cause the Trust to be subject to an entity level tax for federal income tax purposes;

                        (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

                        (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act); and

                        (vii) the Bond Insurer, so long as no Bond Insurer Default exists, shall have given its prior written consent.

         Section 3.17. SUCCESSOR OR TRANSFEREE. (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.16(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

         (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.16(b), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Bonds immediately upon the delivery of written notice to the Indenture Trustee and the Bond Insurer of such conveyance or transfer and approval of such transaction given by the Bond Insurer to the Indenture Trustee.

         Section 3.18. NO OTHER BUSINESS. The Issuer shall not engage in any business other than financing, purchasing, owning and selling and managing the Mortgage Loans and the issuance of the Bonds and Certificates in the manner contemplated by this Indenture and the Basic Documents and all activities incidental thereto.

         Section 3.19. NO BORROWING. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Bonds and amounts due to the Bond Insurer under this Indenture and the Insurance Agreement.

         Section 3.20. GUARANTEES, LOANS, ADVANCES AND OTHER LIABILITIES. Except as contemplated by this Indenture or the Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

         Section 3.21. CAPITAL EXPENDITURES. The Issuer shall not make any expenditure (by long- term or operating lease or otherwise) for capital assets (either realty or personalty).

         Section 3.22. DETERMINATION OF BOND INTEREST RATE. On the Interest Determination Date the Indenture Trustee shall determine One-Month LIBOR and the Bond Interest Rate for the Bonds for the following Accrual Period and shall inform the Issuer, the Bond Insurer, the Master Servicer, and the Depositor at their respective facsimile numbers given to the Indenture Trustee in writing thereof. The establishment of One-Month LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Bonds for the related Accrual Period shall (in the absence of manifest error) be final and binding.

         Section 3.23. RESTRICTED PAYMENTS. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; PROVIDED, HOWEVER, that the Issuer may make, or cause to be made, (x) distributions and payments to the Owner Trustee, the Indenture Trustee and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under this Indenture and the Trust Agreement and (y) payments to the Master Servicer pursuant to the terms of the Servicing Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the Basic Documents.

         Section 3.24. NOTICE OF EVENTS OF DEFAULT. The Issuer shall give the Indenture Trustee, the Bond Insurer and the Rating Agencies prompt written notice of each Event of Default hereunder and under the Trust Agreement.

         Section 3.25. FURTHER INSTRUMENTS AND ACTS. Upon request of the Indenture Trustee or the Bond Insurer, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

         Section 3.26. STATEMENTS TO BONDHOLDERS. On each Payment Date, the Indenture Trustee and the Certificate Registrar shall make available electronically to the Bond Insurer and to each Bondholder and Certificateholder, respectively, the Determination Date Report prepared pursuant to Section 4.01 of the Servicing Agreement.

         Section 3.27. PAYMENTS UNDER THE BOND INSURANCE POLICIES. (a) On the second Business Day prior to any Payment Date and at such time as it shall deliver an acceleration notice to the Bondholders pursuant to Section 5.02, the Indenture Trustee on behalf of the Bondholders shall make a draw on the related Bond Insurance Policy in an amount, if any, equal to the related Deficiency Amount.

         (b) If the Indenture Trustee determines that a Deficiency Amount will exist for the following Payment Date, then the Indenture Trustee shall submit a Notice (as defined in the related Bond Insurance Policy) for payment in the amount of the Deficiency Amount to the Bond Insurer no later than 12:00 Noon, New York City time, on the second Business Day prior to the applicable Payment Date. Upon receipt of such Deficiency Amount in accordance with the terms of the related Bond Insurance Policy, the Indenture Trustee shall deposit such Deficiency Amount in the Payment Account for distribution to Bondholders pursuant to Section 3.05 hereof or with respect to an acceleration pursuant to Section 5.02 hereof.

         In addition, a draw may be made under either Bond Insurance Policy in respect of any Preference Amount (as defined in and pursuant to the terms and conditions of the such Bond Insurance Policy) and the Indenture Trustee shall submit a Notice (as defined in such Bond Insurance Policy) for payment with respect thereto together with the other documents required to be delivered to the Bond Insurer pursuant to the related Bond Insurance Policy in connection with a draw in respect of any Preference Amount.

         Section 3.28. REPLACEMENT BOND INSURANCE POLICIES. In the event of a Bond Insurer Default (a "Replacement Event"), the Issuer, at its expense, in accordance with and upon satis faction of the conditions set forth in the related Bond Insurance Policy, including, without limitation, payment in full of all amounts owed to the Bond Insurer, may, but shall not be required to, substitute a new surety bond or surety bonds for the existing Bond Insurance Policy or may arrange for any other form of credit enhancement; PROVIDED, HOWEVER, that in each case the Bonds shall be rated no lower than the rating assigned by each Rating Agency to the Bonds immediately prior to such Replacement Event and the timing and mechanism for drawing on such new credit enhancement shall be reasonably acceptable to the Indenture Trustee and provided further that the premiums under the proposed credit enhancement shall not exceed such premiums under the existing Bond Insurance Policy. It shall be a condition to substitution of any new credit enhancement that there be delivered to the Indenture Trustee (i) an Opinion of Counsel, acceptable in form to the Indenture Trustee and the Rating Agencies, from counsel to the provider of such new credit enhancement with respect to the enforceability thereof and such other matters as the Indenture Trustee and the Rating Agencies may require and (ii) an Opinion of Counsel to the effect that such substitution would not (a) result in a "substantial modification" of the Bonds under Treasury Regulation section 1.1001-3, or adversely affect the status of the Bonds as indebtedness for federal income tax purposes, or (b) if 100% of the Certificates are not owned by IMH Assets Corp., cause the Trust to be subject to an entity level tax for federal income tax purposes. Upon receipt of the items referred to above and payment of all amounts owing to the Bond Insurer and the taking of physical possession of the new credit enhancement, the Indenture Trustee shall, within five Business Days following receipt of such items and such taking of physical possession, deliver the replaced Bond Insurance Policy to the Bond Insurer. In the event of any such replacement the Issuer shall give written notice thereof to the Rating Agencies.

                                   ARTICLE IV

               The Bonds; Satisfaction and Discharge of Indenture

         Section 4.01. THE BONDS. The Bonds shall be registered in the name of a nominee desig nated by the Depository. Beneficial Owners will hold interests in the Bonds through the book- entry facilities of the Depository in minimum initial Bond Principal Balances of $25,000 and inte gral multiples of $1 in excess thereof.

         The Indenture Trustee may for all purposes (including the making of payments due on the Bonds) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Bonds for the purposes of exercising the rights of Holders of the Bonds hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Bonds shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08 hereof, Beneficial Owners shall not be entitled to definitive certificates for the Bonds as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Bonds shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Bondholders and give notice to the Depository of such record date. Without the consent of the Issuer and the Indenture Trustee, no Bond may be transferred by the Depository except to a successor Depository that agrees to hold such Bond for the account of the Beneficial Owners.

         In the event the Depository Trust Company resigns or is removed as Depository, the Indenture Trustee with the approval of the Issuer may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository's resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Bonds it beneficially owns in the manner prescribed in Section 4.08.

         The Bonds shall, on original issue, be executed on behalf of the Issuer by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated by the Indenture Trustee and delivered by the Indenture Trustee to or upon the order of the Issuer.

         Section 4.02. REGISTRATION OF AND LIMITATIONS ON TRANSFER AND EXCHANGE OF BONDS; APPOINTMENT OF BOND REGISTRAR AND CERTIFICATE REGISTRAR. The Issuer shall cause to be kept at the Corporate Trust Office a Bond Register in which, subject to such reasonable regulations as it may prescribe, the Bond Registrar shall provide for the registration of Bonds and of transfers and exchanges of Bonds as herein provided.

         Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Bond at the Corporate Trust Office, the Issuer shall execute and the Bond Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Bonds in authorized initial Bond Principal Balances evidencing the same aggregate Percentage Interests.

         Subject to the foregoing, at the option of the Bondholders, Bonds may be exchanged for other Bonds of like tenor and in authorized initial Bond Principal Balances evidencing the same aggregate Percentage Interests upon surrender of the Bonds to be exchanged at the Corporate Trust Office of the Bond Registrar. Whenever any Bonds are so surrendered for exchange, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver the Bonds which the Bond holder making the exchange is entitled to receive. Each Bond presented or surrendered for registration of transfer or exchange shall (if so required by the Bond Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Bond Registrar duly executed by the Holder thereof or his attorney duly authorized in writing with such signature guaranteed by a commercial bank or trust company located or having a correspondent located in the city of New York. Bonds delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Bonds surrendered.

         No service charge shall be made for any registration of transfer or exchange of Bonds, but the Bond Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Bonds.

         The Issuer hereby appoints the Indenture Trustee as (i) Certificate Registrar to keep at its Corporate Trust Office a Certificate Register pursuant to Section 3.09 of the Trust Agreement in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges thereof pursuant to
Section 3.05 of the Trust Agreement and (ii) Bond Registrar under this Indenture. The Indenture Trustee hereby accepts such appointments.

         Section 4.03. MUTILATED, DESTROYED, LOST OR STOLEN BONDS. If (i) any mutilated Bond is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Bond, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer, the Bond Insurer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Bond Registrar or the Indenture Trustee that such Bond has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, a replacement Bond; provided, however, that if any such destroyed, lost or stolen Bond, but not a mutilated Bond, shall have become or within seven days shall be due and payable, instead of issuing a replacement Bond, the Issuer may pay such destroyed, lost or stolen Bond when so due or payable without surrender thereof. If, after the delivery of such replacement Bond or payment of a destroyed, lost or stolen Bond pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Bond in lieu of which such replacement Bond was issued presents for payment such original Bond, the Issuer, the Bond Insurer and the Indenture Trustee shall be entitled to recover such replacement Bond (or such payment) from the Person to whom it was delivered or any Person taking such replacement Bond from such Person to whom such replacement Bond was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Bond Insurer or the Indenture Trustee in connection therewith.

         Upon the issuance of any replacement Bond under this Section 4.03, the Issuer may require the payment by the Holder of such Bond of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

         Every replacement Bond issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Bond shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Bond shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder.

         The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds.

         Section 4.04. PERSONS DEEMED OWNERS. Prior to due presentment for registration of transfer of any Bond, the Issuer, the Bond Insurer, the Indenture Trustee and any agent of the Issuer, the Bond Insurer or the Indenture Trustee may treat the Person in whose name any Bond is registered (as of the day of determination) as the owner of such Bond for the purpose of receiving payments of principal of and interest, if any, on such Bond and for all other purposes whatsoever, whether or not such Bond be overdue, and neither the Issuer, the Bond Insurer, the Indenture Trustee nor any agent of the Issuer, the Bond Insurer or the Indenture Trustee shall be affected by notice to the contrary.

         Section 4.05. CANCELLATION. All Bonds surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Bonds previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Bonds so delivered shall be promptly cancelled by the Indenture Trustee. No Bonds shall be authenticated in lieu of or in exchange for any Bonds cancelled as provided in this Section 4.05, except as expressly permitted by this Indenture. All cancelled Bonds may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Request that they be destroyed or returned to it; provided, however, that such Issuer Request is timely and the Bonds have not been previously disposed of by the Indenture Trustee.

         Section 4.06. BOOK-ENTRY BONDS. The Bonds, upon original issuance, will be issued in the form of typewritten Bonds representing the Book-Entry Bonds, to be delivered to The Depository Trust Company, the initial Depository, by, or on behalf of, the Issuer. The Bonds shall initially be registered on the Bond Register in the name of Cede & Co., the nominee of the initial Depository, and no Beneficial Owner will receive a Definitive Bond representing such

Beneficial Owner's interest in such Bond, except as provided in Section 4.08. With respect to such Bonds, unless and until definitive, fully registered Bonds (the "Definitive Bonds") have been issued to Beneficial Owners pursuant to
Section 4.08:

                         (i) the provisions of this Section 4.06 shall be in full force and effect;

                        (ii) the Bond Registrar and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Bonds and the giving of instructions or directions hereunder) as the sole holder of the Bonds, and shall have no obligation to the Beneficial Owners of the Bonds;

                       (iii) to the extent that the provisions of this Section
         4.06 conflict with any other provisions of this Indenture, the provisions of this Section 4.06 shall control;

                        (iv) the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Owners of Bonds and the Depository and/or the Depository Participants. Unless and until Definitive Bonds are issued pursuant to Section 4.08, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Bonds to such Depository Participants; and

                         (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Bonds evidencing a specified percentage of the Bond Principal Balances of the Bonds, the Depository shall be deemed to represent such percentage with respect to the Bonds only to the extent that it has received instructions to such effect from Beneficial Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Bonds and has delivered such instructions to the Indenture Trustee.

         Section 4.07. NOTICES TO DEPOSITORY. Whenever a notice or other communication to the Bond Holders is required under this Indenture, unless and until Definitive Bonds shall have been issued to Beneficial Owners pursuant to
Section 4.08, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Bonds to the Depository, and shall have no obligation to the Beneficial Owners.

         Section 4.08. DEFINITIVE BONDS. If (i) the Indenture Trustee determines that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Bonds and the Indenture Trustee is unable to locate a qualified successor, (ii) the Indenture Trustee elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Default, Beneficial Owners of Bonds representing beneficial interests aggregating at least a majority of the Bond Principal Balances of the Bonds advise the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Beneficial Owners, then the Depository shall notify all Beneficial Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Bonds to Beneficial Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Bonds representing the Book-Entry Bonds by the Depository, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Bonds in accordance with the instructions of the Depository. None of the Issuer, the Bond Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Bonds, the Indenture Trustee shall recognize the Holders of the Definitive Bonds as Bondholders.

         Section 4.09. TAX TREATMENT. The Issuer has entered into this Indenture, and the Bonds will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Bonds will qualify as indebtedness. The Issuer, by entering into this Indenture, and each Bondholder, by its acceptance of its Bond (and each Beneficial Owner by its acceptance of an interest in the applicable Book-Entry Bond), agree to treat the Bonds for federal, state and local income, single business and franchise tax purposes as indebtedness.

         Section 4.10. SATISFACTION AND DISCHARGE OF INDENTURE. This Indenture shall cease to be of further effect with respect to the Bonds except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Bonds, (iii) rights of Bondholders (and the Bond Insurer, as subrogee of the Bondholders) to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.06, 3.09, 3.16, 3.18 and 3.19, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.11) and (vi) the rights of Bondholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Bonds and shall release and deliver the Collateral to or upon the order of the Issuer, when

                  (A)      either

                  (1) all Bonds theretofore authenticated and delivered (other than (i) Bonds that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 hereof and (ii) Bonds for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

                  (2) all Bonds not theretofore delivered to the Indenture Trustee for cancellation

                           a.       have become due and payable,

                           b. will become due and payable at the Final Scheduled Payment Date within one year, or

                           c. have been called for early redemption pursuant to Section 8.07 hereof,

         and the Issuer, in the case of a. or b. above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Bonds then outstanding not theretofore delivered to the Indenture Trustee for cancellation when due on the Final Scheduled Payment Date or other final Payment Date and has delivered to the Indenture Trustee and the Bond Insurer a verification report from a nationally recognized accounting firm certifying that the amounts deposited with the Indenture Trustee are sufficient to pay and discharge the entire indebtedness of such Bonds, or, in the case of c. above, the Issuer shall have complied with all requirements of Section 8.07 hereof;

                  (B) the Issuer has paid or caused to be paid all other sums payable hereunder and under the Insurance Agreement by the Issuer as evidenced by the written consent of the Bond Insurer; and

                  (C) the Issuer has delivered to the Indenture Trustee and the Bond Insurer an Officer's Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 10.01 hereof, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and, if the Opinion of Counsel relates to a deposit made in connection with Section 4.10(A)(2)b. above, such opinion shall further be to the effect that such deposit will constitute an "in-substance defeasance" within the meaning of Revenue Ruling 85-42, 1985-1 C.B. 36, and in accordance therewith, the Issuer will be the owner of the assets deposited in trust for federal income tax purposes.

         Section 4.11. APPLICATION OF TRUST MONEY. All monies deposited with the Indenture Trustee pursuant to Section 4.10 hereof shall be held in trust and applied by it, in accordance with the provisions of the Bonds and this Indenture, to the payment, either directly or through any Paying Agent or the Issuer, Certificate Paying Agent as designee of the Issuer or the Bond Insurer, as applicable, as the Indenture Trustee may determine, to the Holders of Securities, of all sums due and to become due thereon for principal and interest or otherwise; but such monies need not be segregated from other funds except to the extent required herein or required by law.

         Section 4.12. SUBROGATION AND COOPERATION. (a) The Issuer and the Indenture Trustee acknowledge that (i) to the extent the Bond Insurer makes payments under either Bond Insurance Policy on account of principal of or interest on the Bonds, the Bond Insurer will be fully subrogated to the rights of such Holders to receive such principal and interest from the Issuer, and (ii) the Bond Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein and in the Insurance Agreement for the payment of such principal and interest.

         The Indenture Trustee shall cooperate in all respects with any reasonable request by the Bond Insurer for action to preserve or enforce the Bond Insurer's rights or interest under this Indenture or the Insurance Agreement, consistent with this Indenture and without limiting the rights of the Bondholders as otherwise set forth in the Indenture, including, without limitation, upon the occurrence and continuance of a default under the Insurance Agreement, a request to take any one or more of the following actions:

                         (i) institute Proceedings for the collection of all amounts then payable on the Bonds, or under this Indenture in respect to the Bonds and all amounts payable under the Insurance Agreement, enforce any judgment obtained and collect from the Issuer monies adjudged due;

                        (ii) sell or cause to be sold the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private Sales called and conducted in any manner permitted by law;

                       (iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture; and

                        (iv) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Bond Insurer hereunder;

provided, however, action shall be taken pursuant to this Section 4.12 by the Indenture Trustee to preserve the Bond Insurer's rights or interest under this Agreement or the Insurance Agreement only to the extent such action is available to the Bondholders or the Bond Insurer under other provisions of this Indenture.

         Notwithstanding any provision of this Indenture to the contrary, so long as no Bond Insurer Default exists, the Bond Insurer shall at all times be treated as if it were the exclusive owner of all Bonds Outstanding for the purposes of all approvals, consents, waivers and the institution of any action and the direction of all remedies, and the Indenture Trustee shall act in accordance with the directions of the Bond Insurer so long as it is indemnified therefor to its reasonable satisfaction.

         Section 4.13. REPAYMENT OF MONIES HELD BY PAYING AGENT. In connection with the satisfaction and discharge of this Indenture with respect to the Bonds, all monies then held by any Person other than the Indenture Trustee under the provisions of this Indenture with respect to such Bonds shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to
Section 3.05 and thereupon such Person shall be released from all further liability with respect to such monies.

         Section 4.14. TEMPORARY BONDS. Pending the preparation of any Definitive Bonds, the Issuer may execute and upon its written direction, the Indenture Trustee may authenticate and make available for delivery, temporary Bonds that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the Definitive Bonds in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Bonds may determine, as evidenced by their execution of such Bonds.

         If temporary Bonds are issued, the Issuer will cause Definitive Bonds to be prepared without unreasonable delay. After the preparation of the Definitive Bonds, the temporary Bonds shall be exchangeable for Definitive Bonds upon surrender of the temporary Bonds at the office or agency of the Indenture Trustee, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Bonds, the Issuer shall execute and the Indenture Trustee shall authenticate and make available for delivery, in exchange therefor, Definitive Bonds of authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, such temporary Bonds shall in all respects be entitled to the same benefits under this Indenture as Definitive Bonds.

                                    ARTICLE V

                              DEFAULT AND REMEDIES

         Section 5.01. EVENTS OF DEFAULT. The Issuer shall deliver to the Indenture Trustee and the Bond Insurer, within five days after learning of the occurrence of an Event of Default, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii) of the definition of "Event of Default", its status and what action the Issuer is taking or proposes to take with respect thereto.

         Section 5.02. ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee at the written direction of the Bond Insurer (which such written direction shall include a statement to the effect that such acceleration is at the sole option of the Bond Insurer), or if a Bond Insurer Default exists Holders of Bonds representing not less than a majority of the Bond Principal Balances of all Bonds may declare the Bonds to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Bondholders), and upon any such declaration the unpaid Bond Principal Balance of the Bonds, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

         At any time after such declaration of acceleration of maturity with respect to an Event of Default has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Bond Insurer, unless a Bond Insurer Default exists, or the Holders of Bonds representing a majority of the Bond Principal Balances of all Bonds if a Bond Insurer Default exists, by written notice to the Issuer and the Indenture Trustee, may waive the related Event of Default and rescind and annul such declaration and its consequences if:

                         (i) the Issuer or the Bond Insurer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                           (A) all payments of principal of and interest on the
                  Bonds and all other amounts that would then be due hereunder or upon the Bonds if the Event of Default giving rise to such acceleration had not occurred; and

                           (B) all sums paid or advanced by the Indenture
                  Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

                        (ii) all Events of Default, other than the nonpayment of the principal of the Bonds that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

provided, however, the Bond Insurer, so long as no Bond Insurer Default exists, may waive an Event of Default regardless of Section 5.02(i) above.

         No such rescission shall affect any subsequent default or impair any right consequent thereto.

         Section 5.03. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY INDENTURE TRUSTEE.

         (a) The Issuer covenants that if (i) default is made in the payment of any interest on any Bond when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Bond when the same becomes due and payable, the Issuer shall, upon demand of the Indenture Trustee, at the direction of the Bond Insurer, so long as no Bond Insurer Default exists, pay to the Indenture Trustee, for the benefit of the Holders of Bonds and the Bond Insurer, the whole amount then due and payable on the Bonds for principal and interest, with interest at the Bond Interest Rate upon the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

         (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, and at the direction of the Bond Insurer, so long as no Bond Insurer Default exists, subject to the provisions of Section 10.16 hereof may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon the Bonds and collect in the manner provided by law out of the property of the Issuer or other obligor the Bonds, wherever situated, the monies adjudged or decreed to be payable.

         (c) If an Event of Default occurs and is continuing, the Indenture Trustee, at the direction of the Bond Insurer, so long as no Bond Insurer Default exists, subject to the provisions of Section 10.16 hereof may, as more particularly provided in Section 5.04 hereof, in its discretion, proceed to protect and enforce its rights and the rights of the Bondholders and the Bond Insurer, by such appropriate Proceedings as the Indenture Trustee shall be directed by the Bond Insurer, so long as no Bond Insurer Default exists, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

         (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Bonds or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Bonds, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, at the direction of the Bond Insurer, so long as no Bond Insurer Default exists, irrespective of whether the principal of any Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such
Proceedings or otherwise:

                         (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith), the Bond Insurer and of the Bondholders allowed in such Proceedings;

                        (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Bonds in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

                        (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Bondholders, the Bond Insurer and of the Indenture Trustee on their behalf; and

                        (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee, the Bond Insurer or the Holders of Bonds allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Bondholders to make payments to the Indenture Trustee, with the consent of the Bond Insurer so long as no Bond Insurer Default exists, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Bondholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith and all amounts due to the Bond Insurer.

         (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Bondholder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Bond holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

         (f) All rights of action and of asserting claims under this Indenture, or under any of the Bonds, may be enforced by the Indenture Trustee without the possession of any of the Bonds or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Bonds, subject to Section 5.05 hereof.

         (g) In any Proceedings brought by the Indenture Trustee with the consent of the Bond Insurer so long as no Bond Insurer Default exists (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Bonds, and it shall not be necessary to make any Bondholder a party to any such Proceedings.

         Section 5.04. REMEDIES; PRIORITIES. (a) If an Event of Default shall have occurred and be continuing and if an acceleration has been declared and not rescinded pursuant to Section 5.02 hereof, the Indenture Trustee subject to the provisions of Section 10.16 hereof may with the consent of the Bond Insurer, and at the direction of the Bond Insurer so long as no Bond Insurer Default exists shall, do one or more of the following (subject to Section 5.05 hereof):

                        (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Bonds or under this Indenture with respect thereto, whether by declaration or otherwise, and all amounts payable under the Insurance Agreement, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Bonds monies adjudged due;

                        (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

                        (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee, the Holders of the Bonds and the Bond Insurer; and

                        (iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that so long as a Bond Insurer Default exists the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, unless (A) the Indenture Trustee obtains the consent of the Holders of 100% of the aggregate Bond Principal Balance, (B) the proceeds of such sale or liquidation distributable to the Holders of the Bonds are sufficient to discharge in full all amounts then due and unpaid upon the Bonds for principal and interest and to reimburse the Bond Insurer for any amounts drawn under the related Bond Insurance Policy and any other amounts due to the Bond Insurer under the Insurance Agreement or (C) the Indenture Trustee determines that the Mortgage Loans will not continue to provide sufficient funds for the payment of principal of and interest on the Bonds as they would have become due if the Bonds had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of a majority of the aggregate Bond Principal Balance. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion (obtained at the expense of the Trust) of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Notwithstanding the foregoing, so long as an Event of Servicer Termination has not occurred, any Sale of the Trust Estate shall be made subject to the continued servicing of the Mortgage Loans by the Master Servicer as provided in the Servicing Agreement.

         (b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order; PROVIDED, HOWEVER, that any amounts representing payments from the Bond Insurer shall only be used to pay interest and principal to the Bondholders pursuant to clauses THIRD and FOURTH below:

                  FIRST: to the Indenture Trustee for amounts due under Section
                  6.07 hereof;

                  SECOND: to the Bond Insurer, provided no Bond Insurer Default exists, with respect to any Premium Amount then due to the extent unpaid pursuant to the Servicing Agreement;

                  THIRD: to the Bondholders for amounts due and unpaid on the Bonds with respect to interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Bonds for interest (including any Unpaid Interest Shortfalls);

                  FOURTH: to Bondholders for amounts due and unpaid on the Bonds with respect to principal (including, but not limited to, any related ARM Pool Principal Payment Amount or High LTV Pool Principal Payment Amount), and to each Bondholder ratably, without preference or priority of any kind, according to the amounts due and payable on the Bonds for principal, until the Bond Principal Balance is reduced to zero;

                  FIFTH: to the payment of all amounts due and owing to the Bond Insurer under the Insurance Agreement (including any Premium Amount not paid pursuant to clause SECOND above);

                  SIXTH: to the Bondholders for amounts due and unpaid on the Bonds with respect to any Unpaid Interest Shortfalls or Carry-Forward Amounts, ratably, without preference or priority of any kind, according to the amounts due and payable on the Bonds with respect thereto, from amounts available in the Trust Estate for the Bondholders; and

                  SEVENTH: to the payment of the remainder, if any to the Certificate Paying Agent on behalf of the Issuer or to any other person legally entitled thereto.

         The Indenture Trustee may fix a record date and payment date for any payment to Bondholders pursuant to this Section 5.04. With respect to any acceleration at the direction of the Bond Insurer, the first payment date after the acceleration shall be the first Payment Date after the acceleration. At least 15 days before such record date, the Indenture Trustee shall mail to each Bondholder a notice that states the record date, the payment date and the amount to be paid.

         Section 5.05. OPTIONAL PRESERVATION OF THE TRUST ESTATE. If the Bonds have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, with the consent of the Bond Insurer (which consent shall not be required if a Bond Insurer default exists), and shall, at the direction of the Bond Insurer so long as no Bond Insurer Default exists, elect to take and maintain possession of the Trust Estate. It is the desire of the parties hereto and the Bondholders that there be at all times sufficient funds for the payment of principal of and interest on the Bonds and other obligations of the Issuer including payment to the Bond Insurer, and the Indenture Trustee, unless directed otherwise by the Bond Insurer, shall take such desire into account when determining whether or not to take and maintain possession of the Trust Estate. In determining whether to take and maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

         Section 5.06. LIMITATION OF SUITS. No Holder of any Bond shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of Section 10.16 hereof:

                        (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

                       (ii) the Holders of not less than 25% of the Bond Principal Balances of the Bonds have made a written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

                        (iii) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

                        (iv) the Indenture Trustee for 60 days after its receipt of such notice of request and offer of indemnity has failed to institute such Proceedings;

                        (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Bond Principal Balances of the Bonds; and

                        (vi) such Holder or Holders have the written consent of the Bond Insurer, unless a Bond Insurer Default exists.

It is understood and intended that no one or more Holders of Bonds shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Bonds or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

         Subject to the last paragraph of Section 5.11 herein, in the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Bonds, each representing less than a majority of the Bond Principal Balances of the Bonds, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

         Section 5.07. UNCONDITIONAL RIGHTS OF BONDHOLDERS TO RECEIVE PRINCIPAL AND INTEREST. Notwithstanding any other provisions in this Indenture, the Holder of any Bond shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Bond on or after the respective due dates thereof expressed in such Bond or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

         Section 5.08. RESTORATION OF RIGHTS AND REMEDIES. If the Indenture Trustee or any Bondholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee, the Bond Insurer or to such Bondholder, then and in every such case the Issuer, the Indenture Trustee, the Bond Insurer and the Bondholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee, the Bond Insurer and the Bondholders shall continue as though no such Proceeding had been instituted.

         Section 5.09. RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to the Indenture Trustee, to the Bond Insurer or to the Bondholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 5.10. DELAY OR OMISSION NOT A WAIVER. No delay or omission of the Indenture Trustee, the Bond Insurer or any Holder of any Bond to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee, the Bond Insurer or to the Bondholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, the Bond Insurer or by the Bondholders, as the case may be.

         Section 5.11. CONTROL BY BOND INSURER. The Bond Insurer, unless a Bond Insurer Default exists, or the Holders of a majority of the Bond Principal Balances of Bonds, if a Bond Insurer Default exists, shall have the right (subject to the provisions of Section 5.06) to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Bonds or exercising any trust or power conferred on the Indenture Trustee; provided that:

                        (i) such direction shall not be in conflict with any rule of law or with this Indenture;

                       (ii) if a Bond Insurer Default exists, subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Bonds representing not less than 100% of the Bond Principal Balances of Bonds;

                      (iii) if the conditions set forth in Section 5.05 hereof have been satisfied and the Indenture Trustee, with the consent of the Bond Insurer (which consent shall not be required if a Bond Insurer Default exists), elects to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Holders of Bonds representing less than 100% of the Bond Principal Balances of Bonds to sell or liquidate the Trust Estate shall be of no force and effect; and

                       (iv) if a Bond Insurer Default exists, the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Bondholders set forth in this Section, subject to
Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Bondholders not consenting to such action.

         Section 5.12. WAIVER OF PAST DEFAULTS. Prior to the declaration of the acceleration of the maturity of the Bonds as provided in Section 5.02 hereof, the Bond Insurer, unless a Bond Insurer Default exists, or the Holders of Bonds of not less than a majority of the Bond Principal Balances of the Bonds, if a Bond Insurer Default exists, may waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Bonds, (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Bond or (c) the waiver of which would materially and adversely affect the interests of the Bond Insurer or modify its obligation under the related Bond Insurance Policy. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Bonds shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

         Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

         Section 5.13. UNDERTAKING FOR COSTS. All parties to this Indenture agree, and each Holder of any Bond by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Bondholder, or group of Bondholders, in each case holding in the aggregate more than 10% of the Bond Principal Balances of the Bonds or (c) any suit instituted by any Bondholder for the enforcement of the payment of principal of or interest on any Bond on or after the respective due dates expressed in such Bond and in this Indenture.

         Section 5.14. WAIVER OF STAY OR EXTENSION LAWS. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         Section 5.15. SALE OF TRUST ESTATE. (a) The power to effect any sale or other disposition (a "Sale") of any portion of the Trust Estate pursuant to
Section 5.04 hereof is expressly subject to the provisions of Section 5.05 hereof and this Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Bonds and under this Indenture and under the Insurance Agreement shall have been paid. The Indenture Trustee with the consent of the Bond Insurer (which consent shall not be required if a Bond Insurer Default exists), may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

         (b) The Indenture Trustee shall not in any private Sale sell the Trust Estate, or any portion thereof, unless

                  (1) the Bond Insurer, unless a Bond Insurer Default exists, or the Holders of all Bonds if a Bond Insurer Default exists, consent to or direct the Indenture Trustee to make, such Sale, or

                  (2) the proceeds of such Sale would be not less than the entire amount which would be payable to the Bondholders under the Bonds and the Bond Insurer in respect of amounts drawn under the related Bond Insurance Policy and any other amounts due to the Bond Insurer under the Insurance Agreement, in full payment thereof in accordance with Section 5.02 hereof, on the Payment Date next succeeding the date of such Sale, or

                  (3) the Indenture Trustee determines with the consent of the Bond Insurer, so long as no Bond Insurer Default exists, that the conditions for retention of the Trust Estate set forth in Section 5.05 hereof cannot be satisfied (in making any such determination, the Indenture Trustee may rely upon an opinion of an Independent investment banking firm obtained and delivered as provided in Section 5.05 hereof), and the Bond Insurer consents to such Sale, or if a Bond Insurer Default exists, the Holders of Bonds representing at least 66-2/3% of the Bond Principal Balances of the Bonds consent to such Sale.

The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.15(b).

         (c) Unless the Bond Insurer, or if a Bond Insurer Default exists, the Holders representing at least 66-2/3% of the Principal Balances of the Bonds have otherwise consented or directed the Indenture Trustee, at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in paragraph (2) of subsection (b) of this
Section 5.15 has not been established by the Indenture Trustee and no Person bids an amount equal to or greater than such amount, the Indenture Trustee, as trustee for the benefit of the Holders of the Bonds, shall bid an amount at least $1.00 more than the highest other bid.

         (d) In connection with a Sale of all or any portion of the Trust
Estate,

                  (1) any Holder or Holders of Bonds may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Bonds or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Bonds, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

                  (2) the Indenture Trustee, with the consent of the Bond Insurer so long as no Bond Insurer Default exists, may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Trust Estate in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Holders of the Bonds and Holders of Certificates and amounts owing to the Bond Insurer as a result of such Sale in accordance with Section 5.04(b) hereof on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Bonds in order to complete any such Sale or in order for the net Sale price to be credited against such Bonds, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

                  (3) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance, prepared by the Issuer and satisfactory to the Indenture Trustee, transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

                  (4) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

                  (5) no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

         Section 5.16. ACTION ON BONDS. The Indenture Trustee's right to seek and recover judgment on the Bonds or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Bondholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b) hereof.

         Section 5.17. PERFORMANCE AND ENFORCEMENT OF CERTAIN OBLIGATIONS. (a) Promptly following a request from the Indenture Trustee to do so, the Issuer in its capacity as holder of the Mortgage Loans, shall take all such lawful action as the Indenture Trustee or the Bond Insurer may request to cause the Issuer to compel or secure the performance and observance by the Seller and the Master Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Mortgage Loan Sale and Contribution Agreement and the Servicing Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Mortgage Loan Sale and Contribution Agreement and the Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, with the consent of the Bond Insurer so long as no Bond Insurer Default exists, as pledgee of the Mortgage Loans, including the transmission of notices of default on the part of the Seller or the Master Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Master Servicer of each of their obligations under the Mortgage Loan Sale and Contribution Agreement and the Servicing Agreement. So long as no Bond Insurer Default exists, the Bond Insurer shall have the right to approve or reject any proposed successor to the Master Servicer (other than the Indenture Trustee) under the Servicing Agreement.

         (b) The Indenture Trustee, as pledgee of the Mortgage Loans, subject to the rights of the Bond Insurer under this Agreement and the Servicing Agreement may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Bond Insurer or if a Bond Insurer Default exists, Holders of 66-2/3% of the Bond Principal Balances of the Bonds, shall exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Master Servicer under or in connection with the Mortgage Loan Sale and Contribution Agreement and the Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Master Servicer, as the case may be, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Mortgage Loan Sale and Contribution Agreement and the Servicing Agreement, as the case may be, and any right of the Issuer to take such action shall not be suspended.

                                   ARTICLE VI

                              THE INDENTURE TRUSTEE

         Section 6.01. DUTIES OF INDENTURE TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b)  Except during the continuance of an Event of Default:

                        (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

                       (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture to the extent specified herein.

         (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                        (i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

                        (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

                      (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it (A) from Bondholders, which they are entitled to give under any of the Basic Documents or (B) from the Bond Insurer, which it is entitled to give under any of the Basic Documents.

         (d) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

         (e) Money held in trust by the Indenture Trustee need not be segregated from other trust funds except to the extent required by law or the terms of this Indenture or the Trust
Agreement.

         (f) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

         (h) The Indenture Trustee shall act in accordance with Sections 6.03 and 6.04 of the Servicing Agreement and shall act as successor to the Master Servicer in accordance with Section
6.02 of the Servicing Agreement.

         Section 6.02. RIGHTS OF INDENTURE TRUSTEE. (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel.

         (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee and shall not be liable for the action or inaction of any such person appointed by it with due care.

         (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

         (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Bonds shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         Section 6.03. INDIVIDUAL RIGHTS OF INDENTURE TRUSTEE. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Bonds and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Bond Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12 hereof.

         Section 6.04. INDENTURE TRUSTEE'S DISCLAIMER. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Bonds, it shall not be accountable for the Issuer's use of the proceeds from the Bonds, and it shall not be responsible for any statement of the Issuer or any other Person in the Indenture or in any document issued in connection with the sale of the Bonds or in the Bonds other than the Indenture Trustee's certificate of authentication.



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



         Section 6.05. NOTICE OF EVENT OF DEFAULT. If an Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall give prompt notice thereof to the Bond Insurer. The Trustee shall mail to each Bondholder notice of the Event of Default within 10 days after a Responsible Officer of the Indenture Trustee obtains actual knowledge thereof, unless such Event of Default shall have been waived or cured. Except in the case of an Event of Default in payment of principal of or interest on any Bond, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Bondholders.

         Section 6.06. REPORTS BY INDENTURE TRUSTEE TO HOLDERS AND TAX ADMINISTRATION. The Indenture Trustee shall deliver to each Bondholder such information as may be required to enable such holder to prepare its federal and state income tax returns. In addition, upon the Issuer's written request, the Indenture Trustee shall promptly furnish information reasonably requested by the Issuer that is reasonably available to the Indenture Trustee to enable the Issuer to perform its federal and state income tax reporting obligations.

         The Indenture Trustee shall prepare and file (or cause to be prepared and filed), on behalf of the Owner Trustee, all reports of the Issuer as are necessary for preparation of tax returns and information reports as provided in
Section 5.03 of the Trust Agreement.

         For purposes of preparing Form 1099 and any other information report requiring the provision of a federal employer identification number (EIN), so long as the Trust is disregarded for federal income tax purposes the Indenture Trustee shall use the EIN of IMPAC Mortgage Holdings, Inc. In the event the Trust is to be treated as a partnership or the certificates are in any event transferred to another person, the Master Servicer shall provide the Indenture Trustee with the applicable EIN.

         Section 6.07. COMPENSATION AND INDEMNITY. The Issuer shall pay to the Indenture Trustee on each Payment Date reasonable compensation for its services. The amount of the Indenture Trustee Fee shall be paid by the Master Servicer to the Indenture Trustee on each Payment Date pursuant to Section 3.07(a)(x) of the Servicing Agreement and all amounts owing to the Indenture Trustee hereunder (including amounts owing from the Issuer for indemnification and otherwise) in excess of such amount shall be paid solely as provided in Section 3.05(b)(viii),
Section 3.05(c)(viii) and Section 5.04(b) hereof. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to compensation for its services. Such expenses shall include reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuer shall indemnify the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee or any Person that "controls" the Trustee within the meaning of the Securities Act and the Exchange Act against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this Trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee


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



to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer is not obligated to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

         The Issuer's payment obligations to the Indenture Trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture and the termination or resignation of the Indenture Trustee. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

         Section 6.08. REPLACEMENT OF INDENTURE TRUSTEE. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuer and the Bond Insurer. The Bond Insurer or, if a Bond Insurer Default exists, the Holders of a majority of Bond Principal Balances of the Bonds may remove the Indenture Trustee by so notifying the Indenture Trustee and the Bond Insurer and may appoint a successor Indenture Trustee. The Issuer shall, with the consent of the Bond Insurer so long as no Bond Insurer Default exists, remove the Indenture Trustee if:

                        (i) the Indenture Trustee fails to comply with Section
         6.11 hereof;

                        (ii) the Indenture Trustee is adjudged a bankrupt or insolvent;

                        (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

                        (iv) the Indenture Trustee otherwise becomes incapable of acting.

         If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall, with the consent of the Bond Insurer so long as no Bond Insurer Default exists, promptly appoint a successor Indenture Trustee.

         A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, to the Bond Insurer and to the Issuer. Thereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Bondholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

         If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer, the Bond Insurer or the Holders of a majority of Bond Principal Balances of the Bonds may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

         Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

         No termination of the Indenture Trustee without cause will be effective unless the costs and expenses of such Indenture Trustee have been reimbursed in connection with such removal.

         Section 6.09. SUCCESSOR INDENTURE TRUSTEE BY MERGER. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation, without any further act, shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11 hereof. The Indenture Trustee shall provide the Rating Agencies and the Bond Insurer with prior written notice of any such transaction.

         If at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture and any of the Bonds shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Bonds so authenticated; and if at that time any of the Bonds shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Bonds either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is in the Bonds or in this Indenture provided that the certificate of the Indenture Trustee shall have.

         Section 6.10. APPOINTMENT OF CO-INDENTURE TRUSTEE OR SEPARATE INDENTURE TRUSTEE. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meet ing any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Bondholders and the Bond Insurer, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obli gations, rights and trusts as the Indenture Trustee or the Bond Insurer may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 hereof and notice to the Bond Insurer but not to the Bondholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof.



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



         (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                        (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

                        (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                        (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

         (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 6.11. ELIGIBILITY; DISQUALIFICATION. The Indenture Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of Baa3 or better by Moody's and BBB or better by Standard & Poor's. The Indenture Trustee shall comply with TIA ss. 310(b), including the optional provision permitted by the second sentence of TIA ss. 310(b)(9); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

         Section 6.12. PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER. The Indenture Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

         Section 6.13. REPRESENTATIONS AND WARRANTIES. The Indenture Trustee hereby represents that:

                     (i) The Indenture Trustee is duly organized and validly existing as a national banking association in good standing under the laws of the United States with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

                    (ii) The Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action;

                   (iii) The consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the organizational documents of the Indenture Trustee or any agreement or other instrument to which the Indenture Trustee is a party or by which it is bound; and

                    (iv) To the Indenture Trustee's knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee or its properties: (A) asserting the invalidity of this Indenture (B) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture.

         Section 6.14. DIRECTIONS TO INDENTURE TRUSTEE. The Indenture Trustee is hereby directed:

         (a) to accept the pledge of the Mortgage Loans and hold the assets of the Owner Trust Estate in trust for the Bondholders and the Bond Insurer;

         (b) to authenticate and deliver the Bonds substantially in the form prescribed by Exhibits A-1 and A-2 in accordance with the terms of this Indenture; and



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



         (c) to take all other actions as shall be required to be taken by the terms of this Indenture.

         Section 6.15. THE AGENTS. The provisions of this Indenture relating to the limitations of the Indenture Trustee's liability and to its indemnity shall inure also to the Paying Agent and Bond Registrar.


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



                                   ARTICLE VII

                         BONDHOLDERS' LISTS AND REPORTS

         Section 7.01. ISSUER TO FURNISH INDENTURE TRUSTEE NAMES AND ADDRESSES OF BONDHOLDERS. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Bonds as of such Record Date, (b) at such other times as the Indenture Trustee and the Bond Insurer may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Bond Registrar, no such list shall be required to be furnished to the Indenture Trustee.

         Section 7.02. PRESERVATION OF INFORMATION; COMMUNICATIONS TO BONDHOLDERS. (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Bonds contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 hereof and the names and addresses of Holders of Bonds received by the Indenture Trustee in its capacity as Bond Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

         (b) Bondholders may communicate pursuant to TIA ss. 312(b) with other Bondholders with respect to their rights under this Indenture or under the Bonds.

         (c) The Issuer, the Indenture Trustee and the Bond Registrar shall have the protection of TIA ss. 312(c).

         Section 7.03. REPORTS OF ISSUER. (a)(i) The Indenture Trustee shall file with the Commission on behalf of the Issuer, with a copy to the Issuer within 15 days before the Issuer is required to file the same with the Commission, the annual reports and the information, documents and other reports (or such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act and, on behalf of the Issuer, to eliminate the reporting requirement through a filing pursuant to Section 15(d) of the Exchange Act;

                        (ii) The Indenture Trustee shall file with the Commission, on behalf of the Issuer, in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                        (iii) The Indenture Trustee shall supply (and the Indenture Trustee shall transmit by mail to all Bondholders described in TIA ss. 313(c)) such summaries of any information,


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



         documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

A copy of the filings pursuant to Section 7.03(a)(i) through (iii) above shall be delivered by the Indenture Trustee to the Bond Insurer. In respect of the foregoing, the only filings required to made by the Indenture Trustee with the Commission shall be Distribution Date statements to Bondholders (filed pursuant to Section 13) and any delisting filings (which filings the Indenture Trustee is hereby directed to make at its discretion) in respect of Section 15(d) of the Exchange Act. All other filings shall be made by the Issuer.

         (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

         Section 7.04. REPORTS BY INDENTURE TRUSTEE. If required by TIA ss. 313(a), within 60 days after each June 26 beginning with June 26, 1999, the Indenture Trustee shall mail to each Bondholder as required by TIA ss. 313(c) and the Bond Insurer a brief report dated as of such date that complies with TIA ss. 313(a). The Indenture Trustee also shall comply with TIA ss. 313(b).

         A copy of each report at the time of its mailing to Bondholders shall be filed by the Indenture Trustee with the Commission via EDGAR.

         Section 7.05. STATEMENTS TO BONDHOLDERS. (a) Based solely upon the Determination Date Report, upon which the Indenture Trustee may conclusively rely, with respect to each Payment Date, the Indenture Trustee shall deliver to each Certificateholder, Bondholder, the Bond Insurer, the Depositor, the Owner Trustee, the Certificate Paying Agent and each Rating Agency, a statement setting forth the following information as to each Class of Bonds, to the extent appli cable:

                        (i) the aggregate amount of collections with respect to the ARM Loans and the High LTV Loans;

                      (ii) the ARM Pool Available Funds, the High LTV Pool Available Funds, the ARM Pool Net Monthly Excess Cashflow and the High LTV Pool Net Monthly Excess Cashflow payable to the Bondholders for such Payment Date, the ARM Pool Basis Risk Shortfall Carry-Forward Amount on the Class A-1 Bonds and the High LTV Pool Basis Risk Shortfall Carry-Forward Amount on the Class A-2 Bonds for such Payment Date and the aggregate Unpaid Interest Shortfall on the Class A-1 Bonds and Class A-2 Bonds for all prior Payment Dates;

                     (iii) (a) the amount of such distribution to the Holders of such Class applied to reduce the Bond Principal Balance thereof, and
         (b) the aggregate amount included therein representing Principal Prepayments;

                      (iv) the Insured Amounts, if any, paid by the Bond Insurer under the related Bond Insurance Policy for such Payment Date and the aggregate Insured Amounts for all prior Payment Dates paid by the Bond Insurer under the related Bond Insurance Policy and not yet reimbursed;

                         (v) the amount of such distribution to Holders of such Class of Bonds allocable to interest;

                        (vi) the amount of such distribution to the Trust Certificates;

                     (vii) if the distribution to the Holders of such Class of Bonds is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

                    (viii) the number and the aggregate Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Payment Date;

                      (ix) the aggregate Bond Principal Balance of each Class of the Bonds, after giving effect to the amounts distributed on such Payment Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal and the aggregate Bond Principal Balance of all of the Bonds after giving effect to the distribution of principal on such Payment Date;

                       (x) the number and aggregate Principal Balances of Mortgage Loans (a) as to which the Monthly Payment is delinquent for 30-59 days, 60-89 days, 90 or more days, respectively, (b) in foreclosure and (c) that have become REO Property, in each case as of the end of the preceding Due Period; PROVIDED, HOWEVER, that such information will not be provided on the statements relating to the first Payment Date;

                        (xi) the ARM Pool Cap Contract Payment Amount and the High LTV Pool Cap Contract Payment Amount;

                     (xii) the ARM Pool Required Overcollateralization Amount, ARM Pool Overcollateralization Amount, ARM Pool Net Monthly Excess Cashflow, ARM Pool Excess Overcollateralization Amount, ARM Pool Overcollateralization Increase Amount, High LTV Pool Required Overcollateralization Amount, High LTV Pool Overcollateralization Amount, High LTV Pool Net Monthly Excess Cashflow, High LTV Pool Excess Overcollateralization Amount and High LTV Pool Overcollateralization Increase Amount, if any, in each case as the end of the related Payment Date;

                        (xiii) the amount of any Advances and Compensating Interest payments;

                        (xiv) the amount of any ARM Pool Reserve Fund Addition, High LTV Pool Reserve Fund Addition, Reserve Fund Release Amount or Reserve Fund Certificate Payment Amount;


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



                        (xv) the aggregate Realized Losses with respect to the related Payment Date and cumulative Realized Losses since the Closing Date;

                        (xvi) the number and aggregate Principal Balance of Mortgage Loans repurchased pursuant to the Mortgage Loan Sale and Contribution Agreement for the related Payment Date and cumulatively since the Closing Date;

                        (xvii) the Cumulative Loss Percentage, Delinquency Percentage and Rolling Delinquency Percentage for such Payment Date;

                        (xviii) the book value of any REO Property;

                        (xix) the amount of any Prepayment Interest Shortfalls or Relief Act Shortfalls for such Payment Date; and

                        (xx) the aggregate Principal Balance of Mortgage Loans purchased pursuant to Section 3.18 of the Servicing Agreement for the related Payment Date and cumulatively since the Closing Date.

         Items (iii), (v) and (vi) above shall be presented on the basis of a Bond having a $1,000 denomination. In addition, by January 31 of each calendar year following any year during which the Bonds are outstanding, the Indenture Trustee shall furnish a report to each Bondholder of record if so requested in writing at any time during each calendar year as to the aggregate of amounts reported pursuant to (iii), (iv), (vi) and (xii) with respect to the Bonds for such calendar year.

         The initial Indenture Trustee may make available information regarding the Mortgage Loans at its website at www.lnbabs.com or its electronic bulletin board service at (714) 282-3990 or such other mechanism as the Indenture Trustee may have in place from time to time.


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



                                  ARTICLE VIII

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

         Section 8.01. COLLECTION OF MONEY. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

         Section 8.02. TRUST ACCOUNTS. (a) On or prior to the Closing Date, the Issuer shall cause the Indenture Trustee to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Bondholders and the Bond Insurer, the Payment Account as provided in Section 3.01 hereof.

         (b) All monies deposited from time to time in the Payment Account and all investments made with such monies including all income or other gain from such investments and all deposits therein pursuant to this Indenture are for the benefit of the Bondholders and the Bond Insurer..

         On each Payment Date, the Indenture Trustee shall distribute all amounts remaining on deposit in the Payment Account, after payment to the Indenture Trustee of the Indenture Trustee Fee, to the Bondholders in respect of the Bonds and to such other persons in the order of priority set forth in
Section 3.05 hereof (except as otherwise provided in Section 5.04(b) hereof).

         The Indenture Trustee shall invest any funds in the Payment Account in Eligible Investments, as directed by the Master Servicer, maturing no later than the Business Day preceding each Payment Date and such Eligible Investments shall not be sold or disposed of prior to their maturity. In the absence of such direction, the Indenture Trustee shall invest the funds in the Payment Account in money market funds as further described in clause (vii) of the definition of Eligible Investments. In no event shall the Indenture Trustee have any liability for such investments and any losses thereon.

         Section 8.03. OFFICER'S CERTIFICATE. The Indenture Trustee shall receive at least seven Business Days' notice when requested by the Issuer to take any action pursuant to Section 8.05(a) hereof, accompanied by copies of any instruments to be executed, and the Indenture Trustee shall also require, as a condition to such action, an Officer's Certificate, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with.


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         Section 8.04. TERMINATION UPON DISTRIBUTION TO BONDHOLDERS. This
Indenture and the respective obligations and responsibilities of the Issuer and the Indenture Trustee created hereby shall terminate upon the distribution to Bondholders, the Bond Insurer, the Certificate Paying Agent on behalf of the Certificateholders and the Indenture Trustee of all amounts required to be distributed pursuant to Article III; provided, however, that in no event shall the trust created here by continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

         Section 8.05. RELEASE OF TRUST ESTATE. (a) Subject to the payment of its fees and expenses, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments delivered to it and satisfactory to it to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in Article VIII hereunder shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent, or see to the application of any monies.

         (b) The Indenture Trustee shall, at such time as (i) there are no Bonds Outstanding, (ii) all sums due to the Indenture Trustee pursuant to this Indenture have been paid and (iii) all sums due to the Bond Insurer have been paid, release any remaining portion of the Trust Estate that secured the Bonds from the lien of this Indenture.

         (c) The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.05 only upon receipt of a request from the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel stating that all applicable requirements have been satisfied, and a letter from the Bond Insurer stating that the Bond Insurer has no objection to such request from the Issuer.

         Section 8.06. SURRENDER OF BONDS UPON FINAL PAYMENT. By acceptance of any Bond, the Holder thereof agrees to surrender such Bond to the Indenture Trustee promptly, prior to such Bondholder's receipt of the final payment thereon.

         Section 8.07. OPTIONAL REDEMPTION OF THE BONDS. (a) The Issuer shall have the option to redeem the Bonds in whole, but not in part, on any Payment Date on or after the earlier of (i) the Payment Date on which the aggregate Principal Balance of the Mortgage Loans is less than or equal to 25% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date or (ii) the Payment Date occurring in March 2006. The aggregate redemption price for the Bonds, as evidenced by an Officer's Certificate of the Master Servicer addressed to the Indenture Trustee attesting to the accuracy and detailing the steps of such calculation, will be equal to the unpaid Bond Principal Balance of the Bonds as of the Payment Date on which the proposed redemption will take place in accordance with the foregoing, together with accrued and unpaid interest thereon at the Bond Interest Rate through such Payment Date (including any Unpaid Interest Shortfalls and Carry-Forward Amounts), plus an amount sufficient to pay in full all amounts owing to the Bond Insurer and the Indenture Trustee under this Indenture and the Insurance Agreement (which


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amounts shall be specified in writing upon request of the Issuer by the
Indenture Trustee and the Bond Insurer).

         (b) In order to exercise the foregoing option, the Issuer shall, not less than 15 days prior to the proposed Payment Date on which such redemption is to be made, deposit the aggregate redemption price specified in (a) above with the Indenture Trustee, and shall provide written notice of its exercise of such option to the Indenture Trustee, the Bond Insurer, the Owner Trustee and the Master Servicer. Following receipt of the notice and the aggregate redemption price, calculated as specified in Section 8.07(a) hereof, pursuant to the foregoing, the Indenture Trustee shall provide notice to the Bondholders of the final payment on the Bonds and shall apply such funds to make final payments of principal and interest on the Bonds in accordance with Section 3.05(b) and 3.05(c) hereof, and this Indenture shall be discharged subject to the provisions of Section 4.10 hereof. If for any reason the amount deposited by the Issuer is not sufficient to make such redemption or such redemption cannot be completed for any reason, the amount so deposited by the Issuer with the Indenture Trustee shall be immediately returned to the Issuer in full and shall not be used for any other purpose or be deemed to be part of the Trust Estate.


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                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

         Section 9.01. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF BONDHOLDERS.
(a) Without the consent of the Holders of any Bonds but with the prior written consent of the Bond Insurer and prior notice to the Rating Agencies and the Bond Insurer, the Issuer and the Indenture Trustee, when authorized by an Issuer Request, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

                        (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

                         (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Bonds contained;

                        (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Bonds, or to surrender any right or power herein conferred upon the Issuer;

                        (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

                        (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture;

                        (vi) to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not materially and adversely affect the interests of the Holders of the Bonds;

                        (vii) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Bonds and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of
         Article VI hereof; or

                        (viii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;


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



provided, however, that no such indenture supplements shall be entered into unless the Indenture Trustee shall have received an Opinion of Counsel that (i) such indenture supplement is permitted hereunder and (ii) entering into such indenture supplement will not result in a "substantial modification" of the Bonds under Treasury Regulation Section 1.1001.3 or adversely affect the status of the Bonds as indebtedness for federal income tax purposes.

         The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

         (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Request, may, also without the consent of any of the Holders of the Bonds but with the prior written consent of the Bond Insurer and prior notice to the Rating Agencies and the Bond Insurer, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Bonds under this Indenture; provided, however, that such action as evidenced by an Opinion of Counsel, (i) is permitted by this Indenture, and shall not (ii) adversely affect in any material respect the interests of any Bondholder or (iii) if 100% of the Certificates are not owned by IMH Assets Corp., cause the Issuer to be subject to an entity level tax for federal income tax purposes.

         Section 9.02. SUPPLEMENTAL INDENTURES WITH CONSENT OF BONDHOLDERS. The Issuer and the Indenture Trustee, when authorized by an Issuer Request, also may, with prior notice to the Rating Agencies and, with the prior written consent of the Bond Insurer and with the consent of the Holders of not less than a majority of the Bond Principal Balances of the Bonds affected thereby, by Act (as defined in Section 10.03 hereof) of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Bonds under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Bond affected thereby:

                         (i) change the date of payment of any installment of principal of or interest on any Bond, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Bonds, or change any place of payment where, or the coin or currency in which, any Bond or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Bonds on or after the respective due dates thereof;

                        (ii) reduce the percentage of the Bond Principal Balances of the Bonds, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain


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



         provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

                        (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding" or modify or alter the exception in the definition of the term "Holder";

                        (iv) reduce the percentage of the Bond Principal Balances of the Bonds required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to
         Section 5.04 hereof;

                        (v) modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Bond affected thereby;

                         (vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Bond on any Payment Date (including the calculation of any of the individual components of such calculation); or

                        (vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Bond of the security provided by the lien of this Indenture; and provided, further, that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer (if 100% of the Certificates are not owned by IMH Assets Corp.) to be subject to an entity level tax.

         The Indenture Trustee may, with the consent of the Bond Insurer, so long as no Bond Insurer Default exists, in its discretion determine whether or not any Bonds would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Bonds, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

         It shall not be necessary for any Act of Bondholders under this Section
9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to the Holders of the Bonds to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.



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



         Section 9.03. EXECUTION OF SUPPLEMENTAL INDENTURES. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02 hereof, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

         Section 9.04. EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Bonds affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Bonds shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         Section 9.05. CONFORMITY WITH TRUST INDENTURE ACT. Every amendment of this Indenture and every supplemental indenture executed pursuant to this
Article IX shall conform to the require ments of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

         Section 9.06. REFERENCE IN BONDS TO SUPPLEMENTAL INDENTURES. Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Inden ture Trustee shall so determine, new Bonds so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Bonds.



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                                    ARTICLE X

                                  MISCELLANEOUS

         Section 10.01. COMPLIANCE CERTIFICATES AND OPINIONS, ETC. (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee and to the Bond Insurer (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                           (1) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                           (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (3) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;

                           (4) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

                           (5) if the signatory of such certificate or opinion is required to be Independent, the statement required by the definition of the term "Independent".

         (b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 10.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee and the Bond Insurer an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days prior to such deposit) to the Issuer of the Collateral or other property or securities to be so deposited and a report from a nationally recognized accounting firm verifying such value.



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



                            (ii) Whenever the Issuer is required to furnish to
the Indenture Trustee and the Bond Insurer an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate from a nationally recognized accounting firm as to the same matters, if the fair value of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Bond Principal Balances of the Bonds, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Bond Principal Balances of the Bonds.

                            (iii) Whenever any property or securities are to be
released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee and the Bond Insurer an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days prior to such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

                            (iv) Whenever the Issuer is required to furnish to
the Indenture Trustee and the Bond Insurer an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Bond Principal Balances of the Bonds, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Bond Principal Balances of the Bonds.

         Section 10.02. FORM OF DOCUMENTS DELIVERED TO INDENTURE TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller or the Issuer, stating that the information with respect to


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



such factual matters is in the possession of the Seller or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

         Section 10.03. ACTS OF BONDHOLDERS. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Bondholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Bondholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Bondholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 10.03 hereof.

         (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

         (c) The ownership of Bonds shall be proved by the Bond Registrar.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Bonds shall bind the Holder of every Bond issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Bond.

         Section 10.04. NOTICES, ETC., TO INDENTURE TRUSTEE, ISSUER AND RATING AGENCIES. Any request, demand, authorization, direction, notice, consent, waiver or Act of Bondholders or other


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documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Bondholders is to be made upon, given or furnished to or filed with:

                            (i) the Indenture Trustee by any Bondholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at the Corporate Trust Office. The Indenture Trustee shall promptly transmit any notice received by it from the Bondholders to the Issuer, or

                            (ii) the Issuer by the Indenture Trustee or by any Bondholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: Impac CMB Trust Series 1999-1, in care of Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Bondholders to the Indenture Trustee, or

                           (iii) the Bond Insurer by the Issuer, the Indenture Trustee or by any Bondholders shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage pre-paid, or personally delivered or telecopied to: Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004, Attention: Structured Finance-Mortgage Backed Securities, Telephone (212) 208-3387,
         Telecopier: (212) 363- 1459. The Bond Insurer shall promptly transmit any notice received by it from the Issuer, the Indenture Trustee or the Bondholders to the Issuer or Indenture Trustee, as the case may be.

         Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, mailed first-class postage pre-paid, to (i) in the case of Moody's, at the following address:
Moody's Investors Service, Inc., Residential Mortgage Monitoring Department, 99 Church Street, New York, New York 10007 and (ii) in the case of Standard & Poor's, at the following address: Standard & Poor's, 26 Broadway (15th Floor), New York, New York 10004, Attention of Asset Backed Surveillance Department; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

         Section 10.05. NOTICES TO BONDHOLDERS; WAIVER. Where this Indenture provides for notice to Bondholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Bondholder affected by such event, at such Person's address as it appears on the Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Bondholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Bondholder shall affect the sufficiency of such notice with respect to other Bondholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.


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



         Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Bondholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

         In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Bondholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

         Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

         Section 10.06. CONFLICT WITH TRUST INDENTURE ACT. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

         The provisions of TIA ss.ss. 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

         Section 10.07. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         Section 10.08. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Indenture and the Bonds by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

         Section 10.09. SEPARABILITY. In case any provision in this Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 10.10. BENEFITS OF INDENTURE. The Bond Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Indenture. To the extent that this Indenture confers upon or gives or grants to the Bond Insurer any right, remedy or claim under or by reason of this Indenture, the Bond Insurer may enforce any such right, remedy or claim conferred, given or granted hereunder. Nothing in this Indenture or in the Bonds, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Bondholders and the Bond Insurer, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         Section 10.11. LEGAL HOLIDAYS. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Bonds or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

         Section 10.12. GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 10.13. COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 10.14. RECORDING OF INDENTURE. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel at its expense (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Bondholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

         Section 10.15. ISSUER OBLIGATION. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Bonds or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

         Section 10.16. NO PETITION. The Indenture Trustee, by entering into this Indenture, and each Bondholder, by accepting a Bond, hereby covenant and agree that they will not at any time prior to one year from the date of termination hereof, institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Bonds, this Indenture or any of the Basic Documents.

         Section 10.17. INSPECTION. The Issuer agrees that, at its expense, on reasonable prior notice, it shall permit any representative of the Indenture Trustee and the Bond Insurer, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee and the Bond Insurer shall cause their representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee or the Bond Insurer may reasonably determine that such disclosure is consistent with its obligations hereunder.

         IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                        IMPAC CMB TRUST SERIES 1999-1,
                                        as Issuer
                                        Wilmington Trust Company,
                                        not in its individual capacity
                                        but solely as Owner Trustee


                                        By:_________________________________
                                           Name:
                                           Title:



                                        LASALLE NATIONAL BANK,
                                        as Indenture Trustee


                                        By:________________________________
                                           Name:
                                           Title:

STATE OF           )
                   ) ss.:
COUNTY OF          )

         On this 26th day of February 1999, before me personally appeared ____________ to me known, who being by me duly sworn, did depose and say, that he/she is the ______________________ of the Indenture Trustee, one of the corporations described in and which executed the above instrument; and that she signed her name thereto by like order.


                                            Notary Public

                                            _______________________________
                                            NOTARY PUBLIC





[NOTARIAL SEAL]

STATE OF DELAWARE      )
                       ) ss.:
COUNTY OF NEW CASTLE   )

         On this 26th day of February, 1999, before me personally appeared Patricia A. Evans to me known, who being by me duly sworn, did depose and say, that she resides at Newark, DE and is the Financial Services Officer of the Owner Trustee, one of the corporations described in and which executed the above instrument; and that she signed her name thereto by like order.


                                            Notary Public

                                            _______________________________
                                            NOTARY PUBLIC



[NOTARIAL SEAL]

                                   EXHIBIT A-1

                             FORM OF CLASS A-1 BONDS

UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE INDENTURE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS BOND IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AND THE RELATED BOND INSURANCE POLICY AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUER IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS BOND.

PRINCIPAL OF THIS BOND IS PAYABLE OVER TIME AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.


                          IMPAC CMB TRUST SERIES 1999-1
                        COLLATERALIZED ASSET-BACKED BONDS


CLASS A-1

AGGREGATE BOND PRINCIPAL                                  BOND INTEREST
BALANCE:  $________________                               RATE:____%


INITIAL BOND PRINCIPAL                                    BOND NO. ___
BALANCE OF THIS BOND:  $_______________

PERCENTAGE INTEREST:  ______%                             CUSIP NO. ___________

         Impac CMB Trust Series 1999-1 (the "Issuer"), a Delaware business trust, for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of __________________________________________________
($_________________) in monthly installments on the twenty-fifth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a "Payment Date"), commencing in March 1999 and ending on or before the Payment Date occurring in _____________________________ (the "Stated Maturity") and to pay interest on the Bond Principal Balance of this Class A-1 Bond (this "Bond") outstanding from time to time as provided below.

         This Bond is one of a duly authorized issue of the Issuer's Collateralized Asset-Backed Bonds, Series 1999-1 (the "Bonds"), issued under an Indenture dated as of February 26, 1999 (the "Indenture"), between the Issuer and LaSalle National Bank, as indenture trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee, and the Holders of the Bonds and the terms upon which the Bonds are to be authenticated and delivered. All terms used in this Bond which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Ambac Assurance Corporation (the "Bond Insurer"), in consideration of the payment of the premium and subject to the terms of the bond insurance policy (the "Bond Insurance Policy") issued thereby, has unconditionally and irrevocably guaranteed the payment of the Insured Amount with respect to the Class A-1 Bonds with respect to each Payment Date. Such Bond Insurance Policy will not cover any Prepayment Interest Shortfalls, Relief Act Shortfalls or ARM Basis Risk Shortfall Carry-Forward Amount.

         Payments of principal and interest on this Bond will be made on each Payment Date to the Bondholder of record as of the related Record Date. On each Payment Date, Bondholders will be entitled to receive interest payments in an aggregate amount equal to the aggregate Accrued Bond Interest for such Payment Date, together with principal payments in an aggregate amount equal to the ARM Pool Principal Payment Amount, if any, for such Payment Date. The "Bond Principal Balance" of a Bond as of any date of determination is equal to the initial Bond Principal Balance thereof, reduced by the aggregate of all amounts previously paid with respect to such Bond on account of principal and the aggregate amount of cumulative Realized Losses allocated to such Bond on all prior Payment Dates.

         The principal of, and interest on, this Bond are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Bond shall be equal to this Bond's pro rata share of the aggregate payments on all Bonds as described above, and shall be applied as between interest and principal as provided in the Indenture.

         All principal and interest accrued on the Bonds, if not previously paid, will become finally due and payable at the Final Scheduled Payment Date.

         The Bonds are subject to redemption in whole, but not in part, by the Issuer on any Payment Date on or after the earlier of (i) the Payment Date on which the aggregate Principal Balance of the Mortgage Loans is less than or equal to 25% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date and (ii) the Payment Date in March 2006.

         The Issuer shall not be liable upon the indebtedness evidenced by the Bonds except to the extent of amounts available from the Trust Estate which constitutes security for the payment of the Bonds. The assets included in the Trust Estate and payments under the Bond Insurance Policy will be the sole source of payments on the Bonds, and each Holder hereof, by its acceptance of this Bond, agrees that (i) such Bond will be limited in right of payment to amounts available from the Trust Estate and the Bond Insurance Policy as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuer, the Owner Trustee, the Indenture Trustee, IMH Assets Corp., Impac Mortgage Holdings, Inc. (formerly known as Imperial Credit Mortgage Holdings, Inc.), the Master Servicer or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuer pledged to secure the Bonds pursuant to the Indenture and the rights conveyed to the Issuer under the Indenture and the Bond Insurance Policy.

         Any payment of principal or interest payable on this Bond which is punctually paid on the applicable Payment Date shall be paid to the Person in whose name such Bond is registered at the close of business on the Record Date for such Payment Date by check mailed to such person's address as it appears in the Bond Register on such Record Date, except for the final installment of principal and interest payable with respect to such Bond, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Bond delivered to the Indenture Trustee at least five Business Days prior to the Record Date, any payment of principal or interest, other than the final installment of principal or interest, shall be made by wire transfer to an account in the United States designated by such Holder. All reductions in the principal amount of a Bond (or one or more Predecessor Bonds) effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Bond and of any bond issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Bond. The final payment of this Bond shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the Corporate Trust Office or the office or agency of the Issuer maintained by it for such purpose pursuant to Section 3.02 of the Indenture.

         Subject to the foregoing provisions, each Bond delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Bond shall carry the right to unpaid principal and interest that were carried by such other Bond.

         If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Bonds, the Bonds may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Bond Principal Balance of the Bonds, the amount payable to the Holder of this Bond will be equal to the sum of the unpaid Bond Principal Balance of the Bonds, together with accrued and unpaid interest thereon as described in the Indenture. The

Indenture provides that, notwithstanding the acceleration of the maturity of the Bonds, under certain circumstances specified therein, all amounts collected as proceeds of the Trust Estate securing the Bonds or otherwise shall continue to be applied to payments of principal of and interest on the Bonds as if they had not been declared due and payable.

         The failure to pay any Unpaid Interest Shortfall at any time when funds are not available to make such payment as provided in the Indenture shall not constitute an Event of Default under the Indenture.

         Pursuant to the Indenture, unless a Bond Insurer Default (as defined in the Indenture) exists (i) the Bond Insurer shall be deemed to be the holder of the Bonds for certain purposes specified in the Indenture (other than with respect to payment on the Bonds), and will be entitled to exercise all rights of the Bondholders thereunder, including the rights of Bondholders relating to the occurrence of, and the remedies with respect to, an Event of Default, without the consent of such Bondholders, and (ii) the Trustee may take actions which would otherwise be at its option or within its discretion, including actions relating to the occurrence of, and the remedies with respect to, an Event of Default, only at the direction of the Bond Insurer.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Bond may be registered on the Bond Register of the Issuer. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Bond at the office or agency designated by the Issuer pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Indenture Trustee, one or more new Bonds of any authorized denominations and of a like aggregate initial Bond Principal Balance, will be issued to the designated transferee or transferees.

         Prior to the due presentment for registration of transfer of this Bond, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Bond is registered as the owner of such Bond (i) on the applicable Record Date for the purpose of making payments and interest of such Bond, and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Bond be overdue, and neither the Issuer, the Indenture Trustee nor any such agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Bonds under the Indenture at any time by the Issuer with the consent of the Bond Insurer and the Holders of a majority of all Bonds at the time outstanding. The Indenture also contains provisions permitting (i) the Bond Insurer or (ii) if a Bond Insurer Default exists, the Holders of Bonds representing specified percentages of the aggregate Bond Principal Balance of the Bonds on behalf of the Holders of all the Bonds, to waive any past Default under the Indenture and its consequences. Any such waiver by the Holder, at the time of the giving thereof, of this Bond (or any one or more Predecessor Bonds) shall bind the Holder of every Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Bond.

The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Bonds issued thereunder.

         Initially, the Bonds will be registered in the name of CEDE & Co. as nominee of DTC, acting in its capacity as the Depository for the Bonds. The Bonds will be delivered by the clearing agency in denominations as provided in the Indenture and subject to certain limitations therein set forth. The Bonds are exchangeable for a like aggregate initial Bond Principal Balance of Bonds of different authorized denominations, as requested by the Holder surrendering same.

         Unless the Certificate of Authentication hereon has been executed by the Indenture Trustee by manual signature, this Bond shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         AS PROVIDED IN THE INDENTURE, THIS BOND AND THE INDENTURE CREATING THIS BOND SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.

Dated: February 26, 1999

                                     IMPAC CMB TRUST SERIES 1999-1

                                     BY:  WILMINGTON TRUST COMPANY, not
                                          in its individual capacity but solely
                                          in its capacity as Owner Trustee



                                     By:_______________________________________
                                              Authorized Signatory



                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Class A-1 Bonds referred to in the within-mentioned
Indenture.

LASALLE NATIONAL BANK, as Indenture Trustee



By:______________________________________
    Authorized Signatory

                                  ABBREVIATIONS
                                  -------------


         The following abbreviations, when used in the inscription on the face of the Bond, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM    --   as tenants in common
          TEN ENT    --   as tenants by the entireties
          JT TEN     --   as joint tenants with right of survivorship and not as
                          tenants in common
UNIF GIFT MIN ACT    --   _________________ Custodian __________________________
                              (Cust)                            Minor)
                        under Uniform Gifts to Minor Act________________________
                                                               (State)

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

          PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
                                    ASSIGNEE:


         ______________________________________________________________

         ______________________________________________________________

         ______________________________________________________________
  (Please print or typewrite name and address, including zip code, of assignee)


________________________________________________________________________________
the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints __________________________ attorney to transfer said Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated:__________________________________     ___________________________________


Signature Guaranteed by ________________________________________________________

         NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by a commercial bank or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                                   EXHIBIT A-2

                             FORM OF CLASS A-2 BONDS

UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE INDENTURE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS BOND IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AND THE RELATED BOND INSURANCE POLICY AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUER IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS BOND.

PRINCIPAL OF THIS BOND IS PAYABLE OVER TIME AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.


                          IMPAC CMB TRUST SERIES 1999-1
                        COLLATERALIZED ASSET-BACKED BONDS


CLASS A-2

AGGREGATE BOND PRINCIPAL                                   BOND INTEREST
BALANCE:          $________________                        RATE:____%

INITIAL BOND PRINCIPAL
BALANCE OF THIS BOND:  $_______________                    BOND NO. ___

PERCENTAGE INTEREST: ______%                               CUSIP NO.___________

         Impac CMB Trust Series 1999-1 (the "Issuer"), a Delaware business trust, for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of __________________________________________________
($_________________) in monthly installments on the twenty-fifth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a "Payment Date"), commencing in March 1999 and ending on or before the Payment Date occurring in _____________________ (the "Stated Maturity") and to pay interest on the Bond Principal Balance of this Class A-2 Bond (this "Bond") outstanding from time to time as provided below.

         This Bond is one of a duly authorized issue of the Issuer's Collateralized Asset-Backed Bonds, Series 1999-1 (the "Bonds"), issued under an Indenture dated as of February 26, 1999 (the "Indenture"), between the Issuer and LaSalle National Bank, as indenture trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee, and the Holders of the Bonds and the terms upon which the Bonds are to be authenticated and delivered. All terms used in this Bond which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Payments of principal and interest on this Bond will be made on each Payment Date to the Bondholder of record as of the related Record Date. On each Payment Date, Bondholders will be entitled to receive interest payments in an aggregate amount equal to the aggregate Accrued Bond Interest for such Payment Date, together with principal payments in an aggregate amount equal to the High LTV Pool Principal Payment Amount, if any, for such Payment Date. The "Bond Principal Balance" of a Bond as of any date of determination is equal to the initial Bond Principal Balance thereof, reduced by the aggregate of all amounts previously paid with respect to such Bond on account of principal and the aggregate amount of cumulative Realized Losses allocated to such Bond on all prior Payment Dates.

         The principal of, and interest on, this Bond are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Bond shall be equal to this Bond's pro rata share of the aggregate payments on all Bonds as described above, and shall be applied as between interest and principal as provided in the Indenture.

         Ambac Assurance Corporation (the "Bond Insurer"), in consideration of the payment of the premium and subject to the terms of the bond insurance policy (the "Bond Insurance Policy") issued thereby, has unconditionally and irrevocably guaranteed the payment of the Insured Amount for the Class A-2 Bonds with respect to each Payment Date. Such Bond Insurance Policy will not cover any Prepayment Interest Shortfalls, Relief Act Shortfalls or High LTV Pool Basis Risk Shortfall Carry-Forward Amount.

         All principal and interest accrued on the Bonds, if not previously paid, will become finally due and payable at the Final Scheduled Payment Date.

         The Bonds are subject to redemption in whole, but not in part, by the Issuer on any Payment Date on or after the earlier of (i) the Payment Date on which the aggregate Principal Balance of the Mortgage Loans is less than or equal to 25% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date and (ii) the Payment Date in March 2006.

         The Issuer shall not be liable upon the indebtedness evidenced by the Bonds except to the extent of amounts available from the Trust Estate which constitutes security for the payment of the Bonds. The assets included in the Trust Estate and payments under the related Bond Insurance Policy will be the sole source of payments on the Bonds, and each Holder hereof, by its acceptance of this Bond, agrees that (i) such Bond will be limited in right of payment to amounts available from the Trust Estate and the related Bond Insurance Policy as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuer, the Owner Trustee, the Indenture Trustee, IMH Assets Corp., Impac Mortgage Holdings, Inc. (formerly known as Imperial Credit Mortgage Holdings, Inc.), the Master Servicer or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuer pledged to secure the Bonds pursuant to the Indenture and the rights conveyed to the Issuer under the Indenture and the related Bond Insurance Policy.

         Any payment of principal or interest payable on this Bond which is punctually paid on the applicable Payment Date shall be paid to the Person in whose name such Bond is registered at the close of business on the Record Date for such Payment Date by check mailed to such person's address as it appears in the Bond Register on such Record Date, except for the final installment of principal and interest payable with respect to such Bond, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Bond delivered to the Indenture Trustee at least five Business Days prior to the Record Date, any payment of principal or interest, other than the final installment of principal or interest, shall be made by wire transfer to an account in the United States designated by such Holder. All reductions in the principal amount of a Bond (or one or more Predecessor Bonds) effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Bond and of any bond issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Bond. The final payment of this Bond shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the Corporate Trust Office or the office or agency of the Issuer maintained by it for such purpose pursuant to Section 3.02 of the Indenture.

         Subject to the foregoing provisions, each Bond delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Bond shall carry the right to unpaid principal and interest that were carried by such other Bond.

         If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Bonds, the Bonds may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Bond Principal Balance of the Bonds, the amount payable to the

Holder of this Bond will be equal to the sum of the unpaid Bond Principal Balance of the Bonds, together with accrued and unpaid interest thereon as described in the Indenture. The Indenture provides that, notwithstanding the acceleration of the maturity of the Bonds, under certain circumstances specified therein, all amounts collected as proceeds of the Trust Estate securing the Bonds or otherwise shall continue to be applied to payments of principal of and interest on the Bonds as if they had not been declared due and payable.

         The failure to pay any Unpaid Interest Shortfall at any time when funds are not available to make such payment as provided in the Indenture shall not constitute an Event of Default under the Indenture.

         Pursuant to the Indenture, unless a Bond Insurer Default (as defined in the Indenture) exists (i) the Bond Insurer shall be deemed to be the holder of the Bonds for certain purposes specified in the Indenture (other than with respect to payment on the Bonds), and will be entitled to exercise all rights of the Bondholders thereunder, including the rights of Bondholders relating to the occurrence of, and the remedies with respect to, an Event of Default, without the consent of such Bondholders, and (ii) the Trustee may take actions which would otherwise be at its option or within its discretion, including actions relating to the occurrence of, and the remedies with respect to, an Event of Default, only at the direction of the Bond Insurer.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Bond may be registered on the Bond Register of the Issuer. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Bond at the office or agency designated by the Issuer pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Indenture Trustee, one or more new Bonds of any authorized denominations and of a like aggregate initial Bond Principal Balance, will be issued to the designated transferee or transferees.

         Prior to the due presentment for registration of transfer of this Bond, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Bond is registered as the owner of such Bond (i) on the applicable Record Date for the purpose of making payments and interest of such Bond, and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Bond be overdue, and neither the Issuer, the Indenture Trustee nor any such agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Bonds under the Indenture at any time by the Issuer with the consent of the Bond Insurer and the Holders of a majority of all Bonds at the time outstanding. The Indenture also contains provisions permitting (i) the Bond Insurer or (ii) if a Bond Insurer Default exists, the Holders of Bonds representing specified percentages of the aggregate Bond Principal Balance of the Bonds on behalf of the Holders of all the Bonds, to waive any past Default under the Indenture and its consequences. Any such waiver by the Holder, at the time of the giving thereof, of this Bond (or any one or more Predecessor Bonds) shall bind the Holder of every Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Bond. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Bonds issued thereunder.

         Initially, the Bonds will be registered in the name of CEDE & Co. as nominee of DTC, acting in its capacity as the Depository for the Bonds. The Bonds will be delivered by the clearing agency in denominations as provided in the Indenture and subject to certain limitations therein set forth. The Bonds are exchangeable for a like aggregate initial Bond Principal Balance of Bonds of different authorized denominations, as requested by the Holder surrendering same.

         The Bonds are exchangeable for a like aggregate initial Bond Principal Balance of Bonds of different authorized denominations, as requested by the Holder surrendering same.

         Unless the Certificate of Authentication hereon has been executed by the Indenture Trustee by manual signature, this Bond shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         AS PROVIDED IN THE INDENTURE, THIS BOND AND THE INDENTURE CREATING THIS BOND SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.

Dated: February 26, 1999

                                     IMPAC CMB TRUST SERIES 1999-1

                                     BY:  WILMINGTON TRUST COMPANY, not
                                          in its individual capacity but solely
                                          in its capacity as Owner Trustee



                                     By:_______________________________________
                                              Authorized Signatory



                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Class A-2 Bonds referred to in the within-mentioned
Indenture.

LASALLE NATIONAL BANK, as Indenture Trustee



By:______________________________________
    Authorized Signatory

                                  ABBREVIATIONS
                                  -------------


         The following abbreviations, when used in the inscription on the face of the Bond, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM    --   as tenants in common
          TEN ENT    --   as tenants by the entireties
          JT TEN     --   as joint tenants with right of survivorship and not as
                          tenants in common
UNIF GIFT MIN ACT    --   _________________ Custodian __________________________
                              (Cust)                            Minor)
                        under Uniform Gifts to Minor Act________________________
                                                               (State)

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

          PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
                                    ASSIGNEE:


         ______________________________________________________________

         ______________________________________________________________

         ______________________________________________________________
  (Please print or typewrite name and address, including zip code, of assignee)


________________________________________________________________________________
the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints __________________________ attorney to transfer said Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated:__________________________________     ___________________________________


Signature Guaranteed by ________________________________________________________

         NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by a commercial bank or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

                             (provided upon request)

                                    EXHIBIT C

                               CUSTODIAL AGREEMENT

                               CUSTODIAL AGREEMENT
                               -------------------

                  THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of February 26, 1999 (the "Closing Date"), by and among LASALLE NATIONAL BANK (the "Indenture Trustee") as pledgee of the Mortgage Loans of the Impac CMB Trust Series 1999-1 (the "Issuer"), IMPAC FUNDING CORPORATION, (together with any successor in interest or successor under the Servicing Agreement referred to below, the "Master Servicer") and BANKERS TRUST COMPANY (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                          W I T N E S S E T H  T H A T :
                          - - - - - - - - - -  - - - -


                  WHEREAS, pursuant to the terms of a Mortgage Loan Sale and Contribution Agreement, dated as of the Closing Date (the "MLSCA"), Impac Mortgage Holdings, Inc. (sometimes referred to herein as the "Seller") desires to sell to IMH Assets Corp. (the "Purchaser") the Cut-off Date Loan Balances of the Mortgage Loans pursuant to the terms of the MLSCA together with the Related Documents on the Closing Date.

                  WHEREAS, pursuant to the terms of the Servicing Agreement dated February 1, 1999 (the "Servicing Agreement") between the Issuer and the Master Servicer, the Master Servicer will service the Mortgage Loans for the Issuer directly or through one or more Subservicers;

                  WHEREAS, the Custodian has agreed to act as agent for the Indenture Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Master Servicer in respect of the Mortgage Loans, upon the terms and conditions and subject to the limitations hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Indenture Trustee, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   Definitions

                  Section 1.1. DEFINITIONS. Capitalized terms used and not defined herein shall have the meanings assigned thereto in the Definitions contained in Appendix A to the Indenture dated February 26, 1999 (the "Indenture"), between Impac CMB Trust Series 1999-1, as issuer, and LaSalle National Bank, as indenture trustee, which is incorporated by reference herein.


                                   ARTICLE II

                        Custody of the Mortgage Documents

                  Section 2.1. CUSTODIAN TO ACT AS AGENT; ACCEPTANCE OF THE MORTGAGE FILES. The Custodian, as the duly appointed agent of the Indenture Trustee for these purposes, acknowledges receipt of the mortgage files (the "Mortgage Files") purporting to contain the Related Documents relating to each of the Mortgage Loans identified on Schedule A attached hereto (the "Mortgage Loan Schedule") and declares that it holds and will hold the Mortgage Files as agent solely for the Indenture Trustee in trust, for the use and benefit of the Securities and the Bond Insurer.

                  Pursuant to Section 8.05 of the Indenture, the Indenture Trustee, as pledgee of the Mortgage Loans, may execute instruments to release property from the Issuer, in a manner consistent with the provisions of the Indenture. In connection with the foregoing, the Indenture Trustee, as pledgee of the Mortgage Loans, shall provide promptly a copy of such executed instruments to the Custodian. No party relying upon an instrument executed by the Indenture Trustee, as pledgee of the Mortgage Loans, as provided in this
Section 2.1 shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

                  Section 2.2. RECORDATION OF ASSIGNMENTS. If and to the extent requested to do so by the Seller, the Custodian shall complete the assignment of Mortgage in blank included in each Mortgage File in the name of the Indenture Trustee, as pledgee of the Mortgage Loans, and shall deliver each such assignment to the Seller for the purpose of recording it in the appropriate public office for real property records. The Seller, at no expense to the Custodian, shall, pursuant to Section 2.1(c) of the MLSCA, promptly cause to be recorded in the appropriate public office for real property records of each such assignment completed in favor of the Indenture Trustee, as pledgee of the Mortgage Loans, and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

                  Section 2.3.  REVIEW OF THE MORTGAGE FILES.

                  (a) The Custodian acknowledges receipt of, subject to the exceptions it notes pursuant to the procedures described below, the documents (or certified copies thereof) referred to in Section 2.1(b)(i) through (v) of the MLSCA and declares that it holds and will continue to hold those documents and any amendments, replacements or supplements thereto on behalf of the Indenture Trustee in trust for the use and benefit of all present and future Holders of the Bonds and the Bond Insurer. No later than 45 days after the Closing Date (or, with respect to any Eligible Substitute Mortgage Loan, within 5 Business Days after the receipt by the Custodian thereof and, with respect to any documents received beyond 45 days after the Closing Date, promptly thereafter), the Custodian agrees, for the benefit of the Bondholders and the Bond Insurer, to review each Mortgage File delivered to it and to execute and deliver, or cause to be executed and delivered, to the Indenture Trustee, as pledgee of the Mortgage Loans, an Initial Certification in the form annexed hereto as Exhibit 1. In conducting such review, the Custodian will ascertain whether all required documents described in Section 2.1(b) of the MLSCA have been executed and received and whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans it has received, as identified in Schedule A, as supplemented (PROVIDED, HOWEVER, that with respect to those documents described in subclause (b)(vii) of such section, the Custodian's obligations shall extend only to documents actually delivered pursuant to such subclause). In performing any such review, the Custodian may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Custodian finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Schedule A or to appear to be defective on its face, the Custodian shall promptly notify the Indenture Trustee, the Seller and the Bond Insurer of such finding and the Seller's obligation to cure such defect or repurchase or substitute for the related Mortgage Loan.

         (b) No later than 180 days after the Closing Date, the Custodian will review on behalf of the Indenture Trustee as pledgee of the Mortgage Loans, for the benefit of the Bondholders and the Bond Insurer, the Mortgage Files and will execute and deliver or cause to be executed and delivered to the Indenture Trustee, as pledgee of the Mortgage Loans, a Final Certification in the form annexed hereto as Exhibit 2. In conducting such review, the Custodian will ascertain whether an original of each document described in subclauses
(b)(ii)-(iv) of Section 2.1 of the MLSCA required to be recorded has been returned from the recording office with evidence of recording thereon or a certified copy has been obtained from the recording office. If the Custodian finds any document constituting part of the Mortgage File has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Schedule A or to appear defective on its face, the Custodian shall promptly notify the Indenture Trustee, the Seller and the Bond Insurer.

                  Upon receipt of written request from the Indenture Trustee, as pledgee of the Mortgage Loans, the Custodian shall as soon as practicable supply the Indenture Trustee, as pledgee of the Mortgage Loans, with a list of all of the documents relating to the Mortgage Loans then contained in the Mortgage Files and reviewed as required pursuant to Section 2.3 hereof.

                  Custodian makes no representations as to (i) the validity, legality, sufficiency, enforceability, due authorization, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan, and Custodian shall incur no liability or responsibility in respect of any such matters.

                  Section 2.4. NOTIFICATION OF BREACHES OF REPRESENTATIONS AND WARRANTIES. Upon discovery by the Custodian of a breach of any representation or warranty made by (i) the Seller in the MLSCA or assigned by the Seller pursuant to the MLSCA or (ii) the Master Servicer in the Servicing Agreement or assigned by the Master Servicer pursuant to the Servicing Agreement, with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Seller or the Master Servicer, as applicable, and the Bond Insurer.

                  Section 2.5. CUSTODIAN TO COOPERATE; RELEASE OF THE MORTGAGE FILES. The Master Servicer shall notify the Custodian (with a copy to the Indenture Trustee) of the termination of or the payment in full and the termination of any Mortgage Loan, by a certification of a Request for Release in one of the forms of Exhibit 3 (or an electronic request in a form acceptable to the Custodian) of this Agreement, signed by a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payments which are required to be deposited pursuant to the Servicing Agreement have been or will be so deposited) and shall request delivery to it of the Mortgage File. The Custodian agrees, upon receipt of such certification and request, promptly to release to the Master Servicer the related Mortgage File. The Master Servicer shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Eligible Substitute Loan.

                  From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Custodian shall, upon request of the Master Servicer and delivery to the Custodian, with a copy to the Indenture Trustee, as pledgee of the Mortgage Loans, of a trust receipt in one of the forms annexed hereto as Exhibit 3, signed by a Servicing Officer, release or cause to be released the related Mortgage File to the Master Servicer. Such trust receipt shall obligate the Master Servicer to return the Mortgage File to the Custodian (specified in such receipt) when the need therefor by the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a Request for Release of a Servicing Officer in one of the forms of Exhibit 3, the trust receipt shall be released to the Master Servicer.

                  Section 2.6. ASSUMPTION AGREEMENTS. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Servicing Agreement, the Master Servicer shall notify the Custodian, the Indenture Trustee and the Bond Insurer that such assumption or substitution agreement has been completed and shall forward to the Custodian, with a copy to the Bond Insurer, the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.


                                   ARTICLE III

                            Concerning the Custodian

                  Section 3.1. CUSTODIAN AS BAILEE AND AGENT OF THE INDENTURE TRUSTEE. With respect to each Mortgage Note, Mortgage and other Related Documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee of the Indenture Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Indenture Trustee and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.2, Section 2.3(b) or Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Mortgage File shall be delivered by the Custodian to the Master Servicer or otherwise released from the possession of the Custodian.

                  Section 3.2. INDEMNIFICATION. The Master Servicer hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reason of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including reasonable attorney's fees, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fee or charge shall have been caused by reason of any negligent act, negligent failure to act, willful misconduct or bad faith on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

                  Section 3.3. CUSTODIAN MAY OWN SECURITIES. The Custodian in its individual or any other capacity may become the owner or pledgee of the Securities with the same rights it would have if it were not Custodian.

                  Section 3.4. MASTER SERVICER TO PAY CUSTODIAN'S FEES AND EXPENSES. The Master Servicer covenants and agrees on behalf of the Issuer to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith.

                  Section 3.5. CUSTODIAN MAY RESIGN; INDENTURE TRUSTEE MAY REMOVE CUSTODIAN. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as the Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Indenture Trustee, as pledgee of the Mortgage Loans and with the consent of the Bond Insurer, shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Master Servicer, the Bond Insurer and the Custodian, or promptly appoint a successor Custodian by written instrument, in triplicate, one copy of which instrument shall be delivered to the resigning Custodian, one copy to the successor Custodian and one copy to the Bond Insurer. If the Indenture Trustee, as pledgee of the Mortgage Loans shall not have taken custody of the Mortgage

Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

                  The Indenture Trustee, as pledgee of the Mortgage Loans may remove the Custodian at any time for cause, based upon a material breach by the Custodian of its duties and obligations hereunder. In such event, the Indenture Trustee, as pledgee of the Mortgage Loans shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7 and shall be unaffiliated with the Depositor or the Issuer.

                  Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Indenture Trustee, as pledgee of the Mortgage Loans shall give prompt notice to the Depositor and the Master Servicer of the appointment of any successor Custodian. No successor Custodian other than LaSalle National Bank shall be appointed by the Indenture Trustee, as pledgee of the Mortgage Loans without the prior approval of the Depositor, the Bond Insurer and the Master Servicer.

                  Section 3.6. MERGER OR CONSOLIDATION OF CUSTODIAN. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 3.7. REPRESENTATIONS OF THE CUSTODIAN. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

                  Section 3.8. INDEMNIFICATION OF THE INDENTURE TRUSTEE. The Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee or any Person that "controls" the Indenture Trustee within the meaning of the 1933 Act and the 1934 Act shall be entitled to indemnification by the Custodian for any loss, liability or expense (including without limitation costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred by the Indenture Trustee or such other person and arising out of the transactions contemplated by this Agreement including, without limitation, those incurred in connection with the Indenture Trustee or Custodian (i) performing their respective duties under this Agreement and the Indenture Trustee enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies of the Bondholders and (ii) the defending or prosecuting any legal action in respect of this Agreement or the Bonds; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Indenture Trustee in the performance of its obligations and duties thereunder; provided, however, that with respect to any third party claim:

                  (1) the Indenture Trustee shall have given the Custodian written notice thereof promptly after a Responsible Officer of the Indenture Trustee shall have actual knowledge thereof except that any failure to give such notice shall not in any way limit the right to indemnification set forth in this Section 3.8;

                  (2) while maintaining control over its own defense, the Indenture Trustee shall cooperate and consult fully with the Custodian in preparing such defense; and

                  (3)      notwithstanding anything to the contrary in this
                           Section 3.8, the Custodian shall not be liable for settlement of any such claim by the Indenture Trustee, entered into without the prior consent of the Custodian, which consent shall not be unreasonably withheld.

The foregoing indemnification shall survive any termination or assignment of this Agreement.

                                   ARTICLE IV

                            Miscellaneous Provisions

                  Section 4.1. NOTICES. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telecopy or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), and to the Bond Insurer at One State Street Plaza, New York, New York 10004, Attention: Structured Finance-Mortgage Backed Securities, Telephone
(212) 208-3387, Telecopier: (212) 363-1459, in which case the notice will be deemed delivered when received.

                  Section 4.2. AMENDMENTS. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing, signed by all parties hereto and consented to by the Bond Insurer, and neither the Indenture Trustee, the Custodian nor the Master Servicer shall enter into any amendment hereof except as permitted by the Indenture, the Trust Agreement or the Servicing Agreement.

                  SECTION 4.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  Section 4.4. RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Indenture Trustee, as pledgee of the Mortgage Loans, but only upon direction accompanied by an Opinion of Counsel obtained at the expense of the Master Servicer and reasonably satisfactory to the Master Servicer to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Securities or the Bond Insurer.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  Section 4.5. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Securities or the rights of the Holders thereof.

                  Section 4.6. RELIANCE OF CUSTODIAN. In the absence of bad faith on the part of the Custodian, the Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instructions, certificate, opinion or other document furnished to the Custodian, reasonably believed by the Custodian to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement; but in the case of any loan document or other request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to the Custodian, the Custodian shall be under a duty to examine the same to determine whether or not it conforms to the requirements of this Agreement

                  Section 4.7. TRANSMISSION OF MORTGAGE FILES AND OTHER DOCUMENTS. Prior to any shipment of any Mortgage Files hereunder, the requesting party shall deliver to the Custodian written instructions as to the method of shipment and shipper(s) the Custodian is to utilize in connection with the transmission of Mortgage Files or other loan documents in the performance of the Custodian's duties hereunder. The requesting party shall arrange for the provision of such services at its sole cost and expense (or, at the Custodian's option, reimburse the Custodian for all costs and expenses incurred by the Custodian consistent with such instructions) and will maintain such insurance against loss or damage to mortgage files or other loan documents as the requesting party deems appropriate. Without limiting the generality of the provisions of Section 3.2 above, it is expressly agreed that in no event shall the Custodian have any liability for any losses or damages to any person, including without limitation, the Indenture Trustee or the Master Servicer, arising out of actions of the Custodian consistent with instruction of the requesting party. In the event the

Custodian does not receive such written instructions, the Custodian shall be authorized and shall be indemnified as provided herein to utilize a nationally recognized courier service.

                  IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


Address: LASALLE NATIONAL BANK, not in its individual capacity but solely as pledgee of the Mortgage Loans
135 South LaSalle Street
Suite 1625
Chicago, Illinois  60674

                                              By:_______________________________
                                              Name:
                                              Title:


Address:                                      IMPAC FUNDING CORPORATION,
                                              as Master Servicer
20371 Irvine Avenue
Suite 200
Santa Ana Heights, California  92707

                                              By:_______________________________
                                              Name:
                                              Title:


Address:                                      BANKERS TRUST COMPANY,
                                              as Custodian
3 Park Plaza, 16th Floor
Irvine, California  92614

Attn:  Mortgage Custody IM9901                By:_______________________________
                                              Name:
                                              Title:

STATE OF ILLINOIS    )
                     ) ss.:
COUNTY OF COOK       )


                  On the 26th day of February, 1999, before me, a notary public in and for said State, personally appeared _______________, known to me to be a _____________ of LaSalle National Bank, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                             _______________________________
                                                      Notary Public


[Notarial Seal]

STATE OF CALIFORNIA     )
                        ) ss.:
COUNTY OF ORANGE        )


                  On the 26th day of February, 1999, before me, a notary public in and for said State, personally appeared ___________, known to me to be a _________ of Impac Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                        ____________________________________
                                                    Notary Public


[Notarial Seal]

STATE OF CALIFORNIA   )
                      ) ss.:
COUNTY OF ORANGE      )


                  On the 26th day of February, 1999, before me, a notary public in and for said State, personally appeared ____________, known to me to be a __________ of Bankers Trust Company, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                        ____________________________________
                                                    Notary Public


[Notarial Seal]

                                    EXHIBIT 1

                     FORM OF CUSTODIAN INITIAL CERTIFICATION


                                                 ___________________, 199_

[Issuer]

[Bond Insurer]

[Master Servicer]

[Indenture Trustee]

Attention:  Impac CMB Trust Series 1999-1

                  Re: Custodial Agreement dated as of February 26, 1999, by and among LaSalle National Bank, as pledgee of the Mortgage Loans of Impac CMB Trust Series 1999-1, Impac Funding Corporation and Bankers Trust Company

Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, and Section 2.1(b)(i)-(v) of the Mortgage Loan Sale and Contribution Agreement, dated as of February 26, 1999 between Impac Mortgage Holdings, Inc. (formerly known as Imperial Credit Mortgage Holdings, Inc.) and Impac Funding Corporation (formerly known as ICI Funding Corporation) (the "MLSCA"; and together with the Indenture, the "Agreements"), the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the exception report attached hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: (i) all documents required to be included in the Mortgage File are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; and (iii) based on examina tion by it, and only as to such documents, the information set forth in items (iii) and (v) of the definition or description of "Mortgage Loan Schedule" is correct.

                  The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Agreements. The Custodian makes no representation that any documents specified in clause (v) of Section 2.1(b) of the MLSCA should be included in any Mortgage File. The Custodian makes no representations as to and shall not be responsible to verify: (i) the validity, legality, sufficiency, enforceability, due authorization, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan, or (iii) the existence of any assumption, modification, written assurance or substitution agreement with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Custodian.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                             BANKERS TRUST COMPANY,
                                             as Custodian


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                    EXHIBIT 2

                      FORM OF CUSTODIAN FINAL CERTIFICATION


                                             ___________________, 199_

[Issuer]

[Bond Insurer]

[Master Servicer]

[Indenture Trustee]

Attention:  Impac CMB Trust Series 1999-1

                  Re: Custodial Agreement, dated as of February 26, 1999, by and among LaSalle National Bank, as pledgee of the Mortgage Loans of the Impac CMB Trust Series 1999-1, Impac Funding Corporation and Bankers Trust Company

Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, and Section 2.1(b) of the Mortgage Loan Sale and Contribution Agreement, dated as of February 26, 1999, between Impac Mortgage Holdings, Inc. (formerly known as Imperial Credit Mortgage Holdings, Inc.) and Impac Funding Corporation (formerly known as ICI Funding Corporation) (the "MLSCA"; and together with the Indenture, the "Agreements"), the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the exception report attached hereto) it has received the documents set forth in
Section 2.1(b) of the MLSCA.

                  The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Agreements. The Custodian makes no representation that any documents specified in clause (v) of Section 2.1(b) should be included in any Mortgage File. The Custodian makes no representations as to and shall not be responsible to verify: (i) the validity, legality, sufficiency, enforceability, due authorization, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) the existence of any assumption, modification, written assurance or substitution agreement with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Custodian.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                              BANKERS TRUST COMPANY,
                                               as Custodian

                                              By:_______________________________
                                              Name:_____________________________
                                              Title:____________________________

                                    EXHIBIT 3
                           FORM OF REQUEST FOR RELEASE
DATE:

TO:

RE: REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the Mortgage Loans, we request the release of the Mortgage File described below.

Servicing Agreement Dated:
Series #:
Account #:
Pool #:
Loan #:
Borrower Name(s):
Reason for Document Request: (circle one)       Mortgage Loan Prepaid in Full
                                                Other
                                                Mortgage Loan Repurchased
Please deliver the Mortgage File to:__________________________________________
______________________________________________________________________________

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Servicing Agreement."

_____________________________________
[Name of Master Servicer]
Authorized Signature

                                   SCHEDULE A

                             MORTGAGE LOAN SCHEDULE


                           TO BE PROVIDED UPON REQUEST

                                   APPENDIX A

                                   DEFINITIONS

                  ACCRUAL PERIOD: With respect to the Bonds and any Payment Date, the period commencing on the preceding Payment Date (or, in the case of the first Payment Date, on the Closing Date) through the day preceding such Payment Date.

                  ACCRUED BOND INTEREST: With respect to each Payment Date, as to each Class of Bonds, interest accrued during the related Accrual Period at the related Bond Interest Rate on the Bond Principal Balance thereof immediately prior to such Payment Date. Accrued Bond Interest for the Bonds shall be calculated on the basis of the actual number of days in the Accrual Period and a 360-day year.

                  ADJUSTMENT DATE: As to each ARM Loan, each date set forth in the related Mortgage Note on which an adjustment to the interest rate on such Mortgage Loan becomes effective.

                  ADVANCE: As to any Mortgage Loan, any advance made by the Master Servicer (or the Indenture Trustee as successor Master Servicer), pursuant to Section 4.04 of the Servicing Agreement. Anything in the Basic Documents referring to an "Advance" by the Master Servicer shall be deemed to mean the Indenture Trustee as Master Servicer, if the Master Servicer has been terminated pursuant to Section 6.01 of the Servicing Agreement and the Indenture Trustee has made such Advance.

                  AFFILIATE: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

                  APPRAISED VALUE: The appraised value of a Mortgaged Property based upon the lesser of (i) the appraisal made at the time of the origination of the related Mortgage Loan, or (ii) the sales price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

                  ARM LOANS: At any time, collectively, all the mortgage loans that have been sold to the Depositor under the Mortgage Loan Sale and Contribution Agreement which have adjustable rates and will be secured by first liens on the related Mortgage Property.

                  ARM POOL:  The ARM Loans in the aggregate.

                  ARM POOL AVAILABLE FUNDS: With respect to any Payment Date, the sum of the following, in each case with respect to the ARM Loans:

                  (i) each previously undistributed Monthly Payment due after the Cut-Off Date received on or prior to the related Determination Date or advanced prior to such Payment Date (other than Monthly Payments due after the related Due Period, which shall be treated as if received during the Due Period they were due and other than Monthly Payments with respect to which the Master Servicer has made an unreimbursed Advance) on each Outstanding Mortgage Loan in the ARM Pool (less the related Servicing Fees, any subservicing fees under any Subservicing Agreement and any fees or penalties retained by the Servicer or any subservicer, the fees of the Owner Trustee and the Indenture Trustee and the premium with respect to the related Bond Insurance Policy);

                  (ii) all proceeds of any ARM Loan repurchased during the related Collection Period (or deemed to have been so repurchased in accordance with the Servicing Agreement) pursuant to the Servicing Agreement and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan pursuant to the Servicing Agreement during the related Collection Period; and

                  (iii) all other unscheduled collections (including, without limitation, Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Due Period (or deemed to have been so received) to the extent applied by the Master Servicer as recoveries of principal of the related ARM Loan pursuant to the Servicing Agreement;

                  (iv) interest on amounts in the Collection Account in respect of deposits from the ARM Loans;

                  (v) any fees or penalties on the ARM Loans, including prepayment penalties and assumption fees, not retained by any Subservicer pursuant to the terms of the related Subservicing Agreement; and

                  (vi)     the ARM Pool Cap Contract Payment Amount;

         MINUS

                  (viii) expenses incurred by and reimbursable to Master Servicer or the Depositor pursuant to the Servicing Agreement or otherwise, or in connection with enforcing any repurchase, substitution or indemnification obligation of the Seller (other than an Affiliate of the Depositor) in respect of an ARM Loan; and

                  (ix) amounts expended by the Master Servicer (a) pursuant to the Servicing Agreement in good faith in connection with the restoration of property related to an ARM Loan damaged by an Uninsured Cause, and (b) in connection with the liquidation of a

         ARM Loan or disposition of an REO Property related to an ARM Loan to the extent not otherwise reimbursed to the Master Servicer pursuant to the Servicing Agreement; and

                           (x) if the Bonds have been declared due and payable
                  following an Event of Default on such Payment Date, any amounts owed to the Indenture Trustee by the Issuer pursuant to Section 6.07 of the Indenture.

                  ARM POOL BASIS RISK SHORTFALL: On each Payment Date, the excess, if any, of (x) Accrued Bond Interest on the Class A-1 Bonds calculated pursuant to clause (i) of the definition of Bond Interest Rate thereof over (y) interest accrued on the related Mortgage Loans at the Class A-1 Available Funds Rate.

                  ARM POOL BASIS RISK SHORTFALL CARRY-FORWARD AMOUNT: With respect to any Payment Date, an amount equal to the aggregate amount of ARM Pool Basis Risk Shortfall for the Class A-1 Bonds on such Payment Date, plus any unpaid ARM Pool Basis Risk Shortfall from prior Payment Dates, plus interest thereon at the related Bond Interest Rate for such Payment Date, to the extent previously unreimbursed by the ARM Pool Net Monthly Excess Cash Flow.

                  ARM POOL CAP CONTRACT PAYMENT AMOUNT: With respect to any Payment Date, the amount payable by the Cap Counterparty under the Cap Contract based upon the Confirmation attached as Exhibit I and related to Transaction 1737/1831.

                  ARM POOL CUT-OFF DATE BALANCE: $123,993,721.

                  ARM POOL EXCESS OVERCOLLATERALIZATION AMOUNT: With respect to any Payment Date, the excess, if any, of (a) the ARM Pool Overcollateralization Amount that would apply on such Payment Date after taking into account all distributions to be made on such Payment Date over (b) the ARM Pool Required Overcollateralization Amount for such Payment Date.

                  ARM POOL INSURED AMOUNT: Shall have the meaning assigned to the term "Insured Amount" in the Bond Insurance Policy applicable to the Class A-1 Bonds.

                  ARM POOL OVERCOLLATERALIZATION AMOUNT: As of any Payment Date, the excess, if any, of (a) the aggregate Principal Balances of the ARM Loans immediately following such Payment Date over (b) the Bond Principal Balance of the Class A-1 Bonds as of such Payment Date (after taking into account the payments to the Class A-1 Bonds of the ARM Pool Principal Payment Amount).

                  ARM POOL OVERCOLLATERALIZATION DEFICIT: As of any Payment Date, the excess, if any, of (a) the Bond Principal Balance of the Class A-1 Bonds as of such Payment Date (after taking into account the payments to the Class A-1 Bonds of the ARM Pool Principal Payment Amount) over (b) the aggregate Principal Balances of the ARM Loans immediately following such Payment Date.

                  ARM POOL OVERCOLLATERALIZATION INCREASE AMOUNT: On any Payment Date, an amount equal to the lesser of (i) the ARM Pool Available Funds and any Insured Amount and Reserve Fund Release Amount in respect of the Class A-1 Bonds after distributions pursuant to Section 3.05(b)(i) through (iii) of the Indenture and (ii) the excess of (a) the ARM Pool Required Overcollateralization Amount for such Payment Date over (b) the ARM Pool Overcollateralization Amount that would apply on such Payment Date after taking into account all distributions to be made on such Payment Date.

                  ARM POOL OVERCOLLATERALIZATION REDUCTION AMOUNT: As of any Payment Date, any ARM Pool Excess Overcollateralization Amount as of such Payment Date after distribution of the ARM Pool Principal Payment Amount on such Payment Date.

                  ARM POOL PRINCIPAL PAYMENT AMOUNT: With respect to any Payment Date, the sum of the following, in each case with respect to the ARM Loans:

                  (i) the principal portion of each previously undistributed Monthly Payment due after the Cut-Off Date received on or prior to the related Determination Date or advanced prior to such Payment Date (other than Monthly Payments due after the related Due Period, which shall be treated as if received during the Due Period they were due) on each Outstanding Mortgage Loan in the ARM Pool;

                  (ii) the principal portion of all proceeds of any ARM Loan repurchased during the related Prepayment Period (or deemed to have been so repurchased in accordance with the Servicing Agreement) pursuant to the Servicing Agreement and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan pursuant to the Servicing Agreement during the related Collection Period;

                  (iii) the principal portion of all other unscheduled collections (including, without limitation, Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Prepayment Period (or deemed to have been so received) to the extent applied by the Master Servicer as recoveries of principal of the related ARM Loan pursuant to the Servicing Agreement; and

                  (iv) the portion of any ARM Pool Insured Amount or Reserve Fund Release Amount for such Payment Date in respect of any ARM Pool Overcollateralization Deficit;

         MINUS

                  (v) the amount of any ARM Pool Overcollateralization Reduction Amount for such Payment Date.

                  ARM POOL NET MONTHLY EXCESS CASH FLOW: For any Payment Date, the amount as defined in Section 3.05(b)(iv) of the Indenture.

                  ARM POOL REQUIRED OVERCOLLATERALIZATION AMOUNT: With respect to any Payment Date (i) prior to the ARM Pool Step-Down Date, 2.25% of the ARM Pool Cut-off Date Balance and (ii) on or after the ARM Pool Step-Down Date, the greatest of (a) 4.50% of the then current aggregate Principal Balance of the ARM Loans as of the end of the related Due Period, (b) the aggregate Principal Balance of the three largest ARM Loans, (c) two times the excess of (1) 50% of the aggregate Principal Balance of the ARM Loans 90 or more days delinquent over
(2) three times the ARM Pool Net Monthly Excess Cash Flow for such Payment Date and (d) 0.50% of the ARM Pool Cut-off Date Balance.

                  ARM POOL RESERVE FUND ADDITION: With respect to any Payment Date, if, following distributions to be made with respect to such Payment Date, the ARM Pool Overcollateralization Amount is equal to the ARM Pool Required Overcollateralization Amount, an amount equal to the excess, if any, of (i) the sum of ARM Pool Required Overcollateralization Amount and the High LTV Pool Required Overcollateralization Amount over (ii) the sum of ARM Pool Overcollateralization Amount, the High LTV Pool Overcollateralization Amount and the amount in the Reserve Fund.

                  ARM POOL STEP-DOWN DATE: The later of (i) the first Payment Date occurring after February 2002 and (ii) the first Payment Date on which the Principal Balance of the ARM Loans is equal to or less than 50% of the ARM Pool Cut-off Date Balance.

                  ASSIGNMENT OF MORTGAGE: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

                  AUTHORIZED NEWSPAPER: A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

                  AUTHORIZED OFFICER: With respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identi fied on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

                  AVAILABLE FUNDS: The ARM Pool Available Funds or High LTV Pool Available Funds, as applicable.

                  BACK-UP SERVICER: A Person selected by and acceptable to the Seller and the Bond Insurer to be the successor to Wendover as Subservicer with respect to the High LTV Loans.

                  BALLOON LOAN: Each of the Mortgage Loans identified in the Mortgage Loan Schedule as having an original term to maturity that is shorter than the related amortization term.

                  BALLOON PAYMENT: With respect to any Balloon Loan, the related Monthly Payment payable on the stated maturity date of such Balloon Loan.

                  BANKRUPTCY CODE:  The Bankruptcy Code of 1978, as amended.

                  BASIC DOCUMENTS: The Trust Agreement, the Certificate of Trust, the Indenture, the Servicing Agreement, the Insurance Agreement, the Mortgage Loan Sale and Contribution Agreement, the Cap Contract and the other documents and certificates delivered in connection with any of the above.

                  BENEFICIAL OWNER: With respect to any Bond, the Person who is the beneficial owner of such Bond as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).

                  BOND INSURANCE POLICY: With respect to the Class A-1 Bonds, the certificate guaranty insurance policy number #AB0235BE, issued by the Bond Insurer to the Indenture Trustee for the benefit of the Class A-1 Bondholders. With respect to the Class A-2 Bonds, the certificate guaranty insurance policy number #AB0236BE, issued by the Bond Insurer to the Indenture Trustee for the benefit of the Class A-2 Bondholders.

                  BOND INSURANCE PREMIUM: The premium payable to the Bond Insurer with respect to each Bond Insurance Policy, as specified in the Insurance Agreement.

                  BOND INSURER: Ambac Assurance Corporation, a
Wisconsin-domiciled stock insurance corporation, any successor thereto or any replacement bond insurer substituted pursuant to Section 3.29 of the Indenture.

                  BOND INSURER DEFAULT: The existence and continuance of any of the following: (a) a failure by the Bond Insurer to make a payment required under the related Bond Insurance Policy in accordance with its terms; or (b)(i) the Bond Insurer (A) files any petition or commences any case or proceeding under any provision or chapter of the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (ii) a court of competent jurisdiction, the New York or Wisconsin Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for the Bond Insurer or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Bond Insurer (or the taking of possession of all or any material portion of the property of the Bond Insurer).

                  BOND INTEREST RATE: With respect to each Payment Date and the Class A-1 Bonds, a floating rate equal to the lesser of (i) One-Month LIBOR plus the related Bond Margin and (ii) the Maximum Class A-1 Bond Rate with respect to such Payment Date. With respect to each Payment Date and the Class A-2 Bonds, a floating rate equal to the lesser of (i) One-Month LIBOR plus the related Bond Margin and (ii) the Maximum Class A-2 Bond Rate with respect to such Payment Date.

                  BOND MARGIN: With respect the Class A-1 Bonds is equal to 0.40% prior to the Step-Up Date and 0.80% thereafter. With respect the Class A-2 Bonds is equal to 0.63% prior to the Step-Up Date and 1.26% thereafter.

                  BOND OWNER:  The Beneficial Owner of a Bond.

                  BOND PRINCIPAL BALANCE: With respect to any Bond and any date of determination, the initial Bond Principal Balance as stated on the face thereof, minus all amounts distributed in respect of principal with respect to such Bond and the aggregate amount of Realized Losses allocated to such Bond on all prior Payment Dates. Reimbursement of the principal portion of Realized Losses from the Interest Remittance Amount shall not reduce the Bond Principal Balance of any Bond.

                  BOND REGISTER: The register maintained by the Bond Registrar in which the Bond Registrar shall provide for the registration of Bonds and of transfers and exchanges of Bonds.

                  BOND REGISTRAR: The Indenture Trustee, in its capacity as Bond Registrar, or any successor to the Indenture Trustee in such capacity.

                  BONDHOLDER OR HOLDER: The Person in whose name a Bond is registered in the Bond Register, except that, any Bond registered in the name of the Depositor, the Issuer or the Indenture Trustee or any Affiliate of any of them shall be deemed not to be a holder or holder, nor shall any so owned be considered outstanding, for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement; provided that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds that the Indenture Trustee or the Owner Trustee knows to be so owned shall be so disregarded. Owners of Bonds that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Issuer, any other obligor upon the Bonds or any Affiliate of any of the foregoing Persons. Any bonds on which payments are made under the related Bond Insurance Policy shall be deemed Outstanding until the Bond Insurer has been reimbursed with respect thereto and the Bond Insurer shall be deemed the Bondholder thereof to the extent of such unreimbursed payment.

                  BONDS: The Class A-1 Bonds and Class A-2 Bonds issued and outstanding at any time pursuant to the Indenture.

                  BOOK-ENTRY BONDS: Beneficial interests in the Bonds, ownership and transfers of which shall be made through book entries by the Depository as described in Section 4.06 of the Indenture.

                  BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the City of New York, Delaware or California or in the city in which the corporate trust offices of the Indenture Trustee or the principal office of the Bond Insurer are located, are required or authorized by law to be closed.

                  BUSINESS TRUST STATUTE: Chapter 38 of Title 12 of the Delaware Code, 12 DEL. Code ss.ss.3801 ET SEQ., as the same may be amended from time to time.

                  CAP CONTRACT: The ISDA Master Agreement, including the Credit Support Annex and the Confirmations thereto, dated February 26, 1999, between the Cap Counterparty and the Issuer.

                  CAP CONTRACT DEPOSIT: The amount equal to $508,000 deposited by the Company into the Trust to allow the Owner Trustee on behalf of the Issuer to acquire the Cap Contract.

                  CAP CONTRACT PLEDGED COLLATERAL: The collateral pledged by the Cap Counterparty to the Issuer pursuant to the Cap Contract.

                  CAP COUNTERPARTY: DLJ Financial Products Limited, and its successors and assigns.

                  CARRY-FORWARD AMOUNT: The ARM Pool Basis Risk Shortfall Carry-Forward Amount or High LTV Pool Basis Risk Shortfall Carry-Forward Amount, as applicable.

                  CASH LIQUIDATION: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

                  CERTIFICATE DISTRIBUTION ACCOUNT: The account or accounts created and maintained pursuant to Section 3.10(c) of the Trust Agreement. The Certificate Distribution Account shall be an Eligible Account.

                  CERTIFICATE PAYING AGENT: The meaning specified in Section
3.10 of the Trust Agreement.

                  CERTIFICATE PERCENTAGE INTEREST: With respect to each Certificate, the Certificate Percentage Interest stated on the face thereof.

                  CERTIFICATE REGISTER: The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates.

                  CERTIFICATE REGISTRAR: Initially, the Indenture Trustee, in its capacity as Certificate Registrar, or any successor to the Indenture Trustee in such capacity.

                  CERTIFICATE OF TRUST: The Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

                  CERTIFICATES OR TRUST CERTIFICATES: The IMH Assets Corp., Trust Certificates, Series 1999-1, evidencing the beneficial ownership interest in the Issuer and executed by the Owner Trustee in substantially the form set forth in Exhibit A to the Trust Agreement.

                  CERTIFICATEHOLDER OR HOLDER: The Person in whose name a Certificate is registered in the Certificate Register. Owners of Certificates that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as the case may be, the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Issuer, any other obligor upon the Certificates or any Affiliate of any of the foregoing Persons.

                  CLASS: Collectively, all of the Bonds bearing the same designation.

                  CLASS A-1 AVAILABLE INTEREST: On any Payment Date, an amount equal to interest accrued on the ARM Loans at the Class A-1 Available Funds Rate for such Payment Date

                  CLASS A-1 AVAILABLE FUNDS RATE: On any Payment Date, a rate equal to the sum of (A)(i)(a) the weighted average of the Mortgage Rates on the ARM Loans minus the sum of the related Servicing Fee Rate, Indenture Trustee Fee Rate, Owner Trustee Fee Rate, 0.50% per annum, and, if applicable, the related CMAC PMI Policy Rate, weighted on the basis of the Principal Balances thereof as of the end of the prior Due Period, times a fraction equal to (1) the aggregate Principal Balance of the ARM Loans as of the end of the prior Due Period over
(2) the Bond Principal Balance of the Class A-1 Bonds immediately prior to such Payment Date, minus (b) the related Policy Premium Rate, times (ii) a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period plus (B)(i) a fraction, converted to a per annum percentage, (x) the numerator of which is equal to the sum of (a) the ARM Pool Cap Contract Payment Amount for such Payment Date (whether or not received) and (b) amounts in respect of interest received with respect to the ARM Loans for such Payment Date with respect to clauses (iv) and (v) of the definition of ARM Pool Available Funds, and (y) the denominator of which is the aggregate Principal Balance of the ARM Loans as of the end of the prior Due Period, times (ii) a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period.

                  CLASS A-2 AVAILABLE INTEREST: On any Payment Date, an amount equal to interest accrued on the High LTV Loans at the Class A-2 Available Funds Rate for such Payment Date

                  CLASS A-2 AVAILABLE FUNDS RATE: A rate equal to the sum of
(A)(i)(a) the weighted average of the Mortgage Rates on the High LTV Loans minus the sum of the related Servicing Fee Rate, Indenture Trustee Fee Rate, Owner Trustee Fee Rate and 2.50% per annum, weighted on the basis of the Principal Balances thereof as of the end of the prior Due Period, times a fraction equal to (1) the aggregate Principal Balance of the High LTV Loans as of the end of the prior Due Period over (2) the Bond Principal Balance of the Class A-2 Bonds immediately prior to such Payment Date, minus (b) the related Policy Premium Rate, times (ii) a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period plus (B)(i) a fraction, converted to a per annum percentage, (x) the numerator of which is equal to the sum of (a) the High LTV Pool Cap Contract Payment Amount for such Payment Date (whether or not received) and (b) amounts in respect of interest received with respect to the ARM Loans for such Payment Date with respect to clauses (iv), (v) and (vi) of the definition of High LTV Pool Available Funds, and (y) the denominator of which is the aggregate Principal Balance of the High LTV Loans as of the end of the prior Due Period, times (ii) a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period.

                  CLOSING DATE: February 26, 1999.

                  CMAC: Commonwealth Mortgage Assurance Corporation, or its successor in interest.

                  CMAC PMI POLICY: The modified primary insurance policy issued with respect to certain of the ARM Loans by CMAC.

                  CMAC PMI POLICY FEE: With respect to each Mortgage Loan covered by the CMAC PMI Policy and any Payment Date, the product of (i) the CMAC PMI Policy Rate divided by 12 and (ii) the Principal Balance of such Mortgage Loan as of the first day of the related Due
Period.

                  CMAC PMI POLICY RATE: With respect to any ARM Loan covered by the CMAC PMI Policy, the rate per annum at which the premium with respect to such policy accrues.

                  CODE: The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  COLLATERAL: The meaning specified in the Granting Clause of the Indenture.

                  COLLATERAL ACCOUNT CONTROL AGREEMENT: The Collateral Account Control Agreement between the Issuer and the Securities Intermediary, whereby which the Cap Contract Pledged Collateral under the Cap Contract is held by the Securities Intermediary.

                  COLLECTION ACCOUNT: The account or accounts created and maintained pursuant to Section 3.06(d) of the Servicing Agreement. The Collection Account shall be an Eligible Account.

                  COLLECTION PERIOD: With respect to each Payment Date, the calendar month immediately preceding the month in which such Payment Date occurs.

                  COMBINED LOAN-TO-VALUE RATIO: With respect to any Mortgage Loan and any date, the percentage equivalent of a fraction, the numerator of which is the Cut-Off Date Principal Balance of such Mortgage Loan and of any mortgage loan or mortgage loans that are secured by liens on the Mortgaged Property that are subordinate to the Mortgage and the denominator of which is the Appraised Value of the related Mortgaged Property.

                  COMPENSATING INTEREST: With respect to any Determination Date, an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfall for the related Collection Period and (ii) the Servicing Fee for such Determination Date.

                  CONDOSELECT LOAN: The Mortgage Loans that are cross-collateralized and cross- defaulted and indicated on the Mortgage Loan Schedule as "CondoSelect Loans."

                  CONVERTED MORTGAGE LOAN: Any Convertible Mortgage Loan with respect to which the interest rate borne by such Mortgage Loan has been converted from an adjustable interest rate to a fixed interest rate.

                  CONVERTIBLE MORTGAGE LOAN: Any Mortgage Loan which by its terms grants to the related Mortgagor the option to convert the interest rate borne by such Mortgage Loan from an adjustable interest rate to a fixed interest rate.

                  CONVERTING MORTGAGE LOAN: Any Convertible Mortgage Loan with respect to which the related Mortgagor has given notice of his intent to convert from an adjustable interest rate to a fixed interest rate and prior to the conversion of such Mortgage Loan.

                  CORPORATE TRUST OFFICE: With respect to the Indenture Trustee, Certificate Registrar, Certificate Paying Agent and Paying Agent, the principal corporate trust office of the Indenture Trustee and Bond Registrar at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at 135 South LaSalle Street, Chicago, Illinois 60674, Attention: Impac CMB Trust Series 1999-1. With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Trust Agreement is located at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19801, Attention: Impac CMB Trust Series 1999-1.

                  CUMULATIVE LOSS PERCENTAGE: As to any Payment Date and the Mortgage Loans, the percentage equivalent of the fraction obtained by dividing
(i) the aggregate of Realized Losses
on the Mortgage Loans from the Cut-Off Date through such Payment Date by (ii) the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  CUSTODIAN: Bankers Trust Company of California, N.A., or its successor.

                  CUSTODIAL AGREEMENT: The Custodial Agreement dated February 26, 1999, among the Custodian, the Indenture Trustee and the Master Servicer.

                  CUT-OFF DATE: With respect to the ARM Loans, February 1, 1999. With respect to the High LTV Loans, the close of business on January 31, 1999.

                  CUT-OFF DATE PRINCIPAL BALANCE: With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-Off Date after applying the principal portion of Monthly Payments due on or before such date, whether or not received, and without regard to any payments due after such date.

                  DEBT SERVICE REDUCTION: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

                  DEFAULT: Any occurrence which is or with notice or the lapse of time or both would become an Event of Default.

                  DEFICIENCY AMOUNT: The meaning provided in the related Bond Insurance Policy.

                  DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

                  DEFINITIVE BONDS: The meaning specified in Section 4.06 of the Indenture.

                  DELETED MORTGAGE LOAN: A Mortgage Loan replaced or to be replaced with an Eligible Substitute Mortgage Loan.

                  DELINQUENCY PERCENTAGE: As of the last day of any Due Period and with respect to the Mortgage Loans, the percentage equivalent of a fraction, the numerator of which equals the aggregate Principal Balance of the Mortgage Loans that are 60 or more days delinquent, in foreclosure or converted to REO Properties as of such last day of such Due Period, and the denominator of which is the aggregate Principal Balance of the Mortgage Loans as of the last day of such Due Period.

                  DEPOSITOR: IMH Assets Corp., a California corporation, or its successor in interest.

                  DEPOSITORY OR DEPOSITORY AGENCY: The Depository Trust Company or a successor appointed by the Indenture Trustee. Any successor to the Depository shall be an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and the regulations of the Securities and Exchange Commission thereunder.

                  DEPOSITORY PARTICIPANT: A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  DETERMINATION DATE: With respect to any Payment Date, the 15th of the related month, or if the 15th day of such month is not a Business Day, the immediately preceding Business Day.

                  DETERMINATION DATE REPORT: The report prepared by the Master Servicer pursuant to Section 4.01 of the Servicing Agreement.

                  DUE DATE: The date on which the Monthly Payment on the related Mortgage Loan is due in accordance with the terms of the related Mortgage Note.

                  DUE PERIOD: With respect to any Payment Date and the ARM Loans, the period commencing on the second day of the month preceding the month of such Payment Date (or, with respect to the first Due Period, the day following the Cut-Off Date) and ending on the first day of the month of such Payment Date. With respect to any Payment Date and the High LTV Loans, the period is the calendar month preceding the month of such Payment Date.

                  ELIGIBLE ACCOUNT: An account that is any of the following: (i) maintained with a depository institution the short term deposits of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, PROVIDED that any deposits not so insured shall, to the extent acceptable to the Bond Insurer and each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Indenture Trustee, the Bond Insurer and each Rating Agency) the Indenture Trustee has a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Eligible Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is main tained, or (iii) in the case of the Collection Account, either (A) a trust account or accounts maintained at the Corporate Trust Department of the Indenture Trustee or (B) an account or accounts maintained at the Corporate Trust Department of the Indenture Trustee, as long as its short term debt obligations are rated P-1 by Moody's and A-1 by Standard & Poor's or better and its long term debt obligations are rated A2 by Moody's and A by Standard & Poor's or better, or (iv) in the case of the Collection Account and the Payment Account, a trust account or accounts maintained in the corporate trust division of the Indenture Trustee, or (v) an account or accounts of a depository institution acceptable to each Rating Agency as evidenced in writing by each

Rating Agency that use of any such account as the Collection Account or the Payment Account will not reduce the rating assigned to any of the Securities by such Rating Agency below investment grade without taking into account the related Bond Insurance Policy and acceptable to the Bond Insurer as evidenced in writing.

                  ELIGIBLE INVESTMENTS: One or more of the following:

                         (i) direct obligations of, and obligations fully guaranteed by, the United States of America, the Federal Home Mortgage Corporation, the Federal National Mortgage Association, the Federal Home Loan Banks or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

                        (ii) (A) demand and time deposits in, certificates of deposit of, banker's acceptances issued by or federal funds sold by any depository institution or trust company (including the Indenture Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by federal and/or state authorities, so long as at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company has a short term unsecured debt rating in the highest available rating category of each of the Rating Agencies and provided that each such investment has an original maturity of no more than 365 days, and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

                       (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as a principal) rated "A" or higher by Standard & Poor's and A2 or higher by Moody's; provided, however, that collateral transferred pursuant to such repurchase obligation must (A) be valued weekly at current market price plus accrued interest, (B) pursuant to such valuation, equal, at all times, 105% of the cash transferred by the Indenture Trustee in exchange for such collateral and (C) be delivered to the Indenture Trustee or, if the Indenture Trustee is supplying the collateral, an agent for the Indenture Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities.

                        (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which has a long term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                         (v) commercial paper having an original maturity of less than 365 days and issued by an institution having a short term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                        (vi) a guaranteed investment contract approved by each of the Rating Agencies and the Bond Insurer and issued by an insurance company or other corporation having a long term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                       (vii) money market funds having ratings in the highest available long-term rating category of each of the Rating Agencies at the time of such investment; any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirement for Eligible Investments set forth in the Indenture; and

                      (viii) any investment approved in writing by each of the Rating Agencies and the Bond Insurer.

The Indenture Trustee may purchase from or sell to itself or an affiliate, as principal or agent, the Eligible Investments listed above.

PROVIDED, HOWEVER, that each such instrument shall be acquired in an arm's length transaction and no such instrument shall be an Eligible Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations; PROVIDED FURTHER, HOWEVER, that each such instrument acquired shall not be acquired at a price in excess of par.

                  ELIGIBLE SUBSTITUTE MORTGAGE LOAN: A Mortgage Loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officer's Certificate delivered to the Indenture Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by the Seller in the Collection Account in the month of substitution); (ii)(A) if such Mortgage Loan is an ARM Loan, comply with each representation and warranty set forth in clauses (i) through (lxiii) of Section 3.1(b) of the Mortgage Loan Sale and Contribution Agreement other than clauses (ii) through (xiii) and clause (lvii) thereof or (B) if such Mortgage Loan is a High LTV Loan, comply with each representation and warranty set forth in clauses (i) through (lix) of Section 3.1(c) of the Mortgage Loan Sale and Contribution Agreement other than clauses
(ii) through and (xiii) and clause (lvi) thereof, in each case as of the date of substitution; (iii) have a Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan as of the date of substitution; (iv) have a Loan-to-Value Ratio and a Combined Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (v) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (vi) not be 30 days or more delinquent and (vii) not be a CondoSelect Loan or Convertible Mortgage Loan.

                  ERISA: The Employee Retirement Income Security Act of 1974, as amended.

                  EVENT OF DEFAULT: With respect to the Indenture, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                         (i) a default in (a) the payment of Accrued Bond Interest on any class of Bonds or the Bond Principal Distribution Amount with respect to a Payment Date on such Payment Date or (b) the Unpaid Interest Shortfall with respect to any class of Bonds, but only, with respect to clause (b), to the extent funds are available to make such payment as provided in the Indenture; or

                        (ii) the failure by the Issuer on the Final Scheduled Payment Date to reduce the Bond Principal Balance to zero; or

                       (iii) there occurs a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Bond Insurer, or if a Bond Insurer Default exists the Holders of at least 25% of the aggregate Bond Principal Balance of the Outstanding Bonds, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

                        (iv) there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                         (v) there occurs the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the assets of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

                  EVENT OF SERVICER TERMINATION: With respect to the Servicing Agreement, a Servicing Default as defined in Section 6.01 of the Servicing Agreement.

                  EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  EXPENSE FEE RATE: With respect to each Mortgage Loan, the sum of the Servicing Fee Rate, the Indenture Trustee Fee Rate, the Owner Trustee Fee Rate and, if applicable, the CMAC PMI Policy Rate.

                  EXPENSES: The meaning specified in Section 7.02 of the Trust Agreement.

                  FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

                  FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

                  FINAL DISPOSITION: With respect to a defaulted Mortgage Loan, upon a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

                  FINAL SCHEDULED PAYMENT DATE: With respect to the Class A-1 Bonds, the Payment Date in March 2029. With respect to the Class A-2 Bonds, the Payment Date in June 2023.

                  FNMA: The Federal National Mortgage Association, or any successor thereto.

                  FORECLOSURE PROFIT: With respect to a Liquidated Mortgage Loan, the amount, if any, by which (i) the aggregate of its Net Liquidation Proceeds exceeds (ii) the related Principal Balance (plus accrued and unpaid interest thereon at the applicable Mortgage Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Mortgage Loan immediately prior to the final recovery of its Liquidation Proceeds.

                  GRANT: Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

                  GROSS MARGIN: With respect to any Mortgage Loan, the percentage set forth as the "Gross Margin" for such Mortgage Loan on the Mortgage Loan Schedule, as adjusted from time to time in accordance with the terms of the Servicing Agreement.

                  HIGH LTV LOANS: At any time, collectively, all the mortgage loans that have been sold to the Depositor under the Mortgage Loan Sale and Contribution Agreement which have fixed rates and will be secured by second or third liens on the related Mortgage Property.

                  HIGH LTV POOL: The High LTV Loans in the aggregate.

                  HIGH LTV POOL AVAILABLE FUNDS: With respect to any Payment Date, the sum of the following, in each case with respect to the High LTV Loans:

                  (i) each previously undistributed Monthly Payment due after the Cut-off Date received on or prior to the related Determination Date or advanced prior to such Payment Date (other than Monthly Payments due after the related Collection Period, which shall be treated as if received during the Due Period they were due) on each Outstanding Mortgage Loan in the High LTV Pool (less the related Servicing Fees, any subservicing fees under any Subservicing Agreement and any fees or penalties retained by the Servicer or any subservicer, the fees of the Owner Trustee and the Indenture Trustee and the premium with respect to the related Bond Insurance Policy);

                  (ii) all proceeds of any High LTV Loan repurchased during the related Collection Period (or deemed to have been so repurchased in accordance with the Servicing Agreement) pursuant to the Servicing Agreement and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan pursuant to the Servicing Agreement during the related Collection Period; and

                  (iii) all other unscheduled collections (including, without limitation, Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Collection Period (or deemed to have been so received) to the extent applied by the Master Servicer as recoveries of principal of the related High LTV Loan pursuant to the Servicing Agreement;

                  (iv) interest on amounts in the Collection Account in respect of deposits from the High LTV Loans;

                  (v) any fees or penalties on the High LTV Loans, including prepayment penalties and assumption fees, not retained by any Subservicer pursuant to the terms of the related Subservicing Agreement;

                  (vi) any amounts received with respect to a High LTV Loan that was 180 or more days delinquent in payment of interest (including amounts with respect to principal); and

                  (vii) the High LTV Pool Cap Contract Payment Amount;

         MINUS

                  (viii) expenses incurred by and reimbursable to the Master Servicer or the Depositor pursuant to the Servicing Agreement or otherwise, or in connection with enforcing any repurchase, substitution or indemnification obligation of the Seller (other than an Affiliate of the Depositor) in respect of a High LTV Loan;

                  (ix) amounts expended by the Master Servicer (a) pursuant to the Servicing Agreement in good faith in connection with the restoration of property related to a High LTV Loan damaged by an Uninsured Cause, and (b) in connection with the liquidation of a High LTV Loan or disposition of an REO Property related to a High LTV Loan to the extent not otherwise reimbursed to the Master Servicer pursuant to the Servicing Agreement; and

                           (x) if the Bonds have been declared due and payable
                  following an Event of Default on such Payment Date, any amounts owed to the Indenture Trustee by the Issuer pursuant to Section 6.07 of the Indenture.

                  HIGH LTV POOL BASIS RISK SHORTFALL: On each Payment Date, the excess, if any, of (x) Accrued Bond Interest on the Class A-2 Bonds calculated pursuant to clause (i) of the definition of Bond Interest Rate thereof over (y) interest accrued on the related Mortgage Loans at the Class A-2 Available Funds Rate.

                  HIGH LTV POOL BASIS RISK SHORTFALL CARRY-FORWARD AMOUNT: For any Payment Date, an amount equal to the aggregate amount of High LTV Pool Basis Risk Shortfall for the Class A-2 Bonds on such Payment Date, plus any unpaid High LTV Pool Basis Risk Shortfall from prior Payment Dates, plus interest thereon at the related Bond Interest Rate for such Payment Date, to the extent previously unreimbursed by the High LTV Pool Net Monthly Excess Cash Flow.

                  HIGH LTV POOL CAP CONTRACT PAYMENT AMOUNT: With respect to any Payment Date, the amount payable by the Cap Counterparty under the Cap Contract based upon the Confirmation attached as Exhibit I and related to Transaction 1736/1827/1828/1829/1830.

                  HIGH LTV POOL EXCESS OVERCOLLATERALIZATION AMOUNT: With respect to any Payment Date, the excess, if any, of (a) the High LTV Pool Overcollateralization Amount that would apply on such Payment Date after taking into account all distributions to be made on such Payment Date over (b) the High LTV Pool Required Overcollateralization Amount for such Payment Date.

                  HIGH LTV POOL INSURED AMOUNT: Shall have the meaning assigned to the term "Insured Amount" in the Bond Insurance Policy applicable to the Class A-2 Bonds.

                  HIGH LTV POOL NET MONTHLY EXCESS CASH FLOW: For any Payment Date, the amount as defined in Section 3.05(c)(iv) of the Indenture.

                  HIGH LTV POOL OVERCOLLATERALIZATION AMOUNT: As of any Payment Date, the excess, if any, of (a) the aggregate Principal Balances of the High LTV Loans immediately following such Payment Date over (b) the Bond Principal Balance of the Class A-2 Bonds as of such Payment Date (after taking into account the payments to the Class A-2 Bonds of the High
LTV Pool Principal Payment Amount).

                  HIGH LTV POOL OVERCOLLATERALIZATION DEFICIT: As of any Payment Date, the excess, if any, of (a) the Bond Principal Balance of the Class A-2 Bonds as of such Payment Date (after taking into account the payments to the Class A-2 Bonds of the High LTV Pool Principal Payment Amount) over (b) the aggregate Principal Balances of the High LTV Loans immediately following such Payment Date.

                  HIGH LTV POOL OVERCOLLATERALIZATION INCREASE AMOUNT: On any Payment Date, an amount equal to the lesser of (i) the High LTV Pool Available Funds and any Insured Amount and Reserve Fund Release Amount in respect of the Class A-2 Bonds after distributions pursuant to Section 3.05(c)(i) through (iii) of the Indenture and (ii) the excess of (a) the High LTV Pool Required Overcollateralization Amount for such Payment Date over (b) the High LTV Pool Overcollateralization Amount that would apply on such Payment Date after taking into account all distributions to be made on such Payment Date.

                  HIGH LTV POOL OVERCOLLATERALIZATION REDUCTION AMOUNT: As of any Payment Date, any High LTV Pool Excess Overcollateralization Amount as of such Payment Date after distribution of the High LTV Pool Principal Payment Amount on such Payment Date.

                  HIGH LTV POOL PRINCIPAL PAYMENT AMOUNT: With respect to any Payment Date, the sum of the following, in each case with respect to the High LTV Loans:

                  (i) the principal portion of each previously undistributed Monthly Payment due after the Cut-Off Date received on or prior to the related Determination Date or advanced prior to such Payment Date (other than Monthly Payments due after the related Collection Period, which shall be treated as if received during the Due Period they were due) on each Outstanding Mortgage Loan in the High LTV Pool;

                  (ii) the principal portion of all proceeds of any High LTV Loan repurchased during the related Collection Period (or deemed to have been so repurchased in accordance with the Servicing Agreement) pursuant to the Servicing Agreement and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan pursuant to the Servicing Agreement during the related Collection Period;

                  (iii) the principal portion of all other unscheduled collections (including, without limitation, Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Collection Period (or deemed to have been so received) to the extent applied by the Master Servicer as recoveries of principal of the related High LTV Loan pursuant to the Servicing Agreement; and

                  (iv) the portion of any High LTV Pool Insured Amount or Reserve Fund Release Amount for such Payment Date in respect of any High LTV Pool Overcollateralization
         Deficit;

         MINUS

                  (v) the amount of any High LTV Pool Overcollateralization Reduction Amount for such Payment Date.

                  HIGH LTV POOL NET MONTHLY EXCESS CASH FLOW: For any Payment Date, the amount as defined in Section 3.05(c)(iv) of the Indenture.

                  HIGH LTV POOL REQUIRED OVERCOLLATERALIZATION AMOUNT: With respect to any Payment Date, (i) prior to the High LTV Pool Step-Down Date, 16.50% of the High LTV Pool Cut-off Date Balance, and (ii) on or after the High LTV Pool Step-Down Date, the greater of (x) 33.00% of the then current aggregate Principal Balance of the High LTV Loans as of the end of the related Due Period and (y) 3.00% of the High LTV Pool Cut-off Date Balance; provided that the High LTV Pool Required Overcollateralization Amount shall not be reduced on any Payment Date after the Step-Down Date unless (i) cumulative losses on the High LTV Loans are less than 7.00% of the High LTV Pool Cut-off Date Balance in March 2003 (or 8.00% and 9.00% in March 2004, and March 2005 or thereafter, respectively), and (ii) the average losses on the High LTV Loans over the past six Payment Dates is less than one-half of the average High LTV Pool Net Monthly Excess Cash Flow over the past six Payment Dates; and provided further, that the High LTV Pool Required Overcollateralization Amount shall be unlimited on any Payment Date where the aggregate Realized Losses for the prior twelve months exceeds 5.00% of the aggregate Principal Balance of the High LTV Loans as of the first day of such twelve-month period.

                  HIGH LTV POOL RESERVE FUND ADDITION: With respect to any Payment Date, if, following distributions to be made with respect to such Payment Date, the High LTV Pool Overcollateralization Amount is equal to the High LTV Pool Required Overcollateralization Amount, the excess, if any, of (i) the sum of ARM Pool Required Overcollateralization Amount and the High LTV Pool Required Overcollateralization Amount over (ii) the sum of ARM Pool Overcollateralization Amount, the High LTV Pool Overcollateralization Amount and the amount in the Reserve Fund.

                  HIGH LTV POOL STEP-DOWN DATE: The later of (i) the first Payment Date occurring after February 2003 and (ii) the first Payment Date on which the Principal Balance of the High LTV Loans is equal to or less than 50% of the High LTV Pool Cut-off Date Balance.

                  IMPAC HOLDINGS: Impac Mortgage Holdings, Inc. (formerly known as Imperial Credit Mortgage Holdings, Inc.), a Maryland corporation, and its successors and assigns.

                  INDEMNIFIED PARTY: The meaning specified in Section 7.02 of the Trust Agreement.

                  INDENTURE: The indenture dated as of February 26, 1999, between the Issuer, as debtor, and the Indenture Trustee, as Indenture Trustee, relating to the Impac CMB Trust Series 1999-1 Bonds.

                  INDENTURE TRUSTEE: LaSalle National Bank, and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

                  INDENTURE TRUSTEE FEE: With respect to each Mortgage Loan and any Payment Date the product of (i) the Indenture Trustee Fee Rate divided by 12 and (ii) the Principal Balance of such Mortgage Loans as of the first day of the related Due Period (with respect to an ARM Loan) or Collection Period (with respect to a High LTV Loan).

                  INDENTURE TRUSTEE FEE RATE: 0.0125% per annum.

                  INDEPENDENT: When used with respect to any specified Person, the Person (i) is in fact independent of the Issuer, any other obligor on the Bonds, the Seller, the Issuer, the Depositor and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Issuer, the Depositor or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Seller, the Issuer, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  INDEPENDENT CERTIFICATE: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Request and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

                  INDEX: With respect to any ARM Loan, the index for the adjustment of the Mortgage Rate set forth as such on the related Mortgage Note.

                  INITIAL BOND PRINCIPAL BALANCE: With respect to the Class A-1 Bonds, $64,875,807.00, and with respect to the Class A-2 Bonds, $121,203,862.00.

                  INITIAL SUBSERVICER: With respect to the Mortgage Loans, Wendover.

                  INSOLVENCY EVENT: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due or the admission by such Person in writing (as to which the Indenture Trustee shall have notice) of its inability to pay its debts generally, or the adoption by the Board of Directors or managing member of such Person of a resolution which authorizes action by such Person in furtherance of any of the foregoing.

                  INSURANCE AGREEMENT: The Insurance and Indemnity Agreement dated as of February 26, 1999, among the Master Servicer, the Seller, the Depositor, the Issuer, Impac Holdings, the Indenture Trustee and the Bond Insurer, including any amendments and supplements thereto.

                  INSURANCE PROCEEDS: Proceeds paid by any insurer pursuant to any insurance policy covering a Mortgage Loan which are required to be remitted to the Master Servicer, net of any component thereof (i) covering any expenses incurred by or on behalf of the Master Servicer in connection with obtaining such proceeds, (ii) that is applied to the restoration or repair of the related Mortgaged Property or (iii) released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures.

                  INSURED AMOUNT: An ARM Pool Insured Amount or High LTV Pool Insured Amount, as applicable.

                  INTEREST DETERMINATION DATE: With respect to any Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

                  INTEREST RATE ADJUSTMENT DATE: With respect to each ARM Loan, the date or dates on which the Mortgage Rate is adjusted in accordance with the related Mortgage Note.

                  INVESTMENT COMPANY ACT: The Investment Company Act of 1940, as amended, and any amendments thereto.

                  ISSUER: Impac CMB Trust Series 1999-1, a Delaware business trust, or its successor in interest.

                  ISSUER REQUEST: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and approved in writing by the Bond Insurer, so long as no Bond Insurer Default exists, and delivered to the Indenture Trustee.

                  LIBOR BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

                  LIEN: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agree ment, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; PROVIDED, HOWEVER, that any assignment pursuant to Section 6.02 of the Servicing Agreement shall not be deemed to constitute a Lien.

                  LIFETIME RATE CAP: With respect to each ARM Loan with respect to which the related Mortgage Note provides for a lifetime rate cap, the maximum Mortgage Rate permitted over the life of such Mortgage Loan under the terms of such Mortgage Note, as set forth on the Mortgage Loan Schedule and initially as set forth on Exhibit A to the Servicing Agreement.

                  LIQUIDATED MORTGAGE LOAN: With respect to any Payment Date, any Mortgage Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified in the Servicing Agreement, as of the end of the related Due Period that substantially all Liquidation Proceeds which it reasonably expects to recover with respect to the disposition of the related Mortgaged Property or REO Property have been recovered. In addition, the Master Servicer will treat any High LTV Loan that is 180 days or more delinquent as having been finally liquidated.

                  LIQUIDATION EXPENSES: Out-of-pocket expenses (exclusive of overhead) which are incurred by or on behalf of the Master Servicer in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy, such expenses including, without limitation, legal fees and expenses, any unreimbursed amount expended (including, without limitation, amounts advanced to correct defaults on any mortgage loan which is senior to such Mortgage Loan and amounts advanced to keep current or pay off a mortgage loan that is senior to such Mortgage Loan) respecting the related Mortgage Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage.

                  LIQUIDATION PROCEEDS: Proceeds (including Insurance Proceeds) received in connection with the liquidation of any Mortgage Loan or related REO Property, whether through trustee's sale, foreclosure sale or otherwise.

                  LOAN-TO-VALUE RATIO: With respect to any Mortgage Loan, as of any date of determination, a fraction expressed as a percentage, the numerator of which is the then current principal amount of the Mortgage Loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

                  LOAN YEAR: With respect to any ARM Loan, the one year period commencing on the day succeeding the origination of such Mortgage Loan and ending on the anniversary date of such Mortgage Loan, and each annual period thereafter.

                  LONDON BUSINESS DAY: Any day on which banks in the City of London, England are open and conducting transactions in United States dollars.

                  LOST NOTE AFFIDAVIT: With respect to any Mortgage Loan as to which the original Mortgage Note has been lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note).

                  MASTER SERVICER: Impac Funding Corporation, a California corporation, and its successors and assigns.

                  MASTER SERVICING FEE: With respect to each Mortgage Loan and any Payment Date the product of (i) the Servicing Fee Rate divided by 12 and
(ii) the Principal Balance of such Mortgage Loans as of the first day of the related Due Period (with respect to an ARM Loan) or Collection Period (with respect to a High LTV Loan).

                  MASTER SERVICING FEE RATE: With respect to any Mortgage Loan, 0.05% per annum.

                  MAXIMUM CLASS A-1 BOND RATE: 12.25% per annum.

                  MAXIMUM CLASS A-2 BOND RATE: 15.00% per annum.

                  MAXIMUM MORTGAGE RATE: With respect to each ARM Loan, the maximum Mortgage Rate.

                  MINIMUM MORTGAGE RATE: With respect to each ARM Loan, the minimum Mortgage Rate.

                  MONTHLY PAYMENT: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for partial Prepayments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period).

                  MOODY'S: Moody's Investors Service, Inc. or its successor in interest.

                  MORTGAGE: The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple interest in real property securing a Mortgage Loan.

                  MORTGAGE FILE: The file containing the Related Documents pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to the Mortgage Loan Sale and Contribution Agreement or the Servicing Agreement.

                  MORTGAGE LOAN SALE AND CONTRIBUTION AGREEMENT: The Mortgage Loan Sale and Contribution Agreement, dated as of the Cut-Off Date, between the Seller, as seller, and the Purchaser, as purchaser, relating to the sale, transfer and assignment of the Mortgage Loans.

                  MORTGAGE LOAN SCHEDULE: With respect to any date, the schedule of Mortgage Loans held by the Issuer on such date. The initial schedule of Mortgage Loans as of the Cut-Off Date is the schedule set forth in Exhibit A of the Servicing Agreement, which schedule sets forth as to each Mortgage Loan:

                (i)        the loan number and name of the Mortgagor;

               (ii) the street address, city, state and zip code of the Mortgaged Property;

              (iii)        the original Mortgage Rate;

               (iv)        the maturity date;

                (v)        the original principal balance;

               (vi)        the first payment date;

              (vii)        the type of Mortgaged Property;

             (viii)        the Monthly Payment in effect as of the Cut-Off Date;

               (ix)        the Cut-off Date Principal Balance;

                (x)        the Index and the Gross Margin, if applicable;

               (xi) the Adjustment Date frequency and Payment Date frequency, if applicable;

              (xii)        the occupancy status;

             (xiii)        the purpose of the Mortgage Loan;

              (xiv)        the Appraised Value of the Mortgaged Property;

               (xv) (A) the original term to maturity and (B) if such Mortgage Loan is a Balloon Loan, the amortization term thereof;

              (xvi)        the paid-through date of the Mortgage Loan;

             (xvii) whether the Mortgage Loan is a Balloon Mortgage Loan or a Mortgage Loan the terms of which do not provide for a Balloon Payment;

            (xviii) the Loan-to-Value Ratio or Combined Loan-to-Value Ratio (as applicable);

              (xix) whether such Mortgage Loan is a CondoSelect Loan, High LTV Loan, or Convertible Mortgage Loan; and

               (xx) whether or not the Mortgage Loan was underwritten pursuant to a limited documentation program.

                  The Mortgage Loan Schedule shall also set forth the total of the amounts described under (ix) above for all of the Mortgage Loans.

                  MORTGAGE LOANS: At any time, collectively, all the mortgage loans that have been sold to the Depositor under the Mortgage Loan Sale and Contribution Agreement or substituted for pursuant to Section 2.1 and 3.1 of the Mortgage Loan Sale and Contribution Agreement and transferred and conveyed to the Issuer and contributed to the Trust, in each case together with the Related Documents, and that remain subject to the terms thereof.

                  MORTGAGE NOTE: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

                  MORTGAGE RATE: With respect to any Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan.

                  MORTGAGED PROPERTY: The underlying property, including real property and improvements thereon, securing a Mortgage Loan.

                  MORTGAGOR: The obligor or obligors under a Mortgage Note.

                  NET DELINQUENCY AMOUNT: With respect to any Payment Date, the excess, if any, of (x) the product of 1.20 and the Six-Month Rolling Delinquency Average over (y) the aggregate of the Net Monthly Excess Interest Amount for the three preceding Payments Dates.

                  NET LIQUIDATION PROCEEDS: With respect to any Liquidated Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

                  NET MORTGAGE RATE: With respect to any Mortgage Loan and any day, the related Mortgage Rate less the Expense Fee Rate.

                  NONRECOVERABLE ADVANCE: Any advance (i) which was previously made or is proposed to be made by the Master Servicer; and (ii) which, in the good faith judgment of the Master Servicer, will not or, in the case of a proposed advance, would not, be ultimately recoverable by the Master Servicer from Liquidation Proceeds, Insurance Proceeds or future payments on any Mortgage Loan. The Indenture Trustee may conclusively rely on any determination of nonrecoverability made by the Master Servicer.

                  OFFICER'S CERTIFICATE: With respect to the Master Servicer, a certificate signed by the President, Managing Director, a Director, a Vice President or an Assistant Vice President, of the Master Servicer and delivered to the Indenture Trustee. With respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

                  ONE-MONTH LIBOR: With respect to the first Accrual Period, 4.9400% per annum and with respect to any Accrual Period other than the first Accrual Period, the rate determined by the Indenture Trustee on the related Interest Determination Date on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. On each Interest Determination Date, One-Month LIBOR for the related Accrual Period will be established by the Indenture Trustee as follows:

                (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).

               (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (i) One-Month LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

                  OPINION OF COUNSEL: A written opinion of counsel acceptable to the Bond Insurer in its reasonable discretion who may be in-house counsel for the Master Servicer if acceptable to the Indenture Trustee, the Bond Insurer and the Rating Agencies or counsel for the Depositor, as the case may be.

                  ORIGINAL VALUE: Except in the case of a refinanced Mortgage Loan, the lesser of the Appraised Value or sales price of Mortgaged Property at the time a Mortgage Loan is closed, and for a refinanced Mortgage Loan, the Original Value is the value of such property set forth in an appraisal acceptable to the Master Servicer.

                  OUTSTANDING: With respect to the Bonds, as of the date of determination, all Bonds theretofore executed, authenticated and delivered under this Indenture except:

                         (i) Bonds theretofore canceled by the Bond Registrar or delivered to the Indenture Trustee for cancellation; and

                        (ii) Bonds in exchange for or in lieu of which other Bonds have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Bonds are held by a holder in due course;

all Bonds that have been paid with funds provided under the related Bond Insurance Policy shall be deemed to be Outstanding until the Bond Insurer has been reimbursed with respect thereto.

                  OUTSTANDING MORTGAGE LOAN: As to any Due Date, a Mortgage Loan (including an REO Property) which was not (i) the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to the Servicing Agreement or (ii) with respect to a High LTV Loan, 180 days or more delinquent during any preceding Collection Period as of such Payment Date.

                  OWNER TRUST ESTATE: The corpus of the Issuer created by the Trust Agreement which consists of items referred to in Section 2.01 of the Trust Agreement.

                  OWNER TRUSTEE: Wilmington Trust Company and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

                  OWNER TRUSTEE FEE: With respect to any Payment Date the product of (i) the Owner Trustee Fee Rate divided by 12 and (ii) the Principal Balance of such Mortgage Loans as of the first day of the related Due Period (with respect to an ARM Loan) or Collection Period (with respect to a High LTV Loan).

                  OWNER TRUSTEE FEE RATE: 0.0017% per annum.

                  PAYING AGENT: Any paying agent or co-paying agent appointed pursuant to Section 3.03 of the Indenture, which initially shall be the Indenture Trustee.

                  PAYMENT ACCOUNT: The account established by the Indenture Trustee pursuant to Section 3.01 of the Indenture. The Payment Account shall be an Eligible Account.

                  PAYMENT DATE: The 25th day of each month, or if such day is not a Business Day, then the next Business Day.

                  PERCENTAGE INTEREST: With respect to any Bond, the percentage obtained by dividing the Bond Principal Balance of such Bond by the aggregate of the Bond Principal Balances of all Bonds. With respect to any Certificate, the percentage on the face thereof.

                  PERIODIC RATE CAP: With respect to any ARM Loan, the maximum rate, if any, by which the Mortgage Rate on such Mortgage Loan can adjust on any Adjustment Date, as stated in the related Mortgage Bond or Mortgage.

                  PERSON: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  POLICY PREMIUM RATE: With respect to any Payment Date, the rate per annum at which the Premium Amount for the related Bond Insurance Policy accrues, as specified in the Insurance Agreement.

                  POOL BALANCE: With respect to any date of determination, the aggregate of the Principal Balances of all Mortgage Loans as of such date.

                  PREFERENCE AMOUNT: Any amount previously distributed to an Owner on the Bonds that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

                  PREMIUM AMOUNT: The amount of premium due to the Bond Insurer in accordance with the terms of the Insurance Agreement.

                  PREPAYMENT INTEREST SHORTFALL: As to any Payment Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Collection Period, an amount equal to the excess of interest


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



accrued during the related Collection Period at the Mortgage Rate (less the Servicing Fee Rate) on the Principal Balance of such Mortgage Loan over the sum of the amount of interest (less interest at the related Expense Fee Rate) paid by the Mortgagor for such Collection Period to the date of such Principal Prepayment in Full and any Advances made by the Master Servicer pursuant to
Section 4.04 of the Servicing Agreement or (b) a partial Principal Prepayment during the related Collection Period, an amount equal to the interest at the Mortgage Rate (less the Servicing Fee Rate) during the related Collection Period on the amount of such partial Principal Prepayment.

                  PREPAYMENT PERIOD: With respect to each ARM Loan and any Payment Date, the prior calendar month.

                  PRIMARY INSURANCE POLICY: Each primary policy of mortgage guaranty insurance issued by a Qualified Insurer or any replacement policy therefor, including the CMAC PMI Policy.

                  PRINCIPAL BALANCE: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the Cut-off Date Principal Balance of the Mortgage Loan, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Payment Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with the Servicing Agreement with respect to such Mortgage Loan or REO Property, and (c) if such Mortgage Loan or related REO Property is an ARM Loan, any Realized Loss with respect thereto, in each case to the extent paid, distributed or applied on any previous Payment Date; provided, that any High LTV Loan that becomes 180 or more days delinquent shall be treated as if it had a Principal Balance of zero.

                  PRINCIPAL PREPAYMENT: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

                  PRINCIPAL PREPAYMENT IN FULL: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

                  PROCEEDING: Any suit in equity, action at law or other judicial or administrative proceeding.

                  PROSPECTUS: The Prospectus Supplement, dated February 23, 1999, together with the attached Prospectus, dated February 23, 1999.



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



                  PURCHASE PRICE: The meaning specified in Section 2.2(a) of the Mortgage Loan Sale and Contribution Agreement.

                  PURCHASER: IMH Assets Corp., a California corporation, and its successors and assigns.

                  QUALIFIED INSURER: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as an insurer by the Master Servicer and as a FNMA-approved mortgage insurer.

                  RATING AGENCY: Any nationally recognized statistical rating organization, or its successor, that rated the Bonds at the request of the Depositor at the time of the initial issuance of the Bonds. Initially, Standard & Poor's or Moody's. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, designated by the Bond Insurer so long as no Bond Insurer Default exists, notice of which designation shall be given to the Indenture Trustee. References herein to the highest short term unsecured rating category of a Rating Agency shall mean A-1 or better in the case of Standard & Poor's and P-1 or better in the case of Moody's and in the case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean "AAA" in the case of Standard & Poor's and "Aaa" in the case of Moody's and in the case of any other Rating Agency, such equivalent rating.

                  REALIZED LOSS: With respect to each Mortgage Loan (or REO Property) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Bondholders up to the last day of the month in which the Cash Liquidation (or REO Disposition) occurred on the Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances or expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction. With respect to each High LTV Loan (or related REO Property) which


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



became 180 or more days delinquent, an amount equal to the Principal Balance of such High LTV Loan (or related REO Property) as of such date.

                  RECORD DATE: With respect to the Bonds and any Payment Date, the last day of the calendar month preceding such Payment Date.

                  REFERENCE BANKS: Bankers Trust Company, Barclay's Bank PLC, The Bank of Tokyo and National Westminster Bank PLC and their successors in interest; PROVIDED that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Indenture Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Company or any Affiliate thereof, (iii) whose quotations appear on the Reuters Screen LIBO Page on the relevant Interest Determination Date and (iv) which have been designated as such by the Indenture Trustee.

                  REGISTERED HOLDER: The Person in whose name a Bond is registered in the Bond Register on the applicable Record Date.

                  RELATED DOCUMENTS: With respect to each Mortgage Loan, the documents specified in Section 2.1(b) of the Mortgage Loan Sale and Contribution Agreement and any documents required to be added to such documents pursuant to the Mortgage Loan Sale and Contribution Agreement, the Trust Agreement, Indenture or the Servicing Agreement.

                  RELIEF ACT: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                  RELIEF ACT SHORTFALL: As to any Payment Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property), any shortfalls relating to the Relief Act or similar legislation or regulations.

                  REO ACQUISITION: The acquisition by the Master Servicer on behalf of the Indenture Trustee for the benefit of the Bondholders of any REO Property pursuant to Section 3.13 of the Servicing Agreement.

                  REO DISPOSITION: As to any REO Property, a determination by the Master Servicer that it has received substantially all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

                  REO IMPUTED INTEREST: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been Outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period as such balance is reduced pursuant to Section 3.13 of the Servicing Agreement by any income from the REO Property treated as a recovery of principal.

                  REO PROCEEDS: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which proceeds are required to be deposited into the Collection Account only upon the related REO Disposition.

                  REO PROPERTY: A Mortgaged Property that is acquired by the Issuer by foreclosure or by deed in lieu of foreclosure.

                  REPURCHASE EVENT: With respect to any Mortgage Loan, either
(i) a discovery that, as of the Closing Date the related Mortgage was not a valid lien on the related Mortgaged Property subject only to (A) the lien of real property taxes and assessments not yet due and payable, (B) covenants, conditions, and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage and such other permissible title exceptions as are permitted and (C) other matters to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the related Mortgaged Property or
(ii) with respect to any Mortgage Loan as to which the Seller delivers an affidavit certifying that the original Mortgage Note has been lost or destroyed, a subsequent default on such Mortgage Loan if the enforcement thereof or of the related Mortgage is materially and adversely affected by the absence of such original Mortgage Note.

                  REPURCHASE PRICE: With respect to any Mortgage Loan required to be repurchased on any date pursuant to the Mortgage Loan Sale and Contribution Agreement or purchased by the Master Servicer pursuant to the Servicing Agreement, an amount equal to the sum, without duplication, of (i) 100% of the Principal Balance thereof (without reduction for any amounts charged off) and (ii) unpaid accrued interest at the Mortgage Rate on the outstanding principal balance thereof from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month of purchase plus
(iii) the amount of unreimbursed Advances or unreimbursed Servicing Advances made with respect to such Mortgage Loan plus (iv) any other amounts owed to the Master Servicer or the Subservicer pursuant to Section 3.07 of the Servicing Agreement and not included in clause (iii) of this definition.

                  RESERVE FUND RELEASE AMOUNT: With respect to any Payment Date, the lesser of (i) the amount in the Reserve Fund immediately prior to such Payment Date and (ii) the sum of any ARM Pool Overcollateralization Deficit, any High LTV Pool Overcollateralization Deficit and any amount remaining unpaid to the Bond Insurer pursuant to Section 3.05(b)(iii) and Section 3.05(c)(iii) of the Indenture that would exist after the distribution of the ARM Pool Available Funds and High LTV Pool Available Funds for such Payment Date.

                  RESERVE FUND CERTIFICATE PAYMENT AMOUNT: Following the distributions pursuant to Section 3.05(b), 3.05(c), 3.05(h) and 5.02 of the Indenture, an amount equal to the excess, if any, of (i) the sum of the ARM Pool Overcollateralization Amount, the High LTV Pool Overcollateralization Amount and the amount in the Reserve Fund over (ii) the sum of ARM Pool Required Overcollateralization Amount and the High LTV Pool Required
Overcollateralization Amount.

                  RESERVE FUND: The Eligible Account established pursuant to
Section 3.11 of the Indenture.

                  RESERVE INTEREST RATE: With respect to any Interest Determination Date, the rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month United States dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Indenture Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on such Interest Determination Date to leading European banks.

                  RESPONSIBLE OFFICER: With respect to the Indenture Trustee, any officer of the Indenture Trustee with direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  REUTERS SCREEN LIBO PAGE: The display designated as page "LIBO" on the Reuter Monitor Money Rate Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London Interbank Offered Rates of major banks.)

                  ROLLING DELINQUENCY PERCENTAGE: For any Payment Date, the average of the Delinquency Percentages for the Mortgage Loans as of the last day of each of the six (or 1, 2, 3, 4, and 5 in the case of the first five Payment Dates, as applicable) most recently ended Due Periods.

                  SECURITIES ACT: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  SECURITIES INTERMEDIARY: LaSalle National Bank, or its successors and assigns.

                  SECURITY: Any of the Certificates or Bonds.

                  SECURITYHOLDER or HOLDER: Any Bondholder or a
Certificateholder.

                  SECURITY INSTRUMENT: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

                  SELLER: Impac Mortgage Holdings, Inc. (formerly known as Imperial Credit Mortgage Holdings, Inc.), a Maryland corporation, and its successors and assigns.

                  SERVICING ACCOUNT: The separate trust account created and maintained by the Master Servicer or each Subservicer with respect to the Mortgage Loans or REO Property, which shall be an Eligible Account, for collection of taxes, assessments, insurance premiums and comparable items as described in Section 3.08 of the Servicing Agreement.

                  SERVICING ADVANCES: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event in the performance by the Master Servicer of its servicing obligations, including, without duplication, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Sections 3.10, 3.11, 3.13 of the Servicing Agreement.

                  SERVICING AGREEMENT: The Servicing Agreement dated as of February 1, 1999, among the Master Servicer, the Issuer and the Indenture Trustee.

                  SERVICING CERTIFICATE: A certificate completed and executed by a Servicing Officer on behalf of the Master Servicer in accordance with Section
4.01 of the Servicing Agreement.

                  SERVICING DEFAULT: The meaning assigned in Section 6.01 of the Servicing Agreement.

                  SERVICING FEE: The sum of the Master Servicing Fee and the Subservicing Fee.

                  SERVICING FEE RATE: The sum of the Master Servicing Fee Rate and the related Subservicing Fee Rate.

                  SERVICING OFFICER: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee by the Master Servicer, as such list may be amended from time to time.

                  SINGLE BOND:  A Bond in the amount of $1,000.

                  SIX-MONTH ROLLING DELINQUENCY AVERAGE: With respect to each Payment Date, the average of the Sixty-Day Delinquency Amounts for each of the six immediately preceding Due Periods.

                  SIXTY-DAY DELINQUENCY AMOUNT: With respect to any Due Period, an amount equal to the aggregate Principal Balance of the Mortgage Loans that are sixty or more days delinquent in payment of principal and interest as of the immediately preceding Determination Date (including Mortgage Loans that are in foreclosure and Mortgage Loans which are REO Properties).

                  STANDARD & POOR'S: Standard & Poor's Ratings Service, or its successor in interest.


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



                  STEP-UP DATE: The first Payment Date on which the Issuer can cause the redemption of the Bonds pursuant to Section 8.07 of the Indenture.

                  SUBSERVICER: Any Person with whom the Master Servicer has entered into a Subservicing Agreement as a Subservicer by the Master Servicer and acceptable to the Bond Insurer, including the Initial Subservicer.

                  SUBSERVICING ACCOUNT: An Eligible Account established or maintained by a Sub servicer as provided for in Section 3.06(e) of the Servicing Agreement.

                  SUBSERVICING AGREEMENT: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02 of the Servicing Agreement.

                  SUBSERVICING FEE: With respect to each Mortgage Loan and any Payment Date the product of (i) the Subservicing Fee Rate divided by 12 and (ii) the Principal Balance of such Mortgage Loans as of the first day of the related Due Period (with respect to an ARM Loan) or
Collection Period (with respect to a High LTV Loan).

                  SUBSERVICING FEE RATE: With respect to any ARM Loan, 0.375% per annum. With respect to any High LTV Loan, 0.70% per annum.

                  SUBSTITUTION ADJUSTMENT AMOUNT: With respect to any Eligible Substitute Mortgage Loan, the amount as defined in Section 2.03 of the Servicing Agreement.

                  TELERATE SCREEN PAGE 3750: The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be selected by the Issuer after consultation with the Indenture Trustee), the rate will be the Reference Bank Rate.

                  TREASURY REGULATIONS: Regulations, including proposed or temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

                  TRUST: The Impac CMB Trust Series 1999-1 to be created pursuant to the Trust Agreement.

                  TRUST AGREEMENT: The Amended and Restated Trust Agreement dated as of February 26, 1999, among the Owner Trustee, the Depositor and LaSalle National Bank, as certificate registrar and certificate paying agent, relating to the Trust.

                  TRUST ESTATE: The meaning specified in the Granting Clause of the Indenture.

                  TRUST INDENTURE ACT OR TIA: The Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.

                  UCC: The Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

                  UNINSURED CAUSE: Any cause of damage to property subject to a Mortgage that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

                  UNPAID INTEREST SHORTFALL: With respect to the Class A-1 Bonds and each Payment Date, any Accrued Bond Interest remaining unpaid as to such class of Bonds as a result of the insufficiency of the ARM Pool Available Funds, plus any such shortfall for all prior Payment Dates, and plus interest thereon at the related Bond Interest Rate for such Payment Date. Unpaid Interest Shortfall with respect to the Class A-1 Bonds shall not include any shortfalls that result in any ARM Pool Basis Risk Shortfall Carry-Forward Amount. With respect to the Class A-2 Bonds and each Payment Date, any Accrued Bond Interest remaining unpaid as to such class of Bonds as a result of the insufficiency of the High LTV Pool Available Funds, plus any such shortfall for all prior Payment Dates, and plus interest thereon at the related Bond Interest Rate for such Payment Date. Unpaid Interest Shortfall with respect to the Class A-2 Bonds shall not include any shortfalls that result in any High LTV Pool Basis Risk Shortfall Carry-Forward Amount.

                  WENDOVER: Wendover Funding, Inc., or its successor in interest.


                                       38